Exhibit 4.37

AMENDMENT AND RESTATEMENT AGREEMENT

dated June 22, 2011

between, amongst others,

MELCO CROWN GAMING (MACAU) LIMITED

as the Company

with

DEUTSCHE BANK AG, HONG KONG BRANCH

acting as Agent

and

DB TRUSTEES (HONG KONG) LIMITED

acting as Security Agent

FIFTH AMENDMENT AGREEMENT IN RESPECT

OF THE SENIOR FACILITIES AGREEMENT

CONTENTS

Clause	Page

1. Definitions and Interpretation	2

2. Prepayments and Cancellation	3

3. Transfer By Novation	4

4. Amendment	6

5. Representations	6

6. Continuity and Further Assurance	10

7. Waiver and Consent	10

8. Failure to Pre-fund	10

9. Resignation of MPEL (Delaware) LLC	11

10. Miscellaneous	11

11. Governing Law	12

Schedule 1 Conditions Precedent

Schedule 2 Security Amendments and Confirmations

Schedule 3 Amended Senior Facilities Agreement

Schedule 4 The Transfer Parties

Schedule 5 Commitments and Loans

Signatures

THIS AGREEMENT is dated June 22, 2011 and made

BETWEEN:

(1)	MELCO CROWN GAMING (MACAU) LIMITED, a company incorporated under the laws of the Macau S.A.R. (registered number 24325 (SO)), whose registered office is at Av. Dr. Mário Soares, n. 25, Edificio Montepio, 1. andar, comp. 13, Macau (the “Company”);

(2)	MPEL (DELAWARE) LLC, a Delaware limited liability company (registered number 4356658), whose registered office is at 32 West Lockerman Square, Suite 210, City of Dover, County of Kent 19904, USA (together with the Company, the “Original Borrowers”);

(3)	THE PARTIES LISTED ON THE SIGNING PAGES AS RELEVANT OBLIGORS (together with the Original Borrowers, the “Relevant Obligors”);

(4)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BANK OF AMERICA, N.A., BANK OF CHINA LIMITED, MACAU BRANCH, COMMERZBANK AG and DEUTSCHE BANK AG, SINGAPORE BRANCH as coordinating lead arrangers and bookrunners (the “Coordinating Lead Arrangers and Bookrunners”);

(5)	THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNING PAGES AS CONTINUING LENDERS (the “Continuing Lenders”);

(6)	THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNING PAGES AS NEW LENDERS (the “New Lenders”);

(7)	THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNING PAGES AS HEDGE COUNTERPARTIES;

(8)	DEUTSCHE BANK AG, HONG KONG BRANCH as facility agent of the other Finance Parties (the “Agent”); and

(9)	DB TRUSTEES (HONG KONG) LIMITED as agent and security trustee for the Secured Parties (the “Security Agent”).

RECITALS:

(A)	Certain of the parties hereto entered into a USD1,750,000,000 Senior Secured Term Loan and Revolving Credit Facilities Agreement dated September 5, 2007 as amended pursuant to a transfer agreement between, inter alios, the Company and the Agent dated October 17, 2007, a Supplemental Deed in respect of the Deed of Appointment between, inter alios, the Company and the Agent dated November 19, 2007, an amendment agreement between, inter alios, the Company and the Agent dated December 7, 2007, a second amendment agreement between, inter alios, the Company and the Agent dated September 1, 2008, a third amendment agreement between, inter alios, the Company and the Agent dated December 1, 2008, a letter agreement between, inter alios, the Company and the Agent dated October 8, 2009 and as further amended pursuant to a fourth amendment agreement between, inter alios, the Company and the Agent dated 10 May 2010 (the “Senior Facilities Agreement”).

(B)	It has also been proposed that certain amendments be made to the Senior Facilities Agreement (as set out below) and certain other Finance Documents (and that certain additional Finance Documents be entered into) in connection with the transactions contemplated by the letters entered into by the Company and the Coordinating Lead Arrangers and Bookrunners on April 21, 2011.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions and incorporation of defined terms

(a)	In this Agreement:

(i)	“Amended Senior Facilities Agreement” means the Senior Facilities Agreement, as amended and restated pursuant to the terms of this Agreement, the terms of which are set out in Schedule 3 (Amended Senior Facilities Agreement);

(ii)	“Effective Date” has the meaning given to it in Clause 4 below;

(iii)	“Relevant Subordinated Creditor” means a person which is party to the Subordination Deed as a Subordinated Creditor and which is not also a Relevant Obligor;

(iv)	“Transferor Lenders” means the persons listed in Part I of Schedule 4 (The Transfer Parties); and

(v)	“Transferee Lenders” means the persons listed in Part II of Schedule 4 (The Transfer Parties).

(b)	Unless a contrary indication appears, a term defined in or by reference in Schedule 3 (Amended Senior Facilities Agreement) or, if not defined in or by reference in the Schedule, the Deed of Priority has the same meaning in this Agreement.

(c)	The principles of construction and rules of interpretation set out in Schedule 3 (Amended Senior Facilities Agreement) shall have effect as if set out in this Agreement.

1.2	Clauses

In this Agreement any reference to a “Clause”, a “Schedule” or a “Party” is, unless the context otherwise requires, a reference to a Clause, a Schedule or a Party to this Agreement.

1.3	Designation

In accordance with the Senior Facilities Agreement, each of the Company and the Agent designate this Agreement as a Finance Document.

1.4	Mandate Documents

(a)	The Company agrees that, without prejudice to paragraph 18.2 of the commitment letter dated April 21, 2011 between the Company and the Coordinating Lead Arrangers and Bookrunners, the obligations of each Coordinating Lead Arranger and Bookrunner under paragraphs 2 (Conditions) and 3 (Underwriting Proportions) thereof shall not survive the entry into of this Agreement.

(b)	Notwithstanding paragraph 4 of the fee letter dated April 21, 2011 between the Company and the Coordinating Lead Arrangers and Bookrunners, the Company agrees with the Coordinating Lead Arrangers and Bookrunners that the fees and all other amounts payable by the Company pursuant to that letter shall be paid on the Effective Date. The provisions of the Mandate Documents shall, save as provided by this Clause, continue in full force and effect (until such time as provided for under such provisions of the Mandate Documents).

2.	PREPAYMENTS AND CANCELLATION

(a)	Each Continuing Lender confirms that upon receipt of the notice of prepayment and cancellation referred to in step 3 of the Funds Flow Memorandum, it irrevocably waives its right to receive and any obligation of any Obligor to make payment of the prepayment and other amounts specified therein and releases and discharges in full each Obligor in respect thereof.

(b)	Each Continuing Lender and the Company agree that, notwithstanding the notice requirements set out in Clause 7.2(a) (Voluntary Cancellation) of the Senior Facilities Agreement, and subject always to Clause 2(d) and Clause 3 below, the notices of prepayment and cancellation from the Company to Lenders (under and as defined in the Senior Facilities Agreement) referred to in step 3 of the Funds Flow Memorandum will, once issued, also constitute notices of cancellation in accordance with Clause 7.2 (Voluntary Cancellation) of the Senior Facilities Agreement in the amounts and in respect of the Facility referred to therein.

(c)	The Agent confirms that it has received evidence satisfactory to it that the Group (as defined in the Senior Facilities Agreement) will have sufficient Working Capital (as defined in the Senior Facilities Agreement) available following the cancellation referred to in Clause 2(b) above.

(d)	Each Continuing Lender and the Company agree that (without prejudice to the validity of the notices of prepayment and cancellation referred to in step 3 of the Funds Flow Memorandum given by the Company to the Lenders under the Senior Facilities Agreement (other than the Continuing Lenders)) the notices of prepayment and cancellation referred to in step 3 of the Funds Flow Memorandum given to the Continuing Lenders shall have no effect.

3.	TRANSFER BY NOVATION

3.1	Commitment increase and reduction

On the Effective Date (and subject to and in accordance with (and in the order set out in) the Funds Flow Memorandum and conditional on the steps set out in the Funds Flow Memorandum occurring on the Effective Date in the order set out therein):

(a)	the aggregate of the Term Loan Facility Commitments of the Transferor Lenders is hereby increased so that it equals US$800,000,000, and such that after such increase and the transfer under Clauses 3.2 (Transfer by novation) and 3.3 (Procedure for transfer by novation), the Term Loan Facility Commitment of each Lender (including, without limitation, any Transferee Lender) is the amount set out beside the name of such Lender under the heading “Term Loan Facility Commitment” in Part I of Schedule 5 (Commitments and Loans); and

(b)	notwithstanding any notice of prepayment or cancellation given by the Company, the aggregate of the Revolving Credit Facility Commitments of the Transferor Lenders is hereby increased so that it equals US$400,000,000, and such that after such increase and the transfer under Clauses 3.2 (Transfer by novation) and 3.3 (Procedure for transfer by novation), the Revolving Credit Facility Commitment of each Lender (including, without limitation, any Transferee Lender) is the amount set out beside the name of such Lender under the heading “Revolving Credit Facility Commitment” in Part I of Schedule 5 (Commitments and Loans).

3.2	Transfer by novation

On the Effective Date (and subject to and in accordance with (and in the order set out in) the Funds Flow Memorandum and conditional on the steps set out in the Funds Flow Memorandum occurring on the Effective Date in the order set out therein), each Transferor Lender shall transfer by novation all or part of its Commitment, its participation in any or all of the Loans, and corresponding rights and obligations under the Senior Facilities Agreement to each Transferee Lender, so that:

(a)	each Transferee Lender will become a Lender under the Amended Senior Facilities Agreement with (i) a Term Loan Facility Commitment as set out beside its name under the heading “Term Loan Facility Commitment” in Part I of Schedule 5 (Commitments and Loans) and (ii) a Revolving Credit Facility Commitment as set out beside its name under the heading “Revolving Credit Facility Commitment” in Part I of Schedule 5 (Commitments and Loans);

(b)	each Transferor Lender’s Term Loan Facility Commitment shall be reduced to the amount set out beside its name under the heading “Term Loan Facility Commitment” in Part I of Schedule 5 (Commitments and Loans), and each Transferor Lender’s Revolving Credit Facility Commitment shall be reduced to the amount set out beside its name under the heading “Revolving Credit Facility Commitment” in Part I of Schedule 5 (Commitments and Loans);

(c)	each Transferee Lender will become a Lender under the Amended Senior Facilities Agreement with (i) an aggregate participation in the Term Loan Facility Loans as set out beside its name under the heading “Term Loan Facility Loans” in Part II of Schedule 5 (Commitments and Loans) and (ii) an aggregate participation in the Revolving Credit Facility Loans as set out beside its name under the heading “Revolving Credit Facility Loans” in Part II of Schedule 5 (Commitments and Loans); and

(d)	each Transferor Lender’s aggregate participation in the Term Loan Facility Loans shall be reduced to the amount set out beside its name under the heading “Term Loan Facility Loans” in Part II of Schedule 5 (Commitments and Loans), and each Transferor Lender’s aggregate participation in the Revolving Credit Facility Loans shall be reduced to the amount set out beside its name under the heading “Revolving Credit Facility Loans” in Part II of Schedule 5 (Commitments and Loans).

3.3	Procedure for transfer by novation

The transfer by novation set out in Clause 3.2 (Transfer by novation) shall take effect on the Effective Date (subject to and in accordance with (and in the order set out in) the Funds Flow Memorandum and conditional on the steps set out in the Funds Flow Memorandum occurring on the Effective Date in the order set out therein) so that:

(a)	to the extent that in Clause 3.2 (Transfer by novation) a Transferor Lender seeks to transfer by novation its rights and obligations under the Finance Documents to a Transferee Lender, each of the Relevant Obligors and such Transferor Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(b)	each of the Relevant Obligors and such Transferee Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Relevant Obligor and such Transferee Lender have assumed and/or acquired the same in place of that Relevant Obligor and such Transferor Lender;

(c)	the Agent, the Security Agent, the Arrangers, the Hedge Counterparties, such Transferee Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee Lender been originally party to the Senior Facilities Agreement as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer (the subject of Clause 3.2 (Transfer by novation)) and to that extent the Agent, the Security Agent, the Arrangers, the Hedge Counterparties and such Transferor Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	such Transferee Lender shall become party to the Senior Facilities Agreement and the Amended Senior Facilities Agreement as a “Lender”.

3.4	Amounts due on or before the Effective Date

Any amounts payable to any Transferor Lender by any Relevant Obligor under or pursuant to any Finance Document (including, without limitation, all interest, fees and commission payable on the Effective Date) in respect of any period ending on or before the Effective Date shall be for the account of such Transferor Lender and none of the Transferee Lenders shall have any interest in, or any rights in respect of, any such amount.

3.5	Limitation of responsibility of existing Lenders

The provisions of clause 23.4 (Limitation of responsibility of Existing Lenders) of the Senior Facilities Agreement shall apply mutatis mutandis with respect to any transfer by any Transferor Lender to any Transferee Lender made pursuant to this Agreement.

3.6	Administrative Details

The address, fax number and attention details of each Continuing Lender and each New Lender for the purposes of clause 30.2 (Addresses) of the Senior Facilities Agreement and/or the Amended Senior Facilities Agreement are those identified with its name on the signing pages below. Each New Lender has delivered details of its Facility Office to the Agent on or prior to the date of this Agreement.

4.	AMENDMENT

With effect from the date upon which the Agent confirms to the Continuing Lenders, the New Lenders and the Company that (i) it has received each of the documents listed in Schedule 1 (Conditions Precedent) (or waived receipt of, as the case may be) in a form and substance satisfactory to the Agent and (ii) steps 1 to 7 of the Funds Flow Memorandum have occurred in accordance with the Funds Flow Memorandum (such date being the “Effective Date”), and which confirmation shall be promptly given by the Agent upon being so satisfied, the Senior Facilities Agreement shall be amended so that it shall be read and construed for all purposes as set out in Schedule 3 (Amended Senior Facilities Agreement) and as if, as at that date, (following the transactions set out in Clause 3 (Transfer by Novation)) the Commitments and outstanding participations of the parties (and their respective rights and obligations as between each other) were as set out in Schedule 5 (Commitments and Loans).

5.	REPRESENTATIONS

5.1	Representations on the date of this Agreement

Each Relevant Obligor makes the representations and warranties set out in this Clause 5.1 to each Finance Party (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date.

(a)	Status

(i)	Each Relevant Obligor is a corporation duly incorporated or organized, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organization, as the case may be.

(ii)	Each of the Relevant Obligors and each of its Subsidiaries (other than any Excluded Subsidiary) has the power to own its assets and carry on its business as it is being conducted.

(b)	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by each Relevant Obligor in this Agreement and each of the amendment agreements and security confirmations set out in Schedule 14 (Transaction Security Documents) of the Amended Senior Facilities Agreement under the heading “Amendment Agreements and Security Confirmations” therein (each, for the purposes of this Clause 5.1 (Representations on the date of this Agreement), an “Amendment Agreement”) are legal, valid, binding and enforceable obligations.

(c)	Non-conflict with other obligations

The entry into and performance by each Relevant Obligor of, and the transactions contemplated by, this Agreement and each Amendment Agreement do not and will not conflict with:

(i)	any law or regulation applicable to such Relevant Obligor;

(ii)	its and each of its Subsidiaries’ (other than any Excluded Subsidiary’s) Constitutional Documents; or

(iii)	save in respect of the matters referred to in Clause 7(a) below, any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ (other than any Excluded Subsidiary’s) assets or constitute a default or termination event (however described) under any such agreement or instrument.

(d)	Power and authority

(i)	Each Relevant Obligor has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorize its entry into, performance and delivery of, this Agreement and each Amendment Agreement and the transactions contemplated therein.

(ii)	No limit on any Relevant Obligor’s powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities or the entry into or performance of the transactions, contemplated by this Agreement or the Amended Senior Facilities Agreement or any Amendment Agreement.

(e)	Validity and admissibility in evidence

(i)	All Permits (other than in respect of any Excluded Project) required or desirable:

(A)	to enable each Relevant Obligor lawfully to enter into, exercise its rights and comply with its obligations under this Agreement and each Amendment Agreement; and

(B)	to make this Agreement and each Amendment Agreement admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(ii)	All Permits necessary for the conduct of the business, trade and ordinary activities of each Relevant Obligor that are part of the Mocha Slot Business or the Projects have been, to the extent they are material, obtained or effected and are in full force and effect.

(f)	Governing law and enforcement

Subject to the Legal Reservations:

(i)	the choice of English law as the governing law of this Agreement and, in the case of each Amendment Agreement, Hong Kong law or, as the case may be, Macau SAR law will be recognized and enforced in each Relevant Obligor’s Relevant Jurisdiction; and

(ii)	any judgment obtained in relation to this Agreement or any Amendment Agreement in England, Hong Kong or Macau SAR will be recognized and enforced in its Relevant Jurisdictions.

(g)	No filing or stamp taxes

Subject to the Legal Reservations, under the laws of each Relevant Obligor’s Relevant Jurisdictions it is not necessary that this Agreement or any Amendment Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement or any Amendment Agreement or the transactions contemplated therein (save for any stamp, registration, notarial or similar Tax which is referred to in any legal opinion of legal counsel in Macau SAR delivered to the Agent under Clause 4 (Amendment), which will be made or paid promptly after the date of this Agreement).

(h)	Deduction of Tax

No Relevant Obligor is required under the laws of its Relevant Jurisdiction or at its address specified in the Senior Facilities Agreement or the Amended Senior Facilities Agreement to make any deduction for or on account of Tax from any payment it may make under this Agreement or any Amendment Agreement.

(i)	Insolvency

(i)	No:

(A)	corporate action, legal proceeding or other procedure or step described in paragraph 7 (Insolvency proceedings) of Schedule 9 (Events of Default) of the Senior Facilities Agreement; or

(B)	creditors’ process described in paragraph 8 (Creditors’ process) of Schedule 9 (Events of Default) of the Senior Facilities Agreement,

has been taken or to the best of its knowledge and belief (having made due and careful enquiry) threatened in relation to any Relevant Obligor and none of the circumstances described in paragraph 6 (Insolvency) of Schedule 9 (Events of Default) of the Senior Facilities Agreement applies to any Relevant Obligor.

(ii)	The Managing Director has not commenced nor has there been commenced against the Managing Director any case, proceeding or other action relating to his bankruptcy or any analogous proceedings in any jurisdiction.

(j)	No default

Save in respect of the matters referred to in Clause 7(a) below:

(i)	no Event of Default or Default is continuing or is reasonably likely to result from the making of any Utilization or the entry into, the performance of, or any transaction contemplated by, any Transaction Document; and

(ii)	no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under:

(A)	any Transaction Document; or

(B)	any other agreement or instrument which is binding on any Obligor or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect (as defined in the Senior Facilities Agreement).

5.2	Representations on the Effective Date

The representations and warranties set out in schedule 5 of the Amended Senior Facilities Agreement are deemed to be made by each of the Relevant Obligors (by reference to the facts and circumstances then existing, following the granting of the waivers set out in Clause 7(a) below) on the Effective Date and, in each case, as if any reference therein to any Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any Document (as defined in Schedule 1 (Conditions Precedent)) included, to the extent relevant, such Document and the Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations

Subject to Clause 7 (Waiver and Consent) below, the provisions of the Senior Facilities Agreement (including, without limitation, the guarantees, undertakings and indemnities provided under clause 19 (Guarantee and Indemnity) thereof) and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect. In particular, nothing in this Agreement shall affect the rights of the Secured Parties in respect of the occurrence of any Default which is continuing or which arises on or after the date of this Agreement (other than any Default which has occurred or may occur as a result of the entry into of this Agreement or the entry into, and performance of, the transactions contemplated by any of the foregoing or the steps referred to in the Funds Flow Memorandum, provided that such steps are carried out in accordance with the Funds Flow Memorandum).

6.2	Further assurance

Each Relevant Obligor shall, upon the written request of the Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.	WAIVER AND CONSENT

(a)	The parties hereto waive any Default or other breach under any of the Finance Documents (including any of the “Finance Documents” as defined in the Senior Facilities Agreement) which has occurred or may occur as a result of the entry into of this Agreement or the entry into, and performance of, the transactions and other acts or things contemplated by any of the foregoing or the Funds Flow Memorandum (including any such Default or breach which may arise in connection with any notice of prepayment or cancellation contemplated by the Funds Flow Memorandum and any failure to make any payment in respect thereof or any cancellation contemplated therein).

(b)	Nothing in this Clause 7 shall affect the rights of the Finance Parties in respect of the occurrence of any other Default. The waivers referred to in this Clause 7 shall only apply to the matters referred to in this Clause 7 and shall be without prejudice to any rights which any of the Finance Parties may have at any time in relation to any circumstance or matter other than as specifically referred to in this Clause 7 (and whether or not subsisting at the date of this Agreement).

8.	FAILURE TO PRE-FUND

(a)	In the event that one or more Raptor Lenders (as defined in the Pre-Funding Indemnity Letter) party to this Agreement have failed to make cleared funds available to the Agent in the amounts and at the time set out in step 5 of the Funds Flow Memorandum (such amount not so made available, the “Unfunded Amount”), then each such Lender shall, save in respect (and to the extent) of any funded participations it may have as at the Effective Date in any Loans under the Amended Senior Facilities Agreement (which shall not, in any event, include any Unfunded Amount) and without prejudice to any right or claim which any Obligor may have against it, cease to be a Lender for the purposes of the Amended Senior Facilities Agreement and the other Finance Documents, its remaining Commitments shall be reduced to zero, and the Total Commitments shall be reduced by equivalent amounts and that Lender shall, save in respect (and to the extent) of any funded participations it may have as at the Effective Date in any Loans under the Amended Senior Facilities Agreement (which shall not, in any event, include any Unfunded Amount), cease to have any rights or interests of any kind under any of the Finance Documents (and shall, in any event, have no right of any kind to any payment of fees (including any commitment fee) nor shall its participations be given any account whatsoever for the purposes of any consent, waiver, amendment or other vote under the Finance Documents and it shall otherwise be a Defaulting Lender for all purposes thereunder).

(b)	The Company may elect to pay an amount equal to the Unfunded Amount (as defined in paragraph (a) above) to the Agent in accordance with step 5 of the Funds Flow Memorandum. Notwithstanding any other provision of the Finance Documents, it may freely apply any moneys referred to in paragraph (d)(i) of the definition of “Permitted Distribution” in clause 1.1 of the Amended Senior Facilities Agreement for this purpose.

9.	RESIGNATION OF MPEL (DELAWARE) LLC

(a)	MPEL (Delaware) LLC confirms to the Finance Parties that, as at the date of this Agreement and as at the Effective Date, no payment is due and payable from it as a Borrower or as a Guarantor under any of the Finance Documents.

(b)	With effect from the Effective Date, MPEL (Delaware) LLC shall cease to be a Borrower and a Guarantor and shall have no further rights or obligations (other than any payment obligation that arose prior to the Effective Date) under the Finance Documents as a Borrower or Guarantor.

10.	MISCELLANEOUS

10.1	Incorporation of terms

The provisions of clause 1.3 (Third Party Rights), clause 18.1 (Transaction Expenses), clause 30 (Notices), clause 32 (Partial Invalidity), clause 33 (Remedies and Waivers) and clause 38 (Enforcement) of Schedule 3 (Amended Senior Facilities Agreement) shall be incorporated into this Agreement as if set out in full herein and as if references in those clauses to “Agreement” are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

10.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.3	Direction

(a)	Each Finance Party (other than the Agent and the Security Agent) hereby directs the Agent to direct the Security Agent to enter into the documents referred to in Schedule 1 (Conditions Precedent) to which it is envisaged the Security Agent be a party.

(b)	Each Finance Party (other than the Agent and the Security Agent) hereby directs the Agent to enter into the documents referred to in Schedule 1 (Conditions Precedent) to which it is envisaged the Agent be a party.

11.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Constitutional documents

(a)	A certificate of an authorized signatory of the Company certifying that the Constitutional Documents of each Relevant Obligor previously delivered to the Agent for the purposes of the Senior Facilities Agreement have not been amended or, where there have been amendments to such Constitutional Documents or where such Constitutional Documents have not previously been delivered to the Agent, which attaches the relevant person’s or relevant persons’ Constitutional Documents.

(b)	A copy of the Constitutional Documents of each Relevant Subordinated Creditor.

2.	Corporate documents

(a)	A copy of a resolution of the board of directors of each Relevant Obligor and each Relevant Subordinated Creditor (save if such resolution is not required under the law of incorporation or the Constitutional Documents of that Relevant Obligor or Relevant Subordinated Creditor) approving the terms of, and the transactions contemplated by, the documents referred to in paragraph 3 below to which it is a party (the “Documents”) and resolving that it execute, deliver and perform the Documents; authorizing a specified person or persons to execute the Documents; and authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices under or in connection with the Documents.

(b)	A specimen of the signature of each person authorized by the resolution referred to in paragraph (a) above.

(c)	A certificate of an authorized signatory of the Company certifying either that (i) no Relevant Obligor or Relevant Subordinated Creditor has registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies in the United Kingdom; or (ii) if any such Relevant Obligor or Relevant Subordinated Creditor has registered such an establishment, specifying the name and registered number under which it is registered with the Registrar of Companies in the United Kingdom.

(d)	A certificate of an authorized signatory of the Company certifying that each document referred to in this Schedule 1 (Conditions Precedent) (other than those referred to in paragraph 3 (a) below) will be correct and complete and in full force and effect and will not have been amended or superseded as at the Effective Date.

3.	Documents

(a)	Receipt by the Agent of an original of each of the following documents, in each case duly executed by the parties thereto:

(i)	this Agreement;

(ii)	the Pre-Funding Indemnity Letter;

(iii)	the Deed of Amendment; and

(iv)	each agreement, deed, acknowledgements, confirmation, amendment or other instrument listed in Schedule 2 (Security Amendments and Confirmations).

(b)	Receipt by the Agent of evidence that each Document has been duly authorized, executed and delivered by or on behalf of such of the Relevant Obligors as are party thereto and duly filed, notified, recorded, stamped and registered as necessary and all other actions necessary in the reasonable opinion of the Agent or the Security Agent to perfect the Transaction Security have been carried out.

4.	Legal Opinions

(a)	A legal opinion of Mr Henrique Saldanha, legal advisers to the Agent as to Macau SAR law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

(b)	A legal opinion of Manuela António Advogados & Notários, legal advisers to the Company as to Macau SAR law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

(c)	A legal opinion of Conyers, Dill & Pearman, legal advisers to the Agent as to Cayman Islands law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

(d)	A legal opinion of Clifford Chance, legal advisers to the Agent as to Hong Kong SAR law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

(e)	A legal opinion of Clifford Chance, legal advisers to the Agent as to English law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

(f)	A legal opinion of Clifford Chance US LLP, legal advisers to the Agent as to US law, substantially in the form distributed to the Finance Parties prior to signing this Agreement.

5.	Fees and expenses

Receipt by the Agent of satisfactory evidence that:

(a)	all Taxes, fees, costs and other expenses payable in connection with the execution, delivery, filing, recording, stamping and registering of the Documents; and

(b)	all fees, costs and expenses then due to any of the Finance Parties under the Finance Documents and to their advisers,

have been paid or shall be paid by no later than the Effective Date.

6.	Other documents and evidence

(a)	The Insurance Report.

(b)	The Appraisal Report.

(c)	The Financial Model.

(d)	The Margin Documents.

(e)	Evidence of all required registrations, filings or other similar steps required to carry out transactions contemplated by the Finance Documents (to the extent not already provided pursuant to the Senior Facilities Agreement).

(f)	To the extent not previously provided under the Senior Facilities Agreement, such documentation and other evidence required to enable the Agent and any other Finance Party to comply with “know your customer” or similar identification procedures and checks under all applicable laws and regulations.

(g)	A certificate of the Company confirming that, save in respect of the matters referred to in Clause 7(a) of this Agreement, no Default will have occurred and be continuing as at the Effective Date.

(h)	The Funds Flow Memorandum, in the agreed form.

(i)	A certificate setting out projected levels of Cash and Cash Equivalents required to be held by the Group for operating purposes as at the Effective Date and, from time to time, for the remainder of the Financial Year ending December 31, 2011 (the “Cash Balance Certificate”).

(j)	In respect of any Lender not already party to the Deed of Priority, a duly executed Finance Party Accession Undertaking (as defined in the Deed of Priority).

(k)	A copy of any other authorization or other document, opinion or assurance (including, without limitation, any Permit) which the Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated any Finance Document or for the validity and enforceability of any Finance Document.

SCHEDULE 2

SECURITY AMENDMENTS AND CONFIRMATIONS

1.	A composite amendment agreement with respect to the English law debentures dated September 13, 2007, December 17, 2007, August 12, 2008 and August 30, 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

2.	a composite security confirmation with respect to the English law share charges over the shares of MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited and MPEL Investments Limited each dated September 13, 2007 and entered into by certain Relevant Obligors and MPEL International Limited (formerly known as Melco PBL International Limited);

3.	a composite security confirmation with respect to the Macau law security documents listed therein dated September 5, 2007, 16 May 2008 and August 21, 2008 and entered into by certain Relevant Obligors;

4.	a composite amendment agreement with respect to the Macau law pledge and assignments over intellectual property rights dated April 8, 2008, August 12, 2008 and August 30, 2008 and entered into by certain Macau incorporated Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

5.	an amendment agreement with respect to the Macau law pledge and assignment over intellectual property rights dated April 8, 2008 and entered into by MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited, MPEL Investments Limited and MPEL (Delaware) LLC (as amended pursuant to an amendment agreement dated 10 May 2010);

6.	a composite amendment agreement with respect to the Hong Kong law assignment of reinsurances dated April 9, 2008 entered into by Macau Insurance Company Limited;

7.	a composite amendment agreement with respect to the Macau law assignments of onshore contracts dated September 5, 2007, December 17, 2007, August 12, 2008 and August 30, 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

8.	a composite amendment agreement with respect to the Macau law pledges over onshore accounts dated September 5, 2007, December 17, 2007, February 1, 2008, June 17, 2008 and August 12, 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

9.	a composite amendment agreement with respect to the Hong Kong law account charges dated November 27, 2007, December 17, 2007 and July 25, 2008 and entered into by certain Relevant Obligors;

10.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (HR) Hotel Limited dated August 12, 2008;

11.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (GH) Hotel Limited dated August 12, 2008;

12.	an amendment agreement with respect to the Macau law floating charge of COD Theatre Limited dated August 12, 2008;

13.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (CT) Hotel Limited dated August 12, 2008;

14.	an amendment agreement with respect to the Macau law floating charge of Melco Crown Hospitality and Services Limited dated December 17, 2007;

15.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Retail Services Limited dated December 17, 2007;

16.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Hotels Limited dated February 1, 2008;

17.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Ventures Limited dated December 17, 2007;

18.	an amendment agreement with respect to the Macau law floating charge of Altira Developments Limited dated September 5, 2007;

19.	an amendment agreement with respect to the Macau law floating charge of Altira Hotel Limited dated September 5, 2007;

20.	an amendment agreement with respect to the Macau law floating charge of Melco Crown Gaming (Macau) Limited dated September 5, 2007;

21.	an amendment agreement with respect to the Macau law floating charge of Golden Future (Management Services) Limited dated September 5, 2007;

22.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (Cafe) Limited dated September 5, 2007;

23.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Developments Limited dated February 1, 2008;

24.	a composite amendment agreement with respect to the Macau law assignments of leases and rights to use agreements dated 16 May 2008 and August 12, 2008 and entered into by certain Relevant Obligors;

25.	an amendment agreement with respect to the Hong Kong law IP direct agreement dated August 30, 2008 (as amended from time to time); and

26.	an amendment agreement with respect to Hong Kong law Altira IP direct agreement dated April 15, 2009 (as amended from time to time).

SCHEDULE 3

AMENDED SENIOR FACILITIES AGREEMENT

DATED 5 SEPTEMBER 2007

MELCO CROWN GAMING (MACAU) LIMITED

arranged by

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

BANK OF AMERICA, N.A.

BANK OF CHINA LIMITED, MACAU BRANCH

COMMERZBANK AG

DEUTSCHE BANK AG, SINGAPORE BRANCH

as Coordinating Lead Arrangers and Bookrunners

with

DEUTSCHE BANK AG, HONG KONG BRANCH

acting as Agent

and

DB TRUSTEES (HONG KONG) LIMITED

acting as Security Agent

USD1,750,000,000 SENIOR SECURED TERM LOAN AND

REVOLVING CREDIT FACILITIES AGREEMENT

(ORIGINALLY DATED 5 SEPTEMBER 2007,

AS AMENDED AND RESTATED FROM TIME TO TIME

INCLUDING BY AN AMENDMENT AND RESTATEMENT

AGREEMENT DATED      JUNE 2011)

- i -

35.	Counterparts	121
36.	USA Patriot Act	121
37.	Governing Law	122
38.	Enforcement	122
Schedule 1 Original Parties		123
Part A Original Term Loan Facility Lenders		123
Part B Original Revolving Facility Lenders		124
Part C Original Hedge Counterparties		125
Part D Guarantors		126
Schedule 2 Conditions Precedent		127
Part A Conditions Precedent to Initial Utilisation under Altira Tranche		127
Part B Conditions Precedent to Initial Utilisation under City of Dreams Tranche		128
Part C Conditions Precedent to all Utilisations (other than Altira Tranche)		129
Part D Conditions Precedent required to be Delivered by an Additional Obligor		130
Schedule 3 Requests		132
Part A Utilisation Request Term Loan Facility/Revolving Credit Facility		132
Part B Selection Notice		134
Schedule 4 Mandatory Prepayment		135
Schedule 5 Representations and Warranties		142
Schedule 6 Covenants		154
Schedule 7 Accounts		189
Schedule 8 Insurance		196
Schedule 9 Events of Default		206
Schedule 10 Form of Transfer Certificate and Lender Accession Undertaking		213
Schedule 11 Form of Assignment Agreement and Lender Accession Undertaking		216
Schedule 12 Form of Accession Letter		219
Schedule 13 Form of Compliance Certificate		220
Schedule 14 Transaction Security Documents		222
Schedule 15 Hedging Arrangements		238
Part A Hedging Arrangements		238
Part B Form of Hedge Counterparty Accession Undertaking		241
Schedule 16 Permits		243
Schedule 17 Subconcession Inventory of Properties		249

- ii -

THIS AGREEMENT is dated 5 September 2007 (as amended by a transfer agreement dated 17 October 2007, a supplemental deed dated 19 November 2007, a transfer agreement dated 4 December 2007, an amendment agreement dated 7 December 2007 and a second amendment agreement dated 1 September 2008, a third amendment agreement dated 1 December 2008, a letter agreement dated 8 October 2009, a fourth amendment agreement dated 10 May 2010 and an amendment and restatement agreement dated June 2011) and made between:

(1)	MELCO CROWN GAMING (MACAU) LIMITED, a company incorporated under the laws of the Macau S.A.R. (registered number 24325 (SO)), whose registered office is at Av. Dr. Mário Soares, n.°25, Edificio Montepio, 1. andar, comp. 13, Macau (the “Company” and the “Original Borrower”);

(2)	THE PERSONS listed in Part D of Schedule 1 (Original Parties) as guarantors (together with the Company, the “Original Guarantors”);

(3)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BANK OF AMERICA, N.A., BANK OF CHINA LIMITED, MACAU BRANCH, COMMERZBANK AG and DEUTSCHE BANK AG, SINGAPORE BRANCH as coordinating lead arrangers and bookrunners (the “Coordinating Lead Arrangers and Bookrunners”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part A and Part B of Schedule 1 (Original Parties) as lenders (the “Original Lenders”);

(5)	THE PERSONS listed in Part C of Schedule 1 (Original Parties) as hedge counterparties (the “Original Hedge Counterparties”);

(6)	DEUTSCHE BANK AG, HONG KONG BRANCH as facility agent of the other Finance Parties (the “Agent”); and

(7)	DB TRUSTEES (HONG KONG) LIMITED as agent and security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	Banco Nacional Ultramarino, S.A.;

(c)	Bank of China Limited, Macau Branch; or

(d)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 12 (Form of Accession Letter).

“Account” means each of the accounts specified in or permitted by paragraph 1 of Schedule 7 (Accounts), and any other bank account opened from time to time by a Relevant Obligor in any jurisdiction (excluding any Permitted Account).

“Account Bank” means, in relation to an Account, the bank or financial institution with which the Account is maintained.

“Additional Borrower” means a company which becomes a Borrower in accordance with Clause 24 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Hotel” means the additional hotel tower to be constructed and located on the City of Dreams Site in accordance with the Land Concession for the City of Dreams Site.

“Additional Hotel Plan” has the meaning given to such term in paragraph 3.39 (Additional Hotel) of Schedule 6 (Covenants).

“Additional Hotel Report” means a report in respect of the progress of the construction and development of the Additional Hotel and the application for extension of, and any extension granted in respect of, the date set out in the Land Concession for the City of Dreams Site by which completion of the City of Dreams Site (including the Additional Hotel) must occur which shall include an update on such progress of construction and development, an update (together with commentary thereon from the Company) on any material correspondence received and discussions held with any Macau SAR Governmental Authority in respect of the progress of such construction and development and an update (together with commentary thereon from the Company) on the likelihood of achieving practical completion of the Additional Hotel by the date set out in the Land Concession for the City of Dreams Site (as the same may be extended from time to time by the applicable Macau SAR Governmental Authority).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, in relation to a person, the power, directly or indirectly, to (a) vote 20 per cent. or more of the shares or other securities having ordinary voting power for the election of the board of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

“Affiliate Agreement” means any agreement entered into by a Relevant Obligor with an Affiliate which is not a Relevant Obligor in connection with the supply of goods or services to such Relevant Obligor by such Affiliate (or by such Relevant Obligor to such Affiliate) involving the payment or expenditure by any party thereto or any other flow of funds in excess of USD1,000,000 (or its equivalent in other currencies).

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of one currency with another currency in the Hong Kong foreign exchange market at or about 11:00 a.m. on a particular day;

“Altira Assets” has the meaning given to it in paragraph (l) of the definition of Permitted Disposal in this Clause 1.1 (Definitions).

“Altira Insurance Proceeds” has the meaning given to it in paragraph 1 (Definitions) of Schedule 4 (Mandatory Prepayment).

“Altira Loss Event” has the meaning given to it in paragraph 1 (Definitions) of Schedule 4 (Mandatory Prepayment).

“Altira Project” means the ownership, operation and maintenance of a hotel and casino on the Altira Site by Altira Developments Limited and the leasing, operation and management of any casino or gaming area comprised therein by the Company (including the ownership, operation and maintenance of any associated gaming equipment and utensils) in accordance with the Subconcession and a lease agreement dated 16 April 2006 made between Altira Developments Limited and the Company.

“Altira Site” means the land described in the Land Concession in relation to the Altira Project.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated June 2011 between, amongst others, the Agent and the Company.

“Amendment and Restatement Effective Date” means the “Effective Date” as defined in the Amendment and Restatement Agreement.

“Anti-Terrorism Law” means each of:

(a)	the Executive Order;

(b)	the USA Patriot Act;

(c)	the Money Laundering Control Act of 1986, Public Law 99-570 and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency;

(d)	the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any executive order or regulation promulgated thereunder and administered by OFAC;

(e)	the U.S. Foreign Corrupt Practices Act of 1977;

(f)	the Iran Sanctions Act of 1996 and the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010; and

(g)	any other sanctions, restrictions or embargoes enacted or imposed by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland, OFAC, HM Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or any other body notified in writing by the Agent (acting on behalf of any Lender) to the Company from time to time.

“APLMA” means the Asia Pacific Loan Market Association.

“Appraisal Report” means the report by the Appraiser dated 2 June 2011 provided by the Company to the Agent, together with any supplements thereto, and addressed to and capable of being relied upon by the Finance Parties.

“Appraiser” means, as the case may be:

(a)	Savills (Macau) Limited; or

(b)	the project appraiser appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed), to advise the Finance Parties as and when required in respect of any of the Projects or the Group’s other Permitted Businesses.

“Approved Additional Hotel Plan” means the Additional Hotel Plan approved by the Required Finance Parties (as such term is defined in paragraph 3.39 (Additional Hotel) of Schedule 6 (Covenants)) in accordance with paragraph 3.39 (Additional Hotel) of Schedule 6 (Covenants).

“Arrangers” means each of the Coordinating Lead Arrangers and Bookrunners.

“Assignment Agreement and Lender Accession Undertaking” means an agreement substantially in the form set out in Schedule 11 (Form of Assignment Agreement and Lender Accession Undertaking) or any other form agreed between the relevant assignor and assignee.

“Auditors” means Deloitte Touche Tohmatsu.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to the Term Loan Facility, the Amendment and Restatement Effective Date; and

(b)	in relation to the Revolving Credit Facility, the period from and including the Amendment and Restatement Effective Date up to and including the date falling one Month prior to the Final Repayment Date for the Revolving Credit Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Credit Facility only, that Lender’s participation in any Revolving Credit Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment under that Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bond” means the US$600,000,000 10.25% Senior Notes due 2018 issued by Bondco on or about 17 May 2010.

“Bond Guarantee” means the guarantees given by the Bond Guarantors in respect of the Bond and referred to in paragraph (f) of the definition of “Permitted Guarantee” set out in this Clause 1.1 (Definitions).

“Bond Guarantors” means, at any time, any of the following Relevant Obligors:

(a)	the Company;

(b)	MPEL Nominee One Limited;

(c)	MPEL Investments;

(d)	Altira Hotel Limited;

(e)	Altira Developments Limited;

(f)	Melco Crown (COD) Hotels Limited;

(g)	Melco Crown (COD) Developments Limited;

(h)	Melco Crown (Cafe) Limited;

(i)	Golden Future (Management Services) Limited;

(j)	MPEL (Delaware) LLC;

(k)	Melco Crown Hospitality and Services Limited;

(l)	Melco Crown (COD) Retail Services Limited;

(m)	Melco Crown (COD) Ventures Limited;

(n)	COD Theatre Limited;

(o)	Melco Crown COD (HR) Hotel Limited;

(p)	Melco Crown COD (CT) Hotel Limited; and

(q)	Melco Crown COD (GH) Hotel Limited,

and any other Relevant Obligors which, in each case, at that time, are “Guarantors” as defined in the indenture dated 17 May 2010 entered into by, amongst others, Bondco and The Bank of New York Mellon in respect of the Bond.

“Bond Proceeds” means an amount equal to the amount of the Bondco Loan or, as the case may be, any proceeds thereof (including any such proceeds which may have been advanced to any other Relevant Obligor) (in each case, net of any upfront fee paid in respect of the Bondco Intercompany Note by MPEL Investments to Bondco).

“Bondco” means MCE Finance Limited, a company incorporated in the Cayman Islands with limited liability.

“Bondco Loan” means the loan advanced by Bondco to MPEL Investments pursuant to the Bondco Intercompany Note (the principal amount of which equals the principal amount of the Bond).

“Bondco Intercompany Note” means the note issued on 17 May 2010 pursuant to which Bondco advanced the Bondco Loan to MPEL Investments.

“Borrower” means the Original Borrower or an Additional Borrower.

“Borrowings” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Break Costs” means the amount (if any) by which:

(a)	the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR, Singapore, Sydney, London and New York.

“Capital Expenditure” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Capital Stock” means:

(a)	(where used in the definition of “Change of Control” set out in this Clause 1.1):

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(b)	(where used elsewhere in this Agreement or any other Finance Document) any and all shares, interest, participations or other equivalents (howsoever designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a person and any and all agreements, warrants, rights or options to acquire any of the foregoing.

“Cash Balance Certificate” has the meaning given to such term in the Amendment and Restatement Agreement.

“Cash Equivalent Investments” means at any time:

(a)	deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or Hong Kong SAR or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(e)	any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than one arising under the Transaction Security Documents).

“Cashflow” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Change of Control” means the occurrence of any of the following:

(a)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Bondco and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 of the United States of America) (other than a Sponsor or a Related Party of a Sponsor);

(b)	the adoption of a plan relating to the liquidation or dissolution of Bondco;

(c)	subject to the proviso below, the Sponsors cease collectively to beneficially own, directly or indirectly, at least 51% of the outstanding Capital Stock of the Company (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests); or

(d)	the first day on which MPEL ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Bondco,

provided that paragraph (c) will only result in a Change of Control upon the occurrence of the events set forth in paragraph (c) and a Ratings Decline.

“Charged Property” means all of the assets of the Obligors or other person which from time to time are, or are expressed to be, the subject of the Transaction Security.

“City of Dreams Project” means the ownership, operation and maintenance of a resort-hotel-casino on the City of Dreams Site by Melco Crown (COD) Developments Limited, the ownership or leasing and the operation and management of any casino or gaming area comprised therein by the Company (including the ownership, operation and maintenance of any associated gaming equipment and utensils) in accordance with the Subconcession and a right to use agreement dated 21 April 2009 between the City of Dreams Project Operating Company and the Company, the design, construction, development, financing, maintenance, management and operation of the Additional Hotel (prior to any Permitted Disposal pursuant to paragraph (i) of the definition thereof as set out in this 1.1 (Definitions)) and the leasing, operation and maintenance of the remainder of the City of Dreams Project by the City of Dreams Project Operating Company in accordance with a right to use agreement dated 12 March 2009 between Melco Crown (COD) Developments Limited and the City of Dreams Project Operating Company.

“City of Dreams Site” means the land described in the City of Dreams Land Concession.

“Commitment” means a Term Loan Facility Commitment or Revolving Credit Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 13 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Company and the Agent.

“Consolidated EBITDA” has the meaning given to such term in paragraph 2.1 of Schedule 6 (Covenants).

“Consolidated Total Debt” has the meaning given to such term in paragraph 2.1 of Schedule 6 (Covenants).

“Constitutional Documents” means, collectively, in relation to any person, any certificate of incorporation, memorandum and articles of association, bylaws, shareholders’ agreement, certificate of formation, limited liability company agreement, partnership agreement and any other formation or constituent documents applicable to such person.

“Corporate Structure Chart” means the corporate structure chart in the agreed form prepared by the Company and dated on or about the Amendment and Restatement Effective Date, describing the ownership structure of the Group and the Sponsor Group Shareholders, certain of the Group’s assets (including the Subconcession, the Projects and the Mocha Slot Business) as at the Amendment and Restatement Effective Date and addressed to and capable of being relied upon by the Finance Parties.

“Crown” means Crown Limited, a limited liability company incorporated in the State of Victoria, Australia (with ACN: 125 709 953) with registered address: Level 3, Crown Towers, 8 Whiteman Street, Southbank VIC 3006, Australia.

“Deed of Amendment” means the deed of amendment relating to the Subordination Deed dated on or about the Amendment and Restatement Effective Date between, amongst others, the Company, the Relevant Obligors and the Security Agent.

“Deed of Appointment” means the deed of appointment dated on or about the date of this Agreement entered into between, amongst others, the Company, the Agent, the Security Agent, the POA Agent and the Original Lenders, as amended, novated, supplemented, extended, replaced or retained (in each case, however fundamentally) including pursuant to a Supplemental Deed dated 19 November 2007 between, amongst others, the Company, the Agent, the Security Agent, the POA Agent, the Original Lenders and the Subconcession Bank Guarantor.

“Deed of Priority” means the Deed of Appointment.

“Default” means an Event of Default or any event or circumstance specified in Schedule 9 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination in accordance with the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 2 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Direct Insurances” means a contract or policy of insurance of any kind from time to time required to be taken out or effected by, on behalf of or in favour of a Relevant Obligor (whether or not in conjunction with any other person) with one or more insurers pursuant, in each case, to the terms of Schedule 8 (Insurance).

“Direct Insurer” means the insurer(s) with whom a Direct Insurance is placed from time to time in accordance with Schedule 8 (Insurance).

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Enforcement Notice” has the meaning given in the Deed of Appointment (and includes, for the avoidance of doubt, an Enforcement Notice under and as defined in the Subordination Deed).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Equity” means, at any time, the aggregate of:

(a)	the amounts paid up by each Sponsor Group Shareholder by way of subscription for shares in the Group; and

(b)	the amounts advanced to the Group and outstanding at such time by way of Sponsor Group Loans.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means any event or circumstance specified as such in Schedule 9 (Events of Default).

“Excess Cashflow” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Excluded Project” means any gaming, hotel or resort related business, development, project, undertaking or venture of any kind in the Macau SAR (other than the Projects and the Mocha Slot Business but including, without limitation:

(a)	subject to paragraph 3.39 (d) (Additional Hotel) of Schedule 6 (Covenants), the construction, development and operation of the Additional Hotel;

(b)	such business, development or undertaking at the Hotel Taipa Square in Macau SAR; and

(c)	such business, projects development, undertaking or venture at or comprised in the proposed Macau Studio City development in Macau),

and any other property development or management business or undertaking or any other Permitted Business necessary for, incidental to, arising out of, supportive of or connected to any such business, development, project, undertaking or venture, in each case carried out by an Excluded Subsidiary or other person outside the Group or, in the case of any casino or gaming related business, development, project, undertaking or venture, the Company, or, in the case of the Additional Hotel, an Excluded Subsidiary, such other person outside the Group or a member of the Group referred to in sub-paragraph (b) of paragraph 3.39 (Additional Hotel) of Schedule 6 (Covenants) provided that the foregoing neither involves nor permits any claim, interest, liability or right of recourse of any kind in connection therewith against or in any member of the Group or its assets (including, without limitation, any Project) save as permitted (or contemplated by any agreement, document, transaction or other thing permitted) by the Finance Documents or the Approved Additional Hotel Plan and (in respect of the Company) contemplated by or arising under or in connection with any Excluded Project Agreement or Excluded Project Operation Agreement.

“Excluded Project Agreement” means any agreement (including the New Cotai Agreement and any Lease Agreement) entered into by the Company in respect of or relating to any casino or gaming related business, development, project, undertaking or venture in an Excluded Project or any assets relating to or comprised therein.

“Excluded Project Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents to which it is a party; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Excluded Project Operation Agreement” means any agreement entered into between, among others, the Company, the Agent, the Security Agent and any counterparty to an Excluded Project Agreement or other participant in or lender to an Excluded Project with regard to the enforcement of rights against and interests in the Company and its assets.

“Excluded Project Revenues” means any Revenues paid, distributed or otherwise derived from or in connection with any Excluded Project, Excluded Project Agreement or Excluded Subsidiary or any right, title, benefit or interest in respect thereof or any realisation, Disposal or other dealing in respect of any of the foregoing (but not, for the avoidance of doubt, including any Revenues of any member of the Group under any agreement referred to in paragraph (g) of the definition of Permitted Transaction).

“Excluded Subsidiary” means any Subsidiary of the Company:

(a)	(i) which is Melco Crown (Macau Peninsula) Developments Limited, Melco Crown (Macau Peninsula) Hotel Limited or MPEL (Delaware) LLC or (ii) which becomes a Subsidiary of the Company after the date of this Agreement and has been designated as such by the Company by written notice to the Agent; and

(b)	whose assets and business form no part of nor are in any way necessary to ensure the full benefit of any Project or the Mocha Slot Business to the Group.

“Executive Order” means Executive Order No. 13224 of 23 September 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

“Facility” means the Term Loan Facility or the Revolving Credit Facility.

“Facility Office” means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fee Letter” means any letter or letters dated on or about the date of the Amendment and Restatement Agreement between the Arrangers and the Company (or the Agent and the Company, the Security Agent and the Company or the POA Agent and the Company) setting out, amongst other things, any of the fees referred to in Clause 13 (Fees), the letter dated 21 April 2011 entitled “Fee Letter” between the Arrangers and the Company and the agreement entitled “Fee Proposal” dated 30 May 2011 between the Agent, the Security Agent and the Company.

“Final Repayment Date” means, in relation to any Facility, the date falling 60 Months from the Amendment and Restatement Effective Date.

“Finance Document” means:

(a)	this Agreement;

(b)	any Accession Letter;

(c)	any Compliance Certificate;

(d)	any Fee Letter;

(e)	any Hedging Agreement;

(f)	any Selection Notice;

(g)	the Subordination Deed;

(h)	the Deed of Amendment;

(i)	the Deed of Priority;

(j)	the Deed of Appointment;

(k)	any Transaction Security Document;

(l)	any Transfer Certificate and Lender Accession Undertaking, Assignment Agreement and Lender Accession Undertaking or Hedge Counterparty Accession Undertaking;

(m)	any Utilisation Request;

(n)	the Mandate Documents;

(o)	the Amendment and Restatement Agreement;

(p)	the Pre-Funding Indemnity Letter; and

(q)	any other document designated as a “Finance Document” by the Agent and the Company.

“Finance Party” means the Agent, the Arrangers, the Security Agent, a Lender or a Hedge Counterparty.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	monies borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised by the issue of redeemable shares;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the financial model in the agreed form provided to the Agent on or about the Amendment and Restatement Effective Date.

“Financial Quarter” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Financial Year” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A.

“Funds Flow Memorandum” means a funds flow statement in the agreed form.

“GAAP” means, in respect of MPEL, the Company and other members of the Group, generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means, as to any person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such person, or any arbitrator with authority to bind such person at law.

“Grantor” means:

(a)	other than an Obligor, each person that may grant Security under any Transaction Security Document after the Amendment and Restatement Effective Date; and

(b)	each Subordinated Creditor.

“Group” means MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited, MPEL Investments Limited, Melco Crown Gaming (Macau) Limited and each of their Subsidiaries for the time being (other than any Excluded Subsidiary).

“Guarantor” means an Original Guarantor or an Additional Guarantor.

“Hedge Counterparty” means:

(a)	any Original Hedge Counterparty; and

(b)	any counterparty to a Hedging Agreement which has become a Party to this Agreement and a party to the Deed of Appointment in accordance with Schedule 15 (Hedging Arrangements), Clause 23.9 (Hedge Counterparties) and the provisions of the Deed of Appointment.

“Hedge Counterparty Accession Undertaking” means a deed substantially in the form set out in Part B of Schedule 15 (Hedging Arrangements) or any other form acceptable to the Agent.

“Hedge Voting Right Event” means, in relation to a Hedge Counterparty, the occurrence and continuation of each of the following events:

(a)	the serving of a notice by the Agent pursuant to paragraph (b) of Clause 22.1 (Acceleration); and

(b)	any amount due is unpaid (other than default interest) under the Hedging Agreement to which such Hedge Counterparty is party following its early termination in accordance with Schedule 15 (Hedging Arrangements).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by a Borrower and a Hedge Counterparty which has become a Party to this Agreement and a party to the Deed of Appointment, Schedule 15 (Hedging Arrangements), Clause 23.9 (Hedge Counterparties) and the provisions of the Deed of Appointment for the purpose of hedging interest rate liabilities and/or any exchange rate risks in relation to the Facilities in accordance with Schedule 15 (Hedging Arrangements).

“HIBOR” means, in relation to any Loan denominated in HK dollars:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for HK dollars or the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11:00 a.m. (Hong Kong time) on the Quotation Date for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Loan.

“HKD”, “Hong Kong dollars” or “HK dollars” denotes the lawful currency of the Hong Kong SAR.

“HKSE” means the main board of The Stock Exchange of Hong Kong Limited.

“Holdco” means each of MPEL Nominee One Limited, MPEL Nominee Two Limited and MPEL Nominee Three Limited.

“Holding Account” means an account:

(a)	held in Macau SAR or Hong Kong SAR by a member of the Group with the Agent or Security Agent;

(b)	identified in Schedule 7 (Accounts) or in a letter between the Company and the Agent as a Holding Account; and

(c)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and the Security Agent,

as the same may be redesignated, substituted or replaced from time to time.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong SAR” means the Hong Kong Special Administrative Region.

“Hotel Management Agreement” means a hotel management agreement entered into by a Project Company or a Project Operating Company with a person for the operation and management of any hotel in connection with a Project (including Grand Hyatt of Macau in the case of the City of Dreams Project).

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 2 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means each document so entitled and any supplement thereto in the form approved by the Company concerning the Permitted Businesses, the Projects, the Sponsor Group Shareholders, the Obligors and their Subsidiaries which, at the request of the Company and on its behalf, is to be prepared in relation to the transactions contemplated herein and in the other Finance Documents, approved by the Company and distributed by the Coordinating Lead Arrangers and Bookrunners prior to the Syndication Date in connection with the syndication of the Facilities.

“Information Package” means the Reports and the Financial Model.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance” means a Direct Insurance or a Reinsurance.

“Insurance Adviser” means, as the case may be:

(a)	Jardine Lloyd Thompson as the insurance adviser for the Finance Parties appointed pursuant to the engagement letter dated 6 June 2007 (as may be amended or supplemented from time to time); or

(b)	the insurance adviser appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed), to advise the Finance Parties as and when required in respect of any of the Projects or the Mocha Slot Business.

“Insurance Proceeds Account” means the Mandatory Prepayment Account or Holding Account into which Insurance Proceeds or, as the case may be, Excluded Insurance Proceeds are required to be paid pursuant to Schedule 4 (Mandatory Prepayment).

“Insurance Requirements” means all material terms of any insurance policy required pursuant to the Finance Documents for each Project and the Mocha Slot Business.

“Insurance Report” means the report (in the agreed form) by the Insurance Adviser dated December 2010, together with any supplements thereto, addressed to and capable of being relied upon by the Finance Parties.

“Insurer” means a Direct Insurer or a Reinsurer.

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use any such assets referred to in paragraph (a) above,

of each member of the Group.

“Interest Cover” has the meaning given to that term in paragraph 2.1 (Financial definitions) of Schedule 6 (Covenants).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Investment Grade” means a rating of “BBB-” or better by S&P (or its equivalent under any successor rating category of S&P), a rating of “BBB-” or better by Fitch (or its equivalent under any successor rating category of Fitch) and a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating category of Moody’s), as the case may be.

“IPO” means the initial primary offering to the public of ordinary shares in MPEL and the listing thereof on the NASDAQ Stock Market.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Land Concession” means in relation to:

(a)	the Altira Project, the land concession between the Macau SAR and Altira Developments Limited dated 20 February 2006 which forms an integral part of Dispatch number 20/2006 of the Secretary for Transport and Public Works of Macau SAR; and

(b)	the City of Dreams Project, the land concession between the Macau SAR and Melco Crown (COD) Developments Limited dated 11 August 2008 of the Secretary for Transport and Public Works of Macau SAR which forms an integral part of Dispatch number 25/2008 of the Secretary for Transport and Public Works of Macau SAR as revised by a land concession amendment dated 2 September 2010 which forms and integral part of Dispatch 45/2010 of the Secretary for Transport and Public Works of Macau SAR.

“Land Concession Direct Agreement” means the agreement relating to security dated 5 September 2007 between the Macau S.A.R., the Company, Altira Developments Limited, Melco Crown (COD) Developments Limited and the Security Agent.

“Lease Agreement” means an agreement between the Company and the developer, owner or operator (as the case may be) of an Excluded Project or any part thereof in connection with the leasing (including by way of Occupational Lease), operation and management of a casino or gaming area by the Company in such Excluded Project.

“Legal Opinion” means any legal opinion delivered to the Agent under clause 4 (Amendment) of the Amendment and Restatement Agreement or Clause 24 (Changes to the Obligors).

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under statutes of limitation;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means a Term Loan Facility Lender or Revolving Credit Facility Lender.

“Leverage” has the meaning given to that term in paragraph 2.1 (Financial definitions) of Schedule 6 (Covenants).

“Liquidated Damages” means any liquidated damages paid by any party (other than an Obligor) pursuant to any obligation, default or breach under the Material Documents (other than any Termination Proceeds), in each case net of any Taxes, costs and expenses incurred by any Obligor or its agents pursuant to arm’s length transactions in connection with the collection, adjustment or settlement thereof.

“Loan” means a Term Loan Facility Loan or Revolving Credit Facility Loan.

“Macau Gaming Laws” means Law No. 16/2001 and Administrative Regulation No. 26/2001, as amended from time to time, and other laws promulgated by any Governmental Authority of the Macau SAR and applying to gaming operations in the Macau SAR.

“Macau SAR” means the Macau Special Administrative Region.

“Maintenance Capital Expenditure” means payment by the Relevant Obligors for expenditure on maintenance or refurbishment of equipment, machinery, fixed assets and real property, which under the usual accounting policies of the Company would be regarded as maintenance capital expenditure, excluding expenditure on Permitted Acquisitions (other than any such expenditure on the refurbishment of any asset that is acquired as part of a Permitted Acquisition).

“Majority Lenders” means a Lender or Lenders (and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedge Counterparty, that Hedge Counterparty) who hold in aggregate more than 50 per cent. of the Voting Entitlements of all such Finance Parties.

“Managing Director” means Mr. Lawrence Yau Lung Ho.

“Mandate Documents” means each of the letters dated 21 April 2011 between the Coordinating Lead Arrangers and Bookrunners and the Company.

“Mandatory Prepayment Account” means any of the Accounts so designated in Schedule 7 (Accounts) or in a letter between the Company and the Agent.

“Margin” means, in relation to any Loan or Unpaid Sum, 2.75 per cent. per annum but if no Event of Default has occurred and is continuing and Leverage, in respect of the most recently completed Relevant Period (or, as the case may be, as at the Amendment and Restatement Effective Date), is within a range set out below, then the Margin will be the percentage per annum set out below opposite that range:

Leverage	Margin

Equal to or greater than 2.5:1	2.75%

Less than 2.5:1 but equal to or greater than 2.0:1	2.50%

Less than 2.0:1 but equal to or greater than 1.5:1	2.25%

Less than 1.5:1	1.75%

and provided that:

(i)	as at the Amendment and Restatement Effective Date, the Margin will be determined by reference to the Margin Documents delivered to the Agent pursuant to clause 4 (Amendment) of the Amendment and Restatement Agreement, and, in respect of the most recently completed Relevant Period thereafter, determined by reference to the latest Compliance Certificate delivered to the Agent;

(ii)	in respect of the increase or decrease in the Margin for a Loan as at the Amendment and Restatement Effective Date, that increase or decrease shall take effect on the Amendment and Restatement Effective Date;

(iii)	after the Amendment and Restatement Effective Date, any increase or decrease in the Margin shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to paragraph 1.3 of Schedule 6 (Covenants);

(iv)	if, following receipt by the Agent of the annual audited financial statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the provisions of Clause 10.2 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Leverage calculated using the figures in the Compliance Certificate;

(v)	while an Event of Default is continuing, the Margin shall be 2.75 per cent. per annum; and

(vi)	for the purpose of determining the Margin, Leverage and Relevant Period shall be determined in accordance with paragraph 2 of Schedule 6 (Covenants).

“Margin Documents” means a margin certificate (in the agreed form) signed by the chief financial officer of the Company setting out the Leverage (calculated on a pro forma basis for the Relevant Period ending on 31 March 2011 and on the basis that the refinancing of certain Financial Indebtedness of the Obligors as contemplated by this Agreement and the Funds Flow Memorandum has occurred and the Utilisations referred to therein are outstanding) and attaching Quarterly Financial Statements in the agreed form which comply with the requirements of Schedule 6 (Covenants) in respect of the Relevant Period ending on 31 March 2011.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents to which it is a party; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents, without taking account (for the purposes of paragraphs (a) and (b) above) of any contribution, loss or other effect of any kind (including any previous contribution, loss or effect) in any way comprised in, related to or derived from any Excluded Project Agreement, Excluded Project, Excluded Project Revenues or Excluded Subsidiary or any interest therein and which, in each case, is unrelated to any of the Projects or the Mocha Slot Business.

“Material Documents” means the Subconcession and each Land Concession.

“Melco” means Melco International Development Limited, a limited liability company incorporated in Hong Kong (with registered number 000099) with registered address: 38th floor, The Centrium, 60 Wyndham Street, Central, Hong Kong.

“Mocha Slot Business” means the Mocha Slot electronic gaming machine lounge business carried on at the date hereof by the Company and previously carried on by the Mocha Slot Group.

“Mocha Slot Group” means Mocha Slot Group Limited, Mocha Slot Management Limited and Mocha Café Limited.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Moody’s” means Moody’s Investors Service, Inc.

“MPEL” means Melco Crown Entertainment Limited, a limited liability company incorporated in the Cayman Islands (with registered number 143119) with registered address: Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9005, Cayman Islands.

“MPEL Investments” means MPEL Investments Limited, a limited liability company incorporated in the Cayman Islands (with registered number 168835) with registered address: Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9005, Cayman Islands.

“New Cotai Agreement” means the services and the rights to use agreement dated 11 May 2007 between, amongst others, the Company and New Cotai Entertainment (Macau) Limited.

“Notional Amount”, in relation to a Hedging Agreement, has the meaning given in paragraph 6(d) of Part A of Schedule 15 (Hedging Arrangements).

“Obligor” means a Borrower, a Guarantor or the Managing Director.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Occupational Lease” means any lease, sub-lease, licence, tenancy or right to occupy or use (or any agreement for the grant of any of the foregoing) to which a Relevant Obligor’s interest in a Property may be subject from time to time or which may be granted to a Relevant Obligor.

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Onshore Security Documents” means any Transaction Security Document governed by or expressed to be governed by Macau SAR law.

“Original Financial Statements” means the audited consolidated financial statements for the financial year ended 31 December 2010 of MPEL.

“Original Obligor” means the Original Borrower, an Original Guarantor or the Managing Director.

“Party” means a party to this Agreement.

“Parent” means MPEL Nominee One Limited.

“Patacas” or “MOP” denotes the lawful currency of the Macau SAR.

“Permits” means all approvals, licences, consents, permits, Authorisations, registrations and filings, necessary in connection with the execution, delivery, completion, implementation, perfection or performance, admission into evidence or enforcement of the Transaction Documents on the terms thereof and all material approvals, licences, consents, permits, Authorisations, registrations and filings required for the design, development, construction, ownership, maintenance, operation or management of the Projects and Permitted Businesses as contemplated under the Transaction Documents, including those listed in Schedule 16 (Permits).

“Permitted Account” means any account of any Relevant Obligor in any jurisdiction which has been opened or is maintained solely for the purpose of holding (and which does solely hold), from time to time, Excluded Project Revenues, Equity, any amounts that may be applied towards a Permitted Distribution or (without double counting) Permitted Payment other than just to another member of the Group (all requirements (as set out in the applicable definition) to such Permitted Distribution or Permitted Payment being made being satisfied) and, in each case, amounts derived therefrom.

“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or any other acquisition made pursuant to the Approved Additional Hotel Plan;

(b)	an acquisition of shares pursuant to a Permitted Share Issue;

(c)	an acquisition of fully paid shares in an Excluded Subsidiary subscribed for using the proceeds of Equity or any other amounts which would otherwise be available for distribution as a Permitted Distribution (other than solely pursuant to paragraph (a) of the definition thereof) or may otherwise be used for this purpose and which, in each case, are not required for any other purposes under the Finance Documents;

(d)	an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable or are acquired using the proceeds of Equity or any other amounts which would otherwise be available for distribution as a Permitted Distribution (other than solely pursuant to paragraph (a) of the definition thereof) or may otherwise be used for this purpose and which, in each case, is not required for any other purposes under the Finance Documents;

(e)	the incorporation of a company in the Macau SAR or other jurisdiction acceptable to the Agent with limited liability which on incorporation becomes:

(i)	an Excluded Subsidiary; or

(ii)	a member of the Group, but only if that company is or becomes an Additional Obligor for the purposes of carrying out all or any part of a Project or the Mocha Slot Business and the shares in, and assets of, which become subject to Security in form and substance satisfactory to the Agent within 30 days of incorporation; and

(f)	an acquisition for cash consideration, of (A) all of the issued share capital of a limited liability company or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(i)	no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)	the acquired company, business or undertaking is incorporated or established, and carries on its principal business in, the Macau SAR and is engaged in a business substantially the same as that carried on by the Group; and

(iii)	the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition) does not in any Financial Year of the Company exceed in aggregate USD10,000,000 (or its equivalent in other currencies).

“Permitted Businesses” means:

(a)	the Mocha Slot Business;

(b)	each Project;

(c)	any Excluded Project; and

(d)	the provision of credit to gaming patrons, food and beverage, spa, entertainment, entertainment production, convention, advertising, marketing, retail, foreign exchange, transportation, travel and outsourcing of in-house facilities and other businesses and activities which are necessary for, incidental to, arising out of, supportive of or connected to any Permitted Business.

“Permitted Disposal” means any Disposal:

(a)	comprised in the grant of any lease, licence or right to occupy or equivalent interest made by the Altira Project Operating Company or the City of Dreams Project Operating Company or any Subsidiary (which is an Obligor) of a Project Company or a Project Operating Company in respect of that Project in the ordinary course of trading of the disposing entity with respect to any part of any Real Property of the disposing entity including, without limitation, in respect of restaurants, retail outlets, hotel rooms or other facilities;

(b)	of trading stock, inventory or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(c)	of obsolete or redundant vehicles, plant, tools, equipment, fittings, furnishings, utensils or other assets used in the ordinary course of trading for cash or in exchange for replacement assets comparable or superior as to type, value or quality subject, in the case of exchange or replacement, to equivalent security to that being given over such assets being provided over such exchanged or replaced assets;

(d)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments subject to equivalent security to that being given over such assets (if any) being provided in the case of exchange for Cash Equivalent Investment;

(e)	of cash or non-cash prizes and other complimentary items by the Company, the Altira Project Operating Company or the City of Dreams Project Operating Company in the ordinary course of trading for customers or patrons customary in the Permitted Business activities of the type conducted by that person;

(f)	of the registered strata title to any casino in either of the Altira Project or the City of Dreams Project by the relevant Project Company to the Company in accordance with or, as the case may be, after an amendment is made to and in accordance with, the relevant Land Concession to permit the registration of strata title and any such Disposal and subject to complying with the Subconcession and all other Legal Requirements, and the granting of Security in favour of, and in form and substance reasonably satisfactory to, the Security Agent, in respect thereof;

(g)	arising as a result of any Permitted Loan, Permitted Security, Permitted Payment or Permitted Distribution or made pursuant to the Approved Additional Hotel Plan or (subject to the provisions of Schedule 9 (Events of Default)) in connection with an Event of Eminent Domain (as defined in paragraph 1 of schedule 4 (Mandatory Prepayment) of the Senior Facilities Agreement (as such term is defined in the Amendment and Restatement Agreement));

(h)	of any Excluded Project Revenues or any right (contractual or otherwise), title, assets, benefit or interest comprised in, relating to or derived from any Excluded Project, Excluded Project Agreement, Excluded Project Revenues or Excluded Subsidiary (provided that any such right, title, asset, benefit or interest was acquired, where acquired using Obligors’ Revenues, using only monies not required to be applied for other purposes under the Finance Documents), which (in each case) are permitted to be dealt with in such manner under (and are not required for any other purpose contemplated by) any Excluded Project Agreement and which do not form part of, and (other than in the case of Excluded Project Revenues) which are not necessary to ensure the full benefit to the Group of any Project or the Mocha Slot Business;

(i)

(i)	(prior to commencement of any construction or development in relation to the Additional Hotel) of such portion of the Real Property of the City of Dreams Project Company comprised in the City of Dreams Project which, if it is proposed to construct the Additional Hotel, is required for such Additional Hotel to be constructed (including such relevant portion of the podium as is comprised in the Additional Hotel), provided that neither any such Disposal nor the construction and development of the Additional Hotel will in any material way adversely affect either the remainder of the City of Dreams Project or any interest of the Finance Parties therein or breach any applicable Legal Requirements; or

(ii)	(on or following commencement of any construction or development in relation to the Additional Hotel) of such portion of the Real Property of the City of Dreams Project Company comprised in the City of Dreams Project required for construction or development of the Additional Hotel (including such relevant portion of the podium as is comprised in the Additional Hotel), any construction or development in relation to the Additional Hotel (including the Additional Hotel itself) together with any assets comprised in, relating to or derived from the Additional Hotel (such assets not being necessary to ensure the full benefit to the Group of and not being in any way comprised in the remainder of the Projects or the Mocha Slot Business), subject to neither any such Disposal nor any subsequent construction and development of the Additional Hotel (to the extent required to complete the Additional Hotel) will in any material way adversely affect either the remainder of the City of Dreams Project or any interest of the Finance Parties therein or breach any applicable Legal Requirements;

(j)	(subject to the terms of the Finance Documents and provided that no Event of Default or Default is continuing or is likely to occur as a result of such waiver, variation, discharge, release or termination) comprised in the waiver, variation, discharge, release or termination of any contract or other document which (save to the extent it relates to an Excluded Project) is made in the ordinary course of business;

(k)	(subject to the terms of the Finance Documents and provided that no Event of Default or Default is continuing or is likely to occur as a result of such entry into or grant of such licence or similar arrangement) comprised in any licence or similar arrangement for the use of Intellectual Property;

(l)	of any asset (other than (i) Cash or Cash Equivalent Investments, (ii) assets transferred to the Altira Project following the occurrence of an Altira Loss Event (save for any assets which have become comprised in the Altira Project as a result of the occurrence of the Altira Loss Event (as defined in paragraph 1 of Schedule 4 (Mandatory Prepayment) of this Agreement), or (iii) Intellectual Property required in relation to the City of Dreams Project or the Mocha Slot Business) comprised in the Altira Project (which, in each case, is not necessary to ensure the full benefit to the Relevant Obligors of, nor is in any way part of, the City of Dreams Project or the Mocha Slot Business) (the “Altira Assets”) and of all the shares in the Altira Project Operating Company and/or the Altira Project Company (provided that, in each case, its only assets are Altira Assets) following the occurrence of an Altira Loss Event and the making of the mandatory prepayment in respect thereof contemplated by Schedule 4 (Mandatory Prepayment) provided that such Disposal neither involves nor permits any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Group or its assets, including the City of Dreams Project, other than to the extent of any Disposal proceeds therefrom and further provided that no Event of Default or Default is continuing or is likely to occur as a result of such Disposal;

(m)	of any asset (other than any Capital Stock in the Company) by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

(n)	in addition to other Disposals permitted above, of assets at fair market value for valuable cash consideration not in excess of USD15,000,000 (or its equivalent in other currency or currencies) in the aggregate in any Financial Year; and

(o)	not falling within any of the above paragraphs but made with the prior written consent of the Agent such consent not to be unreasonably withheld or delayed,

provided that any such Disposal is on arm’s length terms and for fair market value (or, in each case, better (for the relevant member of the Group)), other than in the case of paragraphs (e), (f), (g), (h), (i)(i), (to the extent that it relates to an Excluded Project Agreement) (j), (l) and (m) above, for any Disposal provided that, in the case of paragraph (h), save as contemplated by the New Cotai Agreement, any claim, interest, liability or right of recourse of any kind of any counterparty in connection with such Disposal against or in that member of the Group or any of its assets (including, without limitation, the Projects) is limited to an aggregate amount equal to all Excluded Project Revenues derived in respect of that Excluded Project, including any Disposal proceeds, (less any amounts thereof applied in accordance with the relevant Excluded Project Agreement) and any other assets of that member of the Group comprised in, relating to or derived from that Excluded Project (and which do not form part of, and (other than in the case of Excluded Project Revenues) which are not necessary to ensure the full benefit to the Group of any Project or the Mocha Slot Business).

“Permitted Distribution” means:

(a)	the payment of a dividend to the Company or any member of the Group;

(b)	the payment of a dividend by the Parent provided that:

(i)	such payment is made from Excess Cashflow that has been generated since the Amendment and Restatement Effective Date and is made during the period commencing on the date of the relevant Compliance Certificate which sets out the amount of that Excess Cashflow and ending on the date immediately prior to the scheduled delivery date (pursuant to paragraph 1.3 (Provision and contents of Compliance Certificate) of Schedule 6 (Covenants) of this Agreement) of the immediately succeeding Compliance Certificate;

(ii)	the provisions of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) are being (and, following such payment, would continue to be) complied with; and

(iii)	no Event of Default or Default is continuing or is likely to occur as a result of making of any such payment;

(c)	the payment of a dividend by the Parent provided that such payment is made or derived from Excluded Project Revenues or proceeds of the disposal of any right, title, asset, benefit or interest comprised in, relating to or derived from the Excluded Project Revenues, Excluded Projects, Excluded Project Agreements or Excluded Subsidiaries (to the extent permitted pursuant to the Finance Documents) which do not form part of, and (other than in the case of Excluded Project Revenues) which are not necessary to ensure the full benefit to the Group of the Projects or the Mocha Slot Business and which may be applied for such purpose under (and are not required for any other purpose contemplated by) any Excluded Project Agreement; and

(d)	the payment of a dividend by the Parent provided that such payment is made from Cash held by the Group and:

(i)	the amount of such payment (when taken together with all other payments made pursuant to this paragraph (d)) is in an amount not in excess of the aggregate amount of Cash and Cash Equivalent Investments held by the Group on the Amendment and Restatement Effective Date less the amount thereof notified by the Company to the Agent in the Cash Balance Certificate as being required to be retained for operating purposes;

(ii)	following such payment being made, the aggregate amount of Cash and Cash Equivalent Investments held by the Group is at least equal to the amount of Cash and Cash Equivalent Investments projected as being held by the Group at the time the payment is made pursuant to the then most recent Projections delivered by the Company under paragraph 1.5 (Projections) of Schedule 6 (Covenants) (or, in case of, the Financial Year ending 31 December 2011, as set out in the Cash Balance Certificate as being required to be held by the Group for operating purposes at the relevant time); and

(iii)	no Event of Default or Default is continuing or is likely to occur as a result of making of any such payment.

Where amounts which are available to make a Permitted Distribution have been used for other purposes permitted under this Agreement (including making Permitted Loans) the amount of such Permitted Distributions that may be made using such amounts shall be reduced pro tanto.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under the Subconcession Bank Guarantee Facility Agreement or any Sponsor Group Loan or Subordinated Debt, subject always to the terms of this Agreement, the Deed of Priority and the Subordination Deed;

(b)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by paragraph 3.31 (Hedging and Treasury Transactions) of Schedule 6 (Covenants);

(c)	under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed USD10,000,000 (or its equivalent in other currencies) at any time;

(d)	incurred to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets provided that:

(i)	if the provider of such Financial Indebtedness proposes to share in the benefit of any of the Transaction Security or any other Security over the Charged Property, the Relevant Obligors and the provider of such Financial Indebtedness have (prior to the incurrence of that Financial Indebtedness) entered into an intercreditor agreement (in form and substance satisfactory to the Majority Lenders) with the Agent and the Relevant Obligors and the provider of such Financial Indebtedness have provided to the Agent any other documentation and other evidence required by the Agent (acting reasonably) in connection therewith (in form and substance satisfactory to the Agent); and

(ii)	Leverage, Total Leverage and Interest Cover for the Test Date immediately prior to the incurrence of such Financial Indebtedness, if determined on a pro forma basis after giving effect to the creation, assumption, incurrence or sufferance to exist of such Financial Indebtedness (when taken together with all such other Financial Indebtedness of the Relevant Obligors permitted pursuant to this paragraph (d) would not exceed the applicable ratio set forth opposite that Test Date in paragraph 2 (Financial Covenants) of Schedule 6 (Covenants));

(e)	contemplated by the Approved Additional Hotel Plan; and

(f)	not permitted by the preceding sub-paragraphs or as a Permitted Transaction and the outstanding amount of which does not exceed USD50,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Guarantee” means:

(a)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(b)	any guarantee permitted under paragraph 3.23 (Financial Indebtedness) of Schedule 6 (Covenants) or contemplated by the Approved Additional Hotel Plan;

(c)	any guarantee reimbursement obligations under the Subconcession Bank Guarantee Facility in an aggregate amount not exceeding MOP550,000,000;

(d)	any guarantees for the arrangement of cash or deposit collateral for any Land Concession;

(e)	the endorsement of negotiable instruments in the ordinary course of trade;

(f)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (d) of the definition of Permitted Security;

(g)	any guarantee given by any Bond Guarantor in respect of the Bond, provided that such guarantees do not exceed (in respect of the principal amount of the Notes referred to therein and guaranteed thereunder) the principal amount of the Bondco Loan;

(h)	any guarantee or other payment undertaking given by a member of the Group in connection with any obligations of a participant in or direct or indirect owner of an Excluded Project (or any financing thereof) where such guarantee or other payment undertaking is collateral to any Security permitted pursuant to paragraph (q) of the definition of Permitted Security set out in this Clause 1.1 (Definitions) and provided that any recourse under such guarantee or other payment undertaking is limited to the value of such Security; and

(i)	any guarantee not permitted by any of the preceding sub-paragraphs and the outstanding principal amount of which does not exceed USD 20,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Investments” has the meaning given to such term in paragraph 3.1 of Schedule 7 (Accounts).

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers (including patrons of any casino or gaming business comprised in a Project or the Mocha Slot Business or an Excluded Project) on normal commercial terms, in the ordinary course of its trading activities and provided always that such extensions of credit (i) comply with all applicable Legal Requirements (including any such Legal Requirements concerning money lending in any jurisdiction in which an Account is situate) and (ii) do not involve the payment of Cash to any such customer by such member of the Group;

(b)	any loan made to an Obligor for the purposes of enabling an Obligor to meet its payment obligations under the Finance Documents;

(c)	any other loan made by an Obligor to another Obligor or any loan contemplated by the Approved Additional Hotel Plan;

(d)	any loan made by an Obligor to an Excluded Subsidiary, any other participant in, or direct or indirect owner of, an Excluded Project or a Joint Venture relating to an Excluded Project using the proceeds of Equity or any amount that is available for the making of a Permitted Distribution under paragraphs (b) or (d) of such definition (all requirements to such Permitted Distribution (as set out in such definition) being made being satisfied) (provided that any such loan made using the proceeds of Equity may only be made if:

(A)	such proceeds of Equity are not required for any other purpose under this Agreement or any other Finance Document or in connection with any of the Projects or the Mocha Slot Business; and

(B)	no Event of Default or Default is continuing or is likely to occur as a result of making any such loan),

or any other amounts deriving from Excluded Project Revenues, Excluded Projects, Excluded Project Agreements or Excluded Subsidiaries or proceeds of the disposal of any right, title, asset, benefit or interest comprised in, relating to or derived from Excluded Project Revenues, Excluded Projects, Excluded Project Agreements or Excluded Subsidiaries (to the extent permitted pursuant to the Finance Documents) which, in each case, are permitted to be so applied in such manner under (and are not required for any other purpose contemplated by) any Excluded Project Agreement;

(e)	a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed USD5,000,000 (or its equivalent in other currencies) at any time; or

(f)	any loan not permitted by any of the preceding paragraphs so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed USD25,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Payment” means:

(a)	a scheduled payment of fees, commission or interest under the Subconcession Bank Guarantee Facility Agreement provided that such payment shall not exceed MOP10,000,000 per annum;

(b)

(i)	a scheduled interest payment under any Sponsor Group Loan or any payment of any amounts payable under or in respect of the Bondco Intercompany Note provided that:

(A)	such payment is made from Excess Cashflow and is made during the period commencing on the date of the relevant Compliance Certificate which sets out the amount of that Excess Cashflow and ending on the date immediately prior to the scheduled delivery date (pursuant to paragraph 1.3 (Provision and contents of Compliance Certificate) of Schedule 6 (Covenants) of this Agreement) of the immediately succeeding Compliance Certificate;

(B)	the provisions of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) are being (and, following such payment, would continue to be) complied with; and

(C)	no Event of Default or Default is continuing or is likely to occur as a result of making of any such payment; and

(ii)	any payment or prepayment in respect of a Sponsor Group Loan or any payment of any amounts payable under or in respect of the Bondco Intercompany Note provided that such payment is made or derived from Excluded Project Revenues which are permitted to be applied for such purpose (and are not required for any other purpose contemplated) by any Excluded Project Agreement (and which do not form part of any Project or the Mocha Slot Business), amounts available for application towards payment of a Permitted Distribution (including any amounts referred to in paragraph (d) of the definition thereof) which may otherwise be used for this purpose and Equity, and provided further that in respect of a payment or prepayment made using Equity:

(A)	such payment or prepayment may only be made within 30 days of the delivery of a Compliance Certificate showing that the provisions of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) are being (and, following such payment, would continue to be) complied with;

(B)	such Equity is not required for any other purpose under this Agreement or any other Finance Document or in connection with any of the Projects or the Mocha Slot Business; and

(C)	no Event of Default or Default is continuing or is likely to occur as a result of making any such payment or prepayment;

(iii)	a payment of fees, costs and other expenses associated with the Facilities provided that such payment is made as further described in the Funds Flow Memorandum (including using the amounts standing to the credit of the Accounts specified therein); and

(c)	a repayment of Sponsor Group Loans in an aggregate amount not exceeding USD304,616,000 (or its equivalent in other currencies) provided that such Sponsor Group Loans were made and used for the purposes referred to in paragraph (c) of the definition of “Permitted Payment” set out in clause 1.1 (Definitions) of the Senior Facilities Agreement (as such term is defined in the Amendment and Restatement Agreement) and further provided that such repayment is funded from amounts available for the making of a Permitted Distribution pursuant to paragraph (b) or (d) of the definition of Permitted Distribution set out in Clause 1.1 (Definitions) of this Agreement.

Where amounts which are available to make a Permitted Payment have been used for other purposes permitted under this Agreement the amount of such Permitted Payments that may be made using such amounts shall be reduced pro tanto.

“Permitted Security” means:

(a)	any Security which is to be irrevocably discharged or released in full by an Obligor on the date of first Utilisation under this Agreement;

(b)	any Transaction Security or Security permitted under the Finance Documents or contemplated by the Approved Additional Hotel Plan;

(c)	any lien arising or subsisting by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(d)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as:

(i)	such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of persons which are not Obligors; and

(ii)	such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of persons which are not Obligors;

(e)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group provided that the aggregate value of all assets subject to any such Security shall not exceed USD10,000,000 (or its equivalent in other currencies);

(f)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(g)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (c) of the definition of “Permitted Financial Indebtedness”;

(h)	any Security created in favour of a plaintiff or defendant in any proceedings as security for costs or expenses;

(i)	any Security securing unpaid Taxes and arising by law but only if such unpaid taxes are contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to pay the amount of those unpaid Taxes;

(j)	any Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit, trust receipts, import loans or shipping guarantees issued or granted for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by a member of the Group in the ordinary course of trading;

(k)	easements, rights-of-way, restrictions, encroachments, and other similar Security or Quasi-Security and other minor defects and irregularities in title, incurred in the ordinary course of trading;

(l)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Security arising in the ordinary course of trading for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate measures;

(m)	Security in favour of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of trading;

(n)	any Security or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation of all applicable laws provided that such Security is contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to discharge such Security;

(o)	any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Relevant Property and any Relevant Property Easements;

(p)	any Security of cash collateral required in respect of Permitted Guarantees for Subconcession and Land Concession;

(q)	any Security over any assets (provided that, any such right, title, asset, benefit or interest was acquired, where acquired using Obligors’ Revenues, using only monies not required to be applied for other purposes under the Finance Documents) or revenues, to the extent that they (in each case) are comprised in, relate to or derive from any Excluded Project Agreement, Excluded Project, Excluded Project Revenues or Excluded Subsidiary or any right, title, asset, benefit or interest in respect thereof or comprised therein (including any Excluded Project Revenues in respect of that Excluded Project standing to the credit of that member of the Group’s Permitted Accounts) and, in each case, such assets form no part of, nor are (other than in the case of Excluded Project Revenues) in any way necessary to ensure the full benefit to the Group of, any Project or the Mocha Slot Business and are (in each case) permitted to be dealt with in such manner under (and are not required for any other purpose contemplated by) any Excluded Project Agreement;

(r)	any sharing of the Transaction Security or the granting, creating or sharing in any other Security over the Charged Property where that granting, creating or sharing is required for the purposes of incurring the Financial Indebtedness referred to in paragraph (d)(i) of the definition of “Permitted Financial Indebtedness” set out in this Clause 1.1 (Definitions); and

(s)	any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under the preceding paragraphs) does not exceed USD25,000,000 (or its equivalent in other currencies);

“Permitted Share Issue” means an issue of shares by a member of the Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of Transaction Security) the newly-issued shares also become subject to Transaction Security on the same terms.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms (or better, for the relevant member of the Group);

(c)	any payments for goods and services under a Service Agreement or Affiliate Agreement provided that any such payment is in an amount not exceeding the actual, arm’s length cost (or better, for the relevant member of the Group) of such goods and services paid by the supplier plus a margin of not more than five per cent or (where any applicable Legal Requirement stipulates that a margin higher than five per cent must be charged pursuant to such Service Agreement or Affiliate Agreement in such circumstances (such margin being the “Specified Margin”)) the lesser of the Specified Margin and ten per cent;

(d)	any Permitted Share Issue;

(e)	any Bond Guarantee;

(f)	any loan or other payment made pursuant to or in connection with the Bondco Intercompany Note;

(g)	the entry by any member of the Group into, and the performance of its obligations under, any agreement which relates to the supply of goods or services to an Excluded Project with any Excluded Subsidiary or other person outside the Group where such agreement is entered into and performed in the ordinary course of trading of that member of the Group and on arm’s length terms (or better, for the relevant member of the Group); or

(h)	transactions contemplated by the Approved Additional Hotel Plan.

“POA Agent” has the meaning given in the Deed of Priority.

“Pre-Funding Indemnity Letter” means the pre-funding indemnity letter dated on or about June 2011 between, amongst others, the Company and the Lenders as at the Amendment and Restatement Effective Date.

“Project” means:

(a)	the City of Dreams Project; or

(b)	the Altira Project.

“Project Certificates of Occupancy” means, in relation to a Project or part thereof, the Licenças de Ocupaçâo issued by the Macau SAR pursuant to applicable Legal Requirements for that Project or part thereof.

“Project Company” means:

(a)	in the case of the City of Dreams Project, Melco Crown (COD) Developments Limited or such other Relevant Obligor that owns the Real Property comprising the City of Dreams Project (the “City of Dreams Project Company”); or

(b)	in the case of the Altira Project, Altira Developments Limited or such other Relevant Obligor that owns the Real Property comprising the Altira Project (the “Altira Project Company”).

“Project Operating Company” means:

(a)	in the case of the City of Dreams Project, Melco Crown (COD) Hotels Limited or such other Relevant Obligor that operates the City of Dreams Project (the “City of Dreams Project Operating Company”); or

(b)	in the case of the Altira Project, Altira Hotel Limited or such other Relevant Obligor that operates the Altira Project (the “Altira Project Operating Company”).

“Projections” means the projections to be delivered by the Company to the Agent pursuant to paragraph 1.5 of Schedule 6 (Covenants).

“Properties” means the land described in the Land Concessions, and any other Real Property acquired by a Relevant Obligor after the date of this Agreement. A reference to a “Property” is a reference to any of the Properties.

“Quarter Date” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Quarterly Financial Statements” has the meaning given to that term in paragraph 1.1 (Definitions) of Schedule 6 (Covenants).

“Quasi-Security” has the meaning given to that term in paragraph 3.16 (Negative pledge) of Schedule 6 (Covenants).

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, the first day of that period.

“Rating Agencies” means any of S&P, Moody’s or Fitch.

“Rating Category” means:

(a)	with respect to S&P, any of the following categories: “AAA,” “AA,” “A,” “BBB,” “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories);

(b)	with respect to Moody’s, any of the following categories: “Aaa,” “Aa,” “A,” “Baa,” “Ba,” “B,” “Caa,” “Ca,” “C” and “D” (or equivalent successor categories); and

(c)	with respect to Fitch, any of the following categories “AAA,” “AA,” “A,” “BBB,” “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories),

and in determining whether a rating has decreased by one or more gradations, gradations within Rating Categories (“+” and “–” for S&P and Fitch or “1,” “2” and “3” for Moody’s) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB,” as well as from “B+” to “B-,” will constitute a decrease of one gradation).

“Rating Date” means, in relation to a Change of Control of the kind referred to in paragraph (c) of the definition of “Change of Control”, the date which is 90 days prior to the earlier of (x) such Change of Control and (y) a public notice of the occurrence of such Change of Control or of the intention by MPEL or any other person or persons to effect such Change of Control.

“Ratings Decline” means, in relation to a Change of Control of the kind referred to in paragraph (c) of the definition of “Change of Control”, the occurrence on, or within six Months after, the date, or public notice of the occurrence of the events set forth in paragraph (c) or the announcement by MPEL or any other person or persons of the intention by MPEL or such other person or persons to effect such Change of Control, of any of the events listed below:

(a)	in the event that the Company is rated by two Rating Agencies on the Rating Date relating to such Change of Control as Investment Grade, such rating of the Company by either such Rating Agency shall be below Investment Grade;

(b)	in the event that the Company is rated by one, and only one, of the Rating Agencies on the Rating Date relating to such Change of Control as Investment Grade, such rating of the Company by such Rating Agency shall be below Investment Grade; or

(c)	in the event that the Company is rated below Investment Grade by any two Rating Agencies on the Rating Date relating to such Change of Control, such rating of the Company by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating given by that Rating Agency with respect to the Company on such Rating Date, provided however that a Ratings Decline will be deemed to have occurred if as at the relevant time none of the Rating Agencies provide a rating with respect to the Company.

“Real Property” means:

(a)	any freehold, leasehold or immovable property, including the land described in the Land Concessions and the Occupational Leases relating to the Mocha Slot Business, and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver, receiver and manager, administrative receiver or analogous person in any Relevant Jurisdiction of the whole or any part of the Charged Property.

“Reference Banks” means the principal offices in Hong Kong of Bank of America, N.A., Deutsche Bank, AG, Commerzbank AG and Australia and New Zealand Banking Group Limited or such other banks as may be appointed by the Agent in consultation with the Company.

“Reinsurance” means any contract or policy of reinsurance from time to time to the extent required by Schedule 8 (Insurance) to be taken out or effected in respect of any Direct Insurance.

“Reinsurer” means an international reinsurer of good standing and responsibility with whom a Reinsurance is placed from time to time to the extent required by and in accordance with Schedule 8 (Insurance).

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or adviser or an Affiliate thereof as the first fund.

“Related Party” means:

(a)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Sponsor; or

(b)	any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Sponsors and/or such other persons referred to in the immediately preceding paragraph (a).

“Relevant Interbank Market” means the Hong Kong interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Obligors” means the Obligors other than the Managing Director.

“Relevant Period” has the meaning given to that term in paragraph 2.1 (Financial definitions) of Schedule 6 (Covenants).

“Relevant Property” means the City Dreams Site or the Altira Site.

“Relevant Property Easement” means in relation to any Relevant Property, the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Project Company and/or appurtenant to the Relevant Property.

“Repayment Date” means each of the dates specified in Clause 6.1 (Term Loan Facility) as Repayment Dates.

“Repayment Instalment” means each instalment for repayment of the Loans under the Term Loan Facility referred to in Clause 6.1 (Term Loan Facility).

“Repeating Representations” means each of the representations set out in paragraphs 1 (Status) to 34 (Establishments) (excluding paragraphs 9 (No filing or stamp taxes), 10 (Deduction of Tax), 13(a) to 13(f) (No Misleading Information), 14(c) (Financial Statements) and 21 (Business) of Schedule 5 (Representations and Warranties)).

“Reports” means each Additional Hotel Report, the Insurance Report and the Appraisal Report.

“Restricted Party” means any person listed:

(a)	in the Annex to the Executive Order (as defined in the definition of “Anti-Terrorism Law” set forth above in this Clause 1.1 (Definitions));

(b)	on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC; or

(c)	in any successor list to either of the foregoing.

“Revenues” means all Group income and receipts, including those derived from the ownership, operation or management of the Projects or any other Permitted Businesses, including payments received by any Relevant Obligor under any Material Document, net payments, if any, received under Hedging Agreements, Liquidated Damages, Insurance Proceeds, Eminent Domain Proceeds, together with any receipts derived from the sale or disposal of rights of any other property pertaining to the Projects or the Permitted Businesses or incidental to the operation or management of the Projects or the Permitted Businesses, all as determined in conformity with cash accounting principles, and the proceeds of any condemnation awards relating to any Project or the Permitted Businesses.

“Revolving Credit Facility” means the revolving credit facility made available pursuant to this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Revolving Credit Facility Commitment” means:

(a)	in relation to an Original Lender, the aggregate of the amount set opposite its name under the heading “Revolving Credit Facility Commitment” in Part B of Schedule 1 (Original Parties) and the amount of any other Revolving Credit Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Revolving Credit Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or under clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement.

“Revolving Credit Facility Lender” means:

(a)	a lender identified as such in Part B of Schedule 1 (Original Parties); or

(b)	any person, bank, financial institution, trust, fund or other entity which has become a Party as a Lender under the Revolving Credit Facility in accordance with Clause 23 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement or clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement.

“Revolving Credit Facility Loan” means a loan made or to be made under Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

“Rollover Loan” means one or more Revolving Credit Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Credit Facility Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Credit Facility Loan;

(c)	in the same currency as the maturing Revolving Credit Facility Loan; and

(d)	made or to be made to the same Borrowers for the purpose of refinancing a maturing Revolving Credit Facility Loan.

“Screen Rate” means HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to four decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” for the relevant period on the Reuters Screen HIBOR1=R Page.

If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Obligations” has the meaning given in the Deed of Appointment.

“Secured Parties” has the meaning given in the Deed of Appointment.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to a Facility.

“Service Agreement” means any of:

(a)	the services agreement dated 1 January 2007 and made between Melco Crown Gaming (Macau) Limited and MPEL Services Limited (formerly named Melco PBL Services Limited);

(b)	the services agreement dated 1 January 2007 and made between Altira Hotel Limited and MPEL Services Limited (formerly named Melco PBL Services Limited);

(c)	the services agreement dated 1 January 2007 and made between Altira Developments Limited (under its former name of Great Wonders Investments Limited) and MPEL Services Limited (formerly named Melco PBL Services Limited);

(d)	the services agreement dated 1 January 2007 and made between Melco Crown (COD) Developments Limited (under its former name Melco Hotels and Resorts (Macau) Limited) and MPEL Services Limited (formerly named Melco PBL Services Limited);

(e)	the services agreement dated 29 May 2007 and made between Melco Crown (COD) Hotels Limited and MPEL Services Limited (formerly named Melco PBL Services Limited);

(f)	the services agreement dated 1 January 2007 and made between MPEL Investments Limited and MPEL Services Limited (formerly named Melco PBL Services Limited);

(g)	the services agreements dated 1 January 2007 and made between Melco Crown Entertainment Limited (formerly known as Melco PBL Entertainment (Macau) Limited) and the Company;

(h)	the services agreement dated 29 May 2007 and made between Melco Crown (Cafe) Services Limited and MPEL Services Limited (formerly named Melco PBL Services Limited);

(i)	the services agreement dated 29 May 2007 and made between Golden Future (Management Services) Limited (formerly known as Melco PBL Services (Macau) Limited) and MPEL Services Limited (formerly named Melco PBL Services Limited);

(j)	the services agreement dated 1 June 2008 and made between Melco Crown Hospitality and Services Limited and MPEL Services Limited;

(k)	the services agreement dated 5 August 2008 and made between Melco Crown (COD) Retail Services Limited and MPEL Services Limited;

(l)	the services agreement dated 5 August 2008 and made between Melco Crown (COD) Ventures Limited and MPEL Services Limited;

(m)	the services agreement dated 27 October 2009 and made between Melco Crown Gaming (Macau) Limited and Melco Crown Security Services Limited;

(n)	the services agreement dated 27 October 2009 and made between Golden Future (Management Services) Limited and Melco Crown Security Services Limited;

(o)	the services agreement dated 27 October 2009 and made between Altira Hotel Limited and Melco Crown Security Services Limited;

(p)	the services agreement dated 27 October 2009 and made between Melco Crown (COD) Hotels Limited and Melco Crown Security Services Limited; and

(q)	the services agreement dated 25 March 2010 and made between Golden Future (Management Services) Limited and MPEL Properties Limited,

any other agreement which a member of the Group may enter into from time to time with an Affiliate outside the Group for the supply of goods or services as permitted pursuant to this Agreement.

“Sponsor Group Loans” means Financial Indebtedness advanced by one or more of the Sponsor Group Shareholders to a Relevant Obligor and that is subordinated in accordance with the terms provided by the Subordination Deed.

“Sponsor Group Shareholder” means any direct or indirect shareholder of the Parent which is a Sponsor, a Subsidiary of a Sponsor or which would be a Subsidiary of a Sponsor were the rights and interests of each Sponsor in respect thereof combined.

“Sponsor Group Shareholder’s Undertaking” means the undertakings in the agreed form given by the Sponsor Group Shareholders in favour of the Finance Parties prior to the Amendment and Restatement Effective Date.

“Sponsors” means MPEL, Melco and Crown and “Sponsor” means each of them.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc..

“Subconcession” means the trilateral agreement dated 8 September 2006 entered into by and between Macau SAR, Wynn Resorts (Macau), S.A. (“Wynn Macau”) (as concessionaire for the operation of casino games of chance and other casino games in the Macau SAR, under the terms of a concession contract dated 24th June 2002 between the Macau SAR and Wynn Macau) and the Company comprising a set of instruments from which shall flow an integrated web of rights, duties and obligations by and for all and each of the Macau SAR, Wynn Macau and the Company (the nominative administrative contract known as the subconcession contract for the operation of casino games of chance and other casino games in the Macau SAR, executed by Wynn Macau and the Company, to be the most significant instrument thereof), pursuant to the terms of which the Company shall be entitled to operate casino games of chance and other casino games in the Macau SAR as an autonomous subconcessionaire in relation to Wynn Macau, and including any supplemental letters or agreements entered into or issued by Macau SAR and any member of Group or MPEL.

“Subconcession Bank Guarantee” means the bank guarantee provided under article 61 of the Subconcession.

“Subconcession Bank Guarantee Facility” means the facility extended to the Company by the Subconcession Bank Guarantor in accordance with the terms of the Subconcession Bank Guarantee Facility Agreement for the issuance of the Subconcession Bank Guarantee.

“Subconcession Bank Guarantee Facility Agreement” means the agreement dated 1 September 2006 between the Subconcession Bank Guarantor and the Company.

“Subconcession Bank Guarantor” means Banco Nacional Ultramarino, S.A.

“Subconcession Direct Agreement” means the agreement relating to security (with the exclusion of land concession and immovable property) in the agreed form to be entered into between the Macau SAR, the Company and the Security Agent.

“Subordinated Creditor” has the meaning given to it in the Subordination Deed;

“Subordinated Debt” means Financial Indebtedness owing to Subordinated Creditors (being Sponsor Group Shareholders and Obligors that are, in each case, Subordinated Creditors) that is subordinated in accordance with the terms provided in respect thereof by the Subordination Deed.

“Subordination Deed” means the subordination deed dated 13 September 2007 between, amongst others, the Company, certain Relevant Obligors and the Security Agent (as amended, novated, supplemented, extended, replaced or retained (in each case, however fundamentally) from time to time, including pursuant to the Deed of Amendment).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super-Majority Lenders” means a Lender or Lenders (and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedge Counterparty, that Hedge Counterparty) who hold in aggregate more than 75% of the Voting Entitlements of all such Finance Parties.

“Syndication Date” means the day on which the Coordinating Lead Arrangers and Bookrunners confirm that the general syndication of the Facilities has been completed.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Adviser” means, as the case may be:

(a)	Franklin + Andrews (Hong Kong) Limited as the technical adviser for the Finance Parties; or

(b)	the technical adviser appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) to advise the Finance Parties as and when required in respect of any of the Projects or the Group’s other Permitted Businesses.

“Term Loan Facility” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Term Loan Facility Commitment” means:

(a)	in relation to an Original Lender, the aggregate of the amount set opposite its name under the heading “Term Loan Facility Commitment” in Part A of Schedule 1 (Original Parties) and the amount of any other Term Loan Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Term Loan Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or under clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement.

“Term Loan Facility Lender” means:

(a)	a lender identified as such in Part A of Schedule 1 (Original Parties); or

(b)	any person, bank, financial institution, trust, fund or other entity which has become a Party as a Lender under the Term Loan Facility in accordance with Clause 23 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement or clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement.

“Term Loan Facility Loan” means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan.

“Termination Date” means, in relation to a Facility, the Final Repayment Date therefor.

“Termination Proceeds” means compensation or other proceeds paid by the Macau SAR in relation to the termination, redemption or rescission of the Subconcession.

“Total Commitments” means the aggregate of the Total Term Loan Facility Commitments and the Total Revolving Credit Facility Commitments at the Amendment and Restatement Effective Date.

“Total Leverage” has the meaning given to that term in paragraph 2.1 (Financial definitions) of Schedule 6 (Covenants).

“Total Revolving Credit Facility Commitments” means (subject to clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement) the aggregate of the Revolving Facility Commitments, being HKD 3,120,720,000 at the Amendment and Restatement Effective Date.

“Total Term Loan Facility Commitments” means (subject to clause 8 (Failure to Pre-fund) of the Amendment and Restatement Agreement) the aggregate of the Term Loan Facility Commitments, being HKD 6,241,440,000 at the Amendment and Restatement Effective Date.

“Transaction Documents” means:

(a)	the Finance Documents;

(b)	the Material Documents;

(c)	the Constitutional Documents of each Relevant Obligor;

(d)	the Subconcession Bank Guarantee Facility Agreement; and

(e)	the Excluded Project Operation Agreements.

“Transaction Security” means the Security or other collateral created, evidenced or expressed to be created or evidenced pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Schedule 14 (Transaction Security Documents) together with any other document entered into by any Obligor or other person creating or expressed to create any Security or other collateral over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate and Lender Accession Undertaking” means an agreement substantially in the form set out in Schedule 10 (Form of Transfer Certificate and Lender Accession Undertaking) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement and Lender Accession Undertaking or Transfer Certificate and Lender Accession Undertaking; and

(b)	the date on which the Agent executes the relevant Assignment Agreement and Lender Accession Undertaking or Transfer Certificate and Lender Accession Undertaking.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Person” means any person whose jurisdiction of organization is a state of the United States or the District of Columbia.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“USD”, “US dollars” or “US$” denotes the lawful currency of the United States.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“Voting Entitlement” means, at any time:

(a)	in relation to a Lender, the sum of its participations in any outstanding Loans and its aggregate undrawn Available Commitments under the Facilities; and

(b)	in relation to each Hedge Counterparty (after a Hedge Voting Right Event has occurred in relation to such Hedge Counterparty and is continuing), the equivalent amount in HKD of any amount due but unpaid (other than default interest) under the Hedging Agreement to which such Hedge Counterparty is party following its early termination in accordance with the Hedging Agreement.

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)	the “Agent”, an “Arranger”, any “Finance Party”, any “Lender”, any “Hedge Counterparty”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is in a form previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally);

(v)	“guarantee” means (other than in Clause 19 (Guarantee And Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	an “equivalent amount in other currencies”, “equivalent amount in HKD”, “equivalent amount in USD” or “its equivalent” means, in relation to an amount in one currency, that amount converted on any relevant date into the relevant currency, HKD or USD (as the case may be) at the Agent’s Spot Rate of Exchange on that date;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, (i) a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and (ii) the word “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly).

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived, save that, in respect of an Event of Default under paragraph 1 (Non-payment) of Schedule 9 (Events of Default) which occurs as a result of a Lender of a maturing Revolving Credit Facility Loan not making an equivalent Rollover Loan available on a proposed Utilisation Date pursuant to the operation of Clause 4.2 (Further conditions precedent), such Event of Default is “continuing” if it has not been waived or remedied by that Lender being repaid such Revolving Credit Facility Loan in full (together with all accrued interest and other amounts payable to that Lender pursuant to the Finance Documents) by the Company by the date falling no later than 3 Business Days from that proposed Utilisation Date.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

1.4	Other Definitions

In any other Finance Document:

“Hard Rock Agreement” means:

(a)	the hotel trademark licence agreement dated 22 January 2007 between Hard Rock Holdings Limited and Melco Crown (COD) Developments Limited (as novated to Melco Crown COD (HR) Hotel Limited by a novation agreement dated 30 August 2008 between Hard Rock Holdings Limited, Melco Crown (COD) Developments Limited and Melco Crown COD (HR) Hotel Limited);

(b)	the casino trademark licence agreement dated 22 January 2007 between Hard Rock Holdings Limited and the Company;

(c)	the memorabilia lease (hotel) dated 22 January 2007 between Hard Rock Cafe International (STP), Inc. and Melco Crown (COD) Developments Limited (as novated to Melco Crown COD (HR) Hotel Limited by a novation agreement dated 30 August 2008 between Hard Rock Cafe International (STP), Inc., Melco Crown (COD) Developments Limited and Melco Crown COD (HR) Hotel Limited);

(d)	the memorabilia lease (casino) dated 22 January 2007 between Hard Rock Cafe International (STP), Inc. and the Company;

(e)	the letter agreement in relation to insurance for memorabilia for Hard Rock Hotel and Casino in Macau SAR dated 30 August 2008 between Melco Crown (COD) Developments Limited, the Company, Hard Rock Cafe International (STP), Inc. and Melco Crown COD (HR) Hotel Limited; and

(f)	the non-disturbance agreement dated 30 August 2008 between Melco Crown (COD) Developments Limited, Melco Crown (COD) Hotels Limited, Hard Rock Holdings Limited and Melco Crown COD (HR) Hotel Limited.

“Hyatt Agreement” means:

(a)	the Hotel Management Agreement in respect of Grand Hyatt Macau dated 30 August 2008 between Melco Crown COD (GH) Hotel Limited and Hyatt of Macau Ltd.;

(b)	the non-disturbance agreement dated 30 August 2008 between Hyatt of Macau Ltd., Melco Crown (COD) Developments Limited, Melco Crown (COD) Hotels Limited and Melco Crown COD (GH) Hotel Limited; and

(c)	the letter agreement dated 30 August 2008 between Hyatt of Macau Ltd., Melco Crown (COD) Developments Limited, Melco Crown (COD) Hotels Limited and Melco Crown COD (GH) Hotel Limited.

“IP Agreement” means:

(a)	Trade Mark Licence Agreement dated 30 November 2006 between Melco Crown Entertainment Limited and Crown Limited;

(b)	Trade Mark Sub-Licence Agreement dated 9 February 2007 between Melco Crown Entertainment Limited and Melco Crown Gaming (Macau) Limited;

(c)	Trade Mark Sub-Licence Agreement dated 9 February 2007 between Melco Crown Entertainment Limited and Altira Hotel Limited;

(d)	Trademark Licence Agreement dated 18 August 2008 between Melco Crown Entertainment Limited and MPEL Services Limited;

(e)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown Gaming (Macau) Limited;

(f)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (COD) Hotels Limited;

(g)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown COD (HR) Hotel Limited;

(h)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (Cafe) Limited;

(i)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown COD (CT) Hotel Limited;

(j)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (COD) Developments Limited;

(k)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (COD) Retail Services Limited;

(l)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (COD) Ventures Limited;

(m)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and COD Theatre Limited;

(n)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown COD (GH) Hotel Limited;

(o)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (CM) Hotel Limited;

(p)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown Hospitality and Services Limited;

(q)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Golden Future (Management Services) Limited;

(r)	Trade Mark Sub-Licence Agreement dated 18 August 2008 between MPEL Services Limited and Melco Crown (CM) Developments Limited;

(s)	Trade Mark Sublicense Agreement dated 21 August 2008 between Melco Crown Entertainment Limited and Melco Crown Hospitality and Services Limited;

(t)	Trade Mark Sublicense Agreement dated 21 August 2008 between Melco Crown Entertainment Limited and Melco Crown (COD) Hotels Limited;

(u)	Trade Mark Sublicense Agreement dated 21 August 2008 between Melco Crown Entertainment Limited and Melco Crown COD (CT) Hotel Limited;

(v)	Altira Trade Mark Licence Agreement dated 15 April 2009 between Melco Crown Entertainment Limited and MPEL Services Limited;

(w)	Altira Trade Mark Sub-Licence Agreement dated 15 April 2009 between MPEL Services Limited and Melco Crown Gaming (Macau) Limited; and

(x)	Altira Trade Mark Sub-Licence Agreement dated 15 April 2009 between MPEL Services Limited and Altira Hotel Limited (f/k/a Melco Crown (CM) Hotel Limited).

“Major Project Document” means:

(a)	each Hyatt Agreement;

(b)	each Hard Rock Agreement;

(c)	each Mocha Lease;

(d)	each IP Agreement; and

(e)	any other document (other than the Subconcession, each Land Concession or the New Cotai Agreement) entered into by a Relevant Obligor on or prior to the Amendment and Restatement Effective Date with a total contract price payable by a Relevant Obligor (or expected aggregate amount to be paid by a Relevant Obligor in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, incurred by a Relevant Obligor or a grant or disposal of a property interest, in each case in an amount or of a value in excess of USD50,000,000 or its equivalent in other currencies, each as the same may be amended from time to time in accordance with the terms and conditions of this Agreement and thereof.

“Mocha Lease” means any Occupational Lease entered into in connection with the Mocha Slot Business.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers term loan and revolving credit facilities in an amount of USD1,200,000,000 which may be utilised by means of the following:

(a)	a HKD term loan facility in an aggregate amount equal to the Total Term Loan Facility Commitments; and

(b)	a HKD revolving credit facility in an aggregate amount equal to the Total Revolving Credit Facility Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Obligors’ Agent

(a)	Each Relevant Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Relevant Obligor notwithstanding that they may affect the Relevant Obligor, without further reference to or the consent of that Relevant Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Relevant Obligor pursuant to the Finance Documents to the Company,

and in each case the Relevant Obligor shall be bound as though the Relevant Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Relevant Obligor or in connection with any Finance Document (whether or not known to any other Relevant Obligor and whether occurring before or after such other Relevant Obligor became a Relevant Obligor under any Finance Document) shall be binding for all purposes on that Relevant Obligor as if that Relevant Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Relevant Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

(a)	Subject to Clause 5.5 (Limitations on Utilisations), the relevant Borrower shall apply the Term Loan Facility towards:

(i)	refinancing certain existing Financial Indebtedness of the Obligors; and

(ii)	financing agreed fees, costs and other expenses associated with the Facilities,

as described in the Funds Flow Memorandum.

(b)	Subject to Clause 5.5 (Limitations on Utilisations), the relevant Borrower shall apply the Revolving Credit Facility towards:

(i)	refinancing certain existing Financial Indebtedness of the Obligors as described in the Funds Flow Memorandum;

(ii)	funding Maintenance Capital Expenditure in respect of the Projects (excluding the Additional Hotel); or

(iii)	general working capital purposes.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

[Not used]

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation under a Facility if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)	all the Repeating Representations are true and correct in all material respects.

4.3	Maximum number of Utilisations

(a)	A Borrower may not deliver a Utilisation Request under the Revolving Credit Facility if as a result of the proposed Utilisation 10 or more Revolving Credit Facility Loans would be outstanding.

(b)	A Borrower may not request that a Term Loan Facility Loan be divided.

SECTION 3

UTILISATION

5.	UTILISATION REQUESTS AND LENDER PARTICIPATION

5.1	Delivery of a Utilisation Request

(a)	A Borrower (or the Company on its behalf) may utilise a Facility in accordance with Clause 2.1 (The Facilities) by delivery to the Agent of a duly completed Utilisation Request signed by an authorised signatory of the Borrower, not later than 11.00 a.m. on the fifth Business Day prior to the proposed Utilisation Date.

(b)	The Company is not required to deliver a Utilisation Request in respect of any of the Utilisations to be made on the Amendment and Restatement Effective Date (as such Utilisations of the Term Loan Facility and the Revolving Credit Facility will occur, pursuant to Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date), on the Amendment and Restatement Effective Date). The Utilisation Request in respect of the Utilisations of the Term Loan Facility and Revolving Credit Facility contemplated by Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date) shall be deemed to have been delivered by the Company on the Amendment and Restatement Effective Date in accordance with Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date) (and the requirements of this Clause 5.1 shall not apply with respect to such Utilisations of the Term Loan Facility and Revolving Credit Facility contemplated by Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date)).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)	Utilisations under the Term Loan Facility and/or the Revolving Credit Facility may be requested in the same Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be Hong Kong dollars.

(b)	The amount of the proposed Utilisation must be a minimum of HKD40,000,000 or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, and (in respect of Revolving Credit Facility Loans) subject to Clause 6.2 (Revolving Credit Facility), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent will notify each Lender of the amount of each Term Loan Facility Loan or Revolving Credit Facility Loan and the amount of its participation in that Loan by 2.00 p.m. on the third Business Day prior to the proposed Utilisation Date (except that, in relation to the Utilisations of the Term Loan Facility and the Revolving Credit Facility contemplated by Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date), such notification shall be made on or prior to the Amendment and Restatement Effective Date).

5.5	Limitations on Utilisations

(a)	The proceeds of the Facilities shall not be applied:

(i)	towards any purpose connected with the operation of casino games of chance or other forms of gaming; or

(ii)	(directly or indirectly) for business activities (1) relating to or involving (A) Cuba, Sudan, Iran, Myanmar (Burma), Syria or North Korea or (B) any other countries that are subject to economic and/or trade sanctions as notified in writing by the Agent (acting on behalf of any Lender) to the Company from time to time or (C) any Restricted Party or (2) which would otherwise result in a breach of any Anti-Terrorism Law.

(b)	No Utilisation under the Revolving Credit Facility may be made to:

(i)	finance (or refinance) the making of any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of any member of the Group’s share capital, the repayment or distribution of any share premium reserve of any member of the Group, the payment of any management, advisory or other fee to or to the order of any Sponsor Group Shareholder or any Affiliate thereof, or the redemption, repurchase, defeasance, retirement or repayment of any member of the Group’s share capital; or

(ii)	finance (or refinance) the design, development, construction or operation of the Additional Hotel (or for any other purpose connected therewith).

(c)	The Parties hereby acknowledge that, notwithstanding any other provision of this Agreement, following the making of the Utilisations of the Term Loan Facility contemplated by Clause 5.6 (Utilisations on the Amendment and Restatement Effective Date) below, the Term Loan Facility has been fully drawn and accordingly no further Utilisations of the Term Loan Facility are possible.

5.6	Utilisations on the Amendment and Restatement Effective Date

(a)	Notwithstanding any other provision of this Agreement (including, without limitation, this Clause 5), on the Amendment and Restatement Effective Date, the Utilisations of the Term Loan Facility and the Revolving Credit Facility described in Part I of Appendix 3 of the Funds Flow Memorandum shall occur and the Company shall be deemed to have delivered a Utilisation Request for such Utilisations and the requirements under this Clause 5 shall be deemed to have been satisfied with respect to such Utilisation Request.

(b)	The Parties hereby acknowledge that, following the making of the Utilisations referred to in Clause 5.6(a) above, the Utilisations described in Part II of Appendix 3 of the Funds Flow Memorandum have been made under this Agreement and are outstanding.

5.7	Cancellation of Commitment

The Commitments of each Lender under a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Facility.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Term Loan Facility

(a)	Each Borrower shall repay the Loans made to it under the Term Loan Facility in instalments by repaying on each Repayment Date an amount which reduces the amount of each outstanding Loan under the Term Loan Facility by an amount equal to the relevant percentage of the amount of that Loan borrowed by it as at the close of business in Hong Kong on the last day of the Availability Period in relation to the Term Loan Facility as set out in the table below:

Repayment Date (number of Months from the Amendment and Restatement Effective Date)	Percentage of Facility to be Repaid Term Loan Facility Term Loan
27	8.0%
30	8.0%
33	8.0%
36	8.0%
39	8.0%
42	8.0%
45	8.0%
48	8.0%
51	8.0%
54	8.0%
57	8.0%
60	12.0%

Total	100.0%

(b)	No Borrower may reborrow any part of the Term Loan Facility which is repaid.

6.2	Revolving Credit Facility

(a)	A Borrower which has drawn a Revolving Credit Facility Loan shall repay that Loan in full on the last day of its Interest Period.

(b)	Without prejudice to the Borrowers’ obligations under paragraph (a) above, if one or more Revolving Credit Facility Loans are to be made available to the Borrowers:

(i)	on the same day that a maturing Revolving Credit Facility Loan is due to be repaid by the Borrowers;

(ii)	in the same currency as the maturing Revolving Credit Facility Loan; and

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Credit Facility Loan,

the aggregate amount of the new Revolving Credit Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving Credit Facility Loan so that:

(A)	if the amount of the maturing Revolving Credit Facility Loan exceeds the aggregate amount of the new Revolving Credit Facility Loans:

(1)	the Borrowers will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)	each Lender’s participation (if any) in the new Revolving Credit Facility Loans shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Credit Facility Loan and that Lender will not be required to make its participation in the new Revolving Credit Facility Loans available in cash; and

(B)	if the amount of the maturing Revolving Credit Facility Loan is equal to or less than the aggregate amount of the new Revolving Credit Facility Loans:

(1)	the Borrowers will not be required to make any payment in cash; and

(2)	each Lender will be required to make its participation in the new Revolving Credit Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Credit Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Credit Facility Loan and the remainder of that Lender’s participation in the new Revolving Credit Facility Loans shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation in the maturing Revolving Credit Facility Loan.

7.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)	each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ prior notice, cancel the whole or any part (being a minimum of HKD160,000,000) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.3	Voluntary prepayment

(a)	Subject to paragraph (b) below, a Borrower under a Facility may, if it gives the Agent not less than 5 Business Days’ prior notice, prepay the whole or any part of a Loan outstanding thereunder (but, if in part, being an amount that, whether alone or with any such prepayment made by any other Borrower at such time, reduces the aggregate amount of such Loans by a minimum amount of HKD160,000,000).

(b)	The amount of the Repayment Instalment, for each Repayment Date falling after such prepayment, in relation to the Term Loan Facility shall be reduced pro rata by the amount prepaid in respect of the Term Loan Facility.

7.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

(any such Lender, an “Affected Lender”) the Company may whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

7.5	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.	MANDATORY PREPAYMENT

Each Borrower shall prepay the Utilisations and/or cancel Available Commitments under the Facilities on the dates and in accordance, and otherwise comply, with the provisions of Schedule 4 (Mandatory Prepayment).

9.	RESTRICTIONS

9.1	Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, Voluntary Prepayment And Cancellation), Clause 9.7 (Prepayment elections) or paragraph 3(d) of Schedule 4 (Mandatory Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the affected Facility (or Facilities) and Utilisations and the amount of that cancellation or prepayment.

9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	Reborrowing of Facilities

No Borrower may reborrow any part of the Term Loan Facility which is prepaid. Unless a contrary indication appears in this Agreement, any part of the Revolving Credit Facility which is repaid or voluntarily prepaid may be reborrowed in accordance with the terms of this Agreement.

9.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.6	Agent’s receipt of Notices

If the Agent receives a notice under Clause 7 (Illegality, Voluntary Prepayment And Cancellation) or an election under Clause 9.7 (Prepayment elections) or paragraph 3(d) of Schedule 4 (Mandatory Prepayment), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

9.7	Prepayment elections

The Agent shall notify the Lenders and the Hedge Counterparties in respect of a Facility as soon as possible of any proposed prepayment of that Facility under Clause 7.3 (Voluntary prepayment) or paragraph 2(a) of Schedule 4 (Mandatory Prepayment).

9.8	Effect of Repayment and Prepayment

(a)	If all or part of a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this Clause 9.8 (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 7.1 (Illegality) or paragraph (c) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender)) shall reduce the Commitments of the Lenders rateably under that Facility.

(b)	If any of the Term Loan Facility Loans are prepaid in accordance with paragraph 2(a) of Schedule 4 (Mandatory Prepayment), Clause 7.1 (Illegality) or Clause 7.4 (Right of cancellation and repayment in relation to a single Lender), then the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the Term Loan Facility prepaid.

SECTION 5

COSTS OF UTILISATION

10.	INTEREST

10.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	HIBOR.

10.2	Payment of interest

(a)	The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-monthly intervals after the first day of the Interest Period).

(b)	If the annual audited financial statements of the Group and related Compliance Certificate received by the Agent show that a higher Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

10.3	Default interest

(a)	If a Relevant Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Relevant Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

10.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

11.	INTEREST PERIODS

11.1	Selection of Interest Periods and Terms

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan Facility Loan which has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan Facility Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Term Loan Facility Loan was made not later than 11.00 a.m. on the 5th Business Day prior to the commencement of the next Interest Period.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be one Month.

(d)	Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period for a Loan of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Agent and the Company may agree and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

(h)	A Revolving Credit Facility Loan has one Interest Period only.

11.2	Changes to Interest Periods

(a)	Prior to determining the interest rate for a Term Loan Facility Loan, the Agent may shorten an Interest Period for any Term Loan Facility Loan to ensure there are sufficient Term Loan Facility Loans which have an Interest Period ending on a Repayment Date for each Borrower thereunder to make the relevant Repayment Instalment due on that date.

(b)	If the Agent makes any of the changes to an Interest Period referred to in this Clause 11.2, it shall promptly notify the Company and the Lenders and the Hedge Counterparties.

11.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Term Loan Facility Loans made to the same Borrower; and

(ii)	end on the same date,

those Term Loan Facility Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan Facility Loan on the last day of the Interest Period.

(b)	A Borrower may not request that a Loan be divided.

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Absence of quotations

Subject to Clause 12.2 (Market disruption), if HIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. (Hong Kong time) on the Quotation Date, HIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event not less than 2 Business Days before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Date for the relevant Interest Period for the relevant Loan the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Agent to determine HIBOR for the relevant currency and Interest Period; or

(ii)	before close of business in Hong Kong on the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR.

(c)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Company thereof.

12.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

12.4	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	FEES

13.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender under the Revolving Credit Facility) a commitment fee in HKD that is computed at a rate of 40 per cent. of the Margin for the Availability Period applicable to the Revolving Credit Facility on that Lender’s Available Commitment under the Revolving Credit Facility.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant period specified in paragraph (a) above, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time such cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2	Arrangement fee

The Company shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4	Security Agent fee

The Company shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party (other than a Hedge Counterparty) which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document (other than under or in respect of a Hedging Agreement).

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Agreement).

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	Each Relevant Obligor shall make all payments to be made by it under a Finance Document (other than a Hedging Agreement) without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Company shall promptly upon a Relevant Obligor becoming aware that such Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Relevant Obligor.

(c)	If a Tax Deduction is required by law to be made by a Relevant Obligor, the amount of the payment due from that Relevant Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Relevant Obligor is required to make a Tax Deduction, that Relevant Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3	Tax indemnity

(a)	Without prejudice to Clause 14.2 (Tax gross-up), the Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 14.2 (Tax gross-up).

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from a Relevant Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Relevant Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Obligor.

14.5	Stamp taxes

The Company shall pay and, within five Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them.

14.6	Indirect tax

(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

14.7	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 14 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

15.	INCREASED COSTS

15.1	Increased costs

(a)	Subject to Clause 15.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and

(ii)	“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

15.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3	Exceptions

(a)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by a Relevant Obligor;

(ii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(iv)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).

15.4	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)	a Relevant Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 15.1 (Increased costs) or paragraph (c) of Clause 14.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Company may, on 1 Business Day’s prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer all (and not part only) of its rights and obligations under this Agreement pursuant to Clause 23 (Changes To The Lenders) to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”) selected by the Company, and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender, such replacement must take place no later than 10 Business Days after the date of the Company’s notice referred to in paragraph (a) above; and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or agree to a waiver or amendment of, any provisions of the Finance Documents or the entry into of any Finance Document or other document (including any document which may bind any of the Finance Parties);

(ii)	the consent, waiver, amendment or entry in question requires the consent of all the Lenders; and

(iii)	Lenders and/or Hedge Counterparties whose Voting Entitlements aggregate more than 80 per cent. of the Voting Entitlements of all Lenders and Hedge Counterparties have consented or agreed to such consent, waiver, amendment or entry, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

16.	OTHER INDEMNITIES

16.1	Currency indemnity

(a)	If any sum due from a Relevant Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Relevant Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Relevant Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Relevant Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

(a)	The Company shall (or shall procure that a Relevant Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	any Information Memorandum or any other information produced or approved by any Relevant Obligor being or being alleged to be misleading and/or deceptive in any respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Relevant Obligor or with respect to the transaction contemplated or financed under this Agreement;

(iv)	a failure by a Relevant Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing Among The Finance Parties);

(v)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(vi)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)	The Company shall (or shall procure that a Relevant Obligor will), within five Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party, each officer, director, employee, agent, advisor, and representative of a Finance Party (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of legal counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Finance Documents or the transactions contemplated by the Finance Documents or any use made or proposed to be made of the proceeds of the Facilities, whether or not such investigation, litigation or proceeding is brought by a member of the Group, any shareholder or creditor of any member of the Group, an Indemnified Party or any other person, except to the extent that such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct. Any third party referred to in this paragraph (b) may rely on this Clause 16.2 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

16.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4	Indemnity to the Security Agent

(a)	Each Relevant Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	the taking, holding, protection or enforcement of the Transaction Security,

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)	The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

17.	MITIGATION BY THE LENDERS

17.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax Gross-Up And Indemnities) or Clause 15 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.	COSTS AND EXPENSES

18.1	Transaction expenses

The Company shall within five Business Days (other than in respect of costs and expenses required to be paid as a condition to Utilisation) on demand pay the Agent, the Arrangers and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) reasonably incurred or made by the Agent, the Arrangers and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Security Agent’s ongoing costs

(a)	In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Company shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)	If the Security Agent and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of Hong Kong (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

18.4	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If for any reason (including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

(a)	any payment to a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided, reduced or required to be restored, or

(b)	any discharge, compromise or arrangement (whether in respect of the obligations of any Obligor or any security for any such obligation or otherwise) given or made wholly or partly on the basis of any payment, security or other matter which is avoided, reduced or required to be restored, then:

(a)	the liability of each Obligor shall continue (or be deemed to continue) as if the payment, discharge, compromise or arrangement had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that payment or security from each Obligor, as if the payment, discharge, compromise or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by any act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding against any other Guarantor or any other party.

19.5	Guarantor Intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for or in connection with any purpose whatsoever, including without limitation, any of the following: any Relevant Property expansion; acquisitions of any nature; increasing working capital; enabling dividends or distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and expenses associated with any of the foregoing.

19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any money received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all the Secured Obligations to be repaid or discharged in full, on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics).

19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS

20.1	General

Each Relevant Obligor makes the representations and warranties set out in Schedule 5 (Representations and Warranties) at the times set out herein.

20.2	Times when representations made

(a)	All the representations and warranties in Schedule 5 (Representations and Warranties) are made by each Relevant Obligor on the Amendment and Restatement Effective Date except for the representations and warranties set out in paragraph 13 (No misleading information) thereof which are deemed to be made by each Relevant Obligor (i) with respect to each Information Memorandum or supplement thereto, on the date the Information Memorandum or supplement is (or was) approved by the Company and, (ii) with respect to the information provided by or on behalf of an Obligor for the preparation of the Information Package, on the Amendment and Restatement Effective Date and on any later date on which the Information Package (or any part of it) is (or was) released to the Arrangers for distribution in connection with syndication.

(b)	The representations and warranties in paragraph 13 (No misleading information) of Schedule 5 (Representations and Warranties) are deemed to be made by each Relevant Obligor on the Syndication Date.

(c)	The Repeating Representations are deemed to be made by each Relevant Obligor on:

(i)	the date of each Utilisation Request;

(ii)	each Utilisation Date; and

(iii)	the first day of each Interest Period.

(d)	All the representations and warranties in Schedule 5 (Representations and Warranties) except paragraph 13 (No misleading information) thereof are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)	Each representation or warranty deemed to be made after the Amendment and Restatement Effective Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

21.	COVENANTS

21.1	Content

The Relevant Obligors undertake to each Finance Party that they shall comply with the covenants set out in Schedule 6 (Covenants).

21.2	Duration

The covenants in Schedule 6 (Covenants) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Schedule 9 (Events of Default) is an Event of Default.

22.1	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)	notify the Security Agent that an Event of Default has occurred and continuing and instruct the Security Agent to issue one or more Enforcement Notices; and/or

(e)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under any of the Finance Documents (including, following the issue of an Enforcement Notice, any such rights, remedies, powers or discretions which first require the issue of such a notice).

SECTION 9

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (in each case, the “New Lender”).

23.2	Conditions of assignment or transfer

(a)	Any assignment or transfer by an Existing Lender of all or any part of its Commitment must, if the assignment or transfer is only of part, be in a minimum aggregate amount of HKD40,000,000 or, if less, the entire amount of the Existing Lender’s Commitment in the relevant Facility.

(b)	An Existing Lender must consult with the Company for a period of no less than 3 Business Days before it makes an assignment or transfer in accordance with Clause 23.1 (Assignments and transfers by the Lenders), or it enters into any sub-participation in respect of any Commitment or amount outstanding under this Agreement, unless:

(i)	the assignment or transfer is to, or the sub-participation is with, another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, the assignment or transfer is to, or the sub-participation is with, a fund which is a Related Fund of that Existing Lender;

(iii)	an Event of Default has occurred and is continuing;

(iv)	any event or circumstance referred to in paragraph (c) of the definition of “Change of Control” or the definition of “Ratings Downgrade” each set out in Clause 1.1 (Definitions) of this Agreement has occurred; or

(v)	the Agent has received any of the information referred to in sub-paragraph (j) or (k) of paragraph 1.7 (Information: miscellaneous) of Schedule 6 (Covenants).

(c)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement and Lender Accession Undertaking or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Deed of Appointment; and

(iii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Deed of Appointment and if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(e)	If, after the Syndication Date:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment, transfer or accession takes effect, pay to the Agent (for its own account) a fee of HKD27,500 in respect of any New Lender.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition or other circumstances of the Project, any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial and other condition, circumstances and affairs of each Project, each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

23.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and Lender Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and Lender Accession Undertaking.

(b)	The Agent shall only be obliged to execute a Transfer Certificate and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate and Lender Accession Undertaking the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arrangers, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

23.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (d) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement and Lender Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and Lender Accession Undertaking.

(b)	The Agent shall only be obliged to execute an Assignment Agreement and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement and Lender Accession Undertaking;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement and Lender Accession Undertaking (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

(e)	The procedure set out in this Clause 23.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

23.7	Copy of Assignments, Transfer and Accession Documents to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and Lender Accession Undertaking, an Assignment Agreement and Lender Accession Undertaking or a Hedge Counterparty Accession Undertaking, send to the Company a copy of that Transfer Certificate and Lender Accession Undertaking or Assignment Agreement and Lender Accession Undertaking.

23.8	Disclosure of information

(a)	Any Finance Party may disclose to any of its Affiliates, related corporations, head office, branch and representative office (each a “Finance Party Related Party”), any Obligor (or any person permitted by any Obligor), any other Finance Party, any of its professional advisers and other persons providing services to it (provided such person is under a duty of confidentiality (contractual or otherwise) to the Finance Party disclosing the information) and any other person:

(i)	to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(ii)	with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which all or any of the obligations, economic interest or other interest under the Finance Documents of that Finance Party is to be transferred or payments are to be made by reference to the Finance Documents or any Obligor; or

(iii)	to any of its agents, contractors, or third party service providers who are under a duty of confidentiality to that Finance Party and who provide services or facilities to that Finance Party in connection with that Finance Party’s business or operations and to that Finance Party’s host server and storage provider for the purpose of processing transactions and storing statements of account, advices, transaction records and other documents, data or records; or

(iv)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, to any governmental, banking, taxation or other regulatory authority or in connection with any litigation, arbitration, legal, administrative or regulatory proceedings;

(v)	for whose benefit that Finance Party creates Security (or may do so) pursuant to Clause 23.10 (Security Interests over Lenders’ rights);

(vi)	to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto; and

(b)	any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Company) any other person,

any information about any Obligor, the Group, the Project, the Permitted Businesses and the Finance Documents as that Lender or other Finance Party shall consider appropriate if, in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 23.8 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

Nothing in this Clause 23.8 shall prohibit the disclosure of any information which is publicly available other than as a result of a breach by a Finance Party of this Clause 23.8.

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind:

(i)	any information with respect to the US federal and state income tax treatment of the Facilities and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of any Party or any other person named herein, or information that would permit identification of any Party or such other persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment or facts; and

(ii)	all materials of any kind (including opinions or other tax analysis) that are provided to any of the foregoing relating to such tax treatment,

in so far as such disclosure relates to US federal income tax.

Each Finance Party Related Party shall be permitted to disclose information in accordance with this Clause 23.8 as if it were a Finance Party.

23.9	Hedge Counterparties

(a)	A counterparty to a Hedging Agreement may become a Party to this Agreement by executing and delivering to the Agent a Hedge Counterparty Accession Undertaking.

(b)	A Hedge Counterparty may, at any time, assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations under and in accordance with the Finance Documents subject to delivery to the Agent of a duly completed Hedge Counterparty Accession Undertaking executed by the assignee or transferee.

(c)	With effect from the date of acceptance by the Agent and the Security Agent of a Hedge Counterparty Accession Undertaking or, if later, the date specified in that Hedge Counterparty Accession Undertaking:

(i)	any Party ceasing entirely to be a Hedge Counterparty shall be discharged from further obligations towards the other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(ii)	as from that date, the replacement or new Hedge Counterparty shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement.

(d)	The obligations of the Obligors owed to each Hedge Counterparty shall be secured by the Transaction Security and each Hedge Counterparty shall be entitled to share in any proceeds arising from the enforcement thereof in accordance with the Deed of Appointment and this Agreement.

(e)	Nothing in this Clause 23.9 nor any other provisions of any Finance Document shall be deemed to entitle any Hedge Counterparty in its capacity as such under any Hedging Agreement to exercise any voting, consent, approval or similar right under the Finance Documents (other than the Hedging Agreements) provided that:

(i)	each Hedge Counterparty shall have the right to participate in all decisions after the occurrence of a Hedge Voting Right Event in relation to such Hedge Counterparty that is continuing; and

(ii)	the consent of all Hedge Counterparties shall be required in respect of each of the matters referred to in Clause 34.2 (Exceptions) and for any amendment to this Clause 23.9.

(f)	Each Hedge Counterparty agrees that, except with the prior written consent of the Agent or as otherwise provided in Schedule 15 (Hedging Arrangements), no amendment may be made to a Hedging Agreement to an extent which would result in:

(i)	any payment under that Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in that Hedging Agreement; or

(ii)	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement; or

(iii)	the Company becoming liable to make any payment under that Hedging Agreement in any currency other than in the currency provided for under the original provisions of that Hedging Agreement.

(g)	No Hedge Counterparty may terminate a hedging facility or close out any hedging transaction under a Hedging Agreement prior to its stated maturity except in accordance with the terms thereof and Schedule 15 (Hedging Arrangements).

(h)	After a notice has been given by the Agent pursuant to Clause 22.1 (Acceleration) (which notice shall be copied by the Agent to each Hedge Counterparty), a Hedge Counterparty shall, at the written request of the Agent, terminate the hedging facility or close out any hedging transaction under the Hedging Agreement to which it is party in accordance with the terms of such Hedging Agreement.

23.10	Security Interests over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

23.11	The Register

[Not used]

23.12	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

23.13	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 23, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

24.	CHANGES TO THE OBLIGORS

24.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2	Additional Borrower

(a)	Subject to compliance with the provisions of sub-paragraphs (c) and (d) of paragraph 1.9 (“Know your customer” checks) of Schedule 6 (Covenants), the Company may request that any of its wholly owned or controlled Subsidiaries becomes an Additional Borrower. The relevant Subsidiary shall become an Additional Borrower if:

(i)	it is (and has been since incorporation) a wholly owned Subsidiary of the Company;

(ii)	it has not traded nor carried on any kind of business whatsoever (other than any such activities as may be required to maintain its corporate status and existence);

(iii)	the Company and the relevant Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iv)	the relevant Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(v)	the Company confirms that no Default is continuing or would occur as a result of the relevant Subsidiary becoming an Additional Borrower; and

(vi)	the Agent has received all of the relevant documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent).

24.3	Additional Guarantors

(a)	Subject to compliance with the provisions of sub-paragraphs (c) and (d) of paragraph 1.9 (“Know your customer” checks) of Schedule 6 (Covenants), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor.

(b)	The Company shall procure that any other member of the Group shall, as soon as possible after becoming a member of the Group, become an Additional Guarantor and grant such Security as the Agent may require and shall accede to the Deed of Appointment.

(c)	A member of the Group shall become an Additional Guarantor if:

(i)	the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(d)	The Agent shall notify the Company, the Lenders and the Hedge Counterparties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent).

24.4	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 20.2 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

25.	ROLE OF THE AGENT, THE ARRANGERS AND OTHERS

25.1	Appointment of the Agent

(a)	Each of the Arrangers, the Lenders and the Hedge Counterparties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arrangers, the Lenders and the Hedge Counterparties authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no duties save as expressly provided under or in connection with any Finance Document.

(f)	Prior to the occurrence of an Event of Default which is continuing, to the extent that (and, in each case, as permitted by this Agreement):

(i)	any amendment, variation, waiver or termination of a Major Project Document (as defined in Clause 1.4 (Other Definitions) of this Agreement) or any other document assigned to the Secured Parties (or over which Security is granted) pursuant to the terms of any Transaction Security Document and/or the application of any amounts payable by any person under such Major Project Document or such other document is permitted without the prior consent of the Agent or the Security Agent;

(ii)	this Agreement permits amounts to be credited, applied or paid to, or withdrawn or transferred from, any Account without the prior consent of the Agent or the Security Agent; or

(iii)	this Agreement permits any Insurances to be amended, varied, waived, renewed, extended or replaced and/or the application of the proceeds of any claim under the Insurances without the prior consent of the Agent or the Security Agent, the Agent shall, notwithstanding any notices or acknowledgments given by or to any person under any Transaction Security Document, when requested to do so by a member of the Group (acting reasonably), direct the Security Agent to provide any consent, approval or notification and take such other action as the Company or other Relevant Obligor may reasonably require (at the Company’s cost and expense) in respect thereof which may be required of it in respect of the matters set out in paragraphs (i) to (iii) above.

25.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or any Arranger as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Security Agent or the Arrangers shall be bound to account to any Lender or Hedge Counterparty for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Agent, the Security Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)	any statement made or purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders and Hedge Counterparties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under paragraph 1 (Non-payment) of Schedule 9 (Events of Default));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. Without prejudice to any other provision hereof, it may also exercise on behalf of the Finance Parties any right, power, authority or discretion in respect of such matters as it determines to be of a minor technical or administrative or of a non-credit related nature without any instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders and Hedge Counterparties) until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders and Hedge Counterparties) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender or Hedge Counterparty (without first obtaining that Lender or Hedge Counterparty’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

25.8	Responsibility for documentation

None of the Agent or the Arrangers:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or any Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender or Hedge Counterparty and each Lender and Hedge Counterparty confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

25.10	Lenders’ indemnity to the Agent and the Security Agent

(a)	Each Lender and Hedge Counterparty shall rateably in accordance with the proportion that the sum of its Available Commitments and its participations in any outstanding Loans bear to the aggregate of the Available Commitments and such participations of all the Secured Parties (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify each of the Agent and Security Agent, within three Business Days of demand (accompanied by reasonable written certification), against any cost, loss or liability incurred by the Agent or the Security Agent (other than by reason of the fraud, negligence or wilful misconduct of the Agent or the Security Agent) in acting as Agent and Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by, or indemnified to its satisfaction by, an Obligor pursuant to a Finance Document or otherwise in writing). For the purposes of this Clause 25.10, each Hedge Counterparty shall, in respect of each Hedging Agreement entered into by it, be deemed to have made a Loan to the Company in an amount equal to the equivalent amount in HKD of any amount due but unpaid (other than default interest) under the Hedging Agreement to which such Hedge Counterparty is party following its early termination.

(b)	Clause 25.10 shall not apply to the extent that the Agent is otherwise actually indemnified or reimbursed by any Party under any other provision of the Finance Documents.

(c)	Provided that if an Obligor is required to reimburse or indemnify any Secured Party for such cost, loss or liability in accordance with the terms of the Finance Documents, the Company shall, within ten Business Days of demand in writing by the relevant Secured Party, indemnify such Secured Party in relation to any payment actually made by such Secured Party pursuant to paragraph (a) of Clause 25.10 above.

25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the Lenders, the Hedge Counterparties and the Company.

(b)	Alternatively the Agent may resign by giving notice to the Lenders, the Hedge Counterparties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in Hong Kong).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.12	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in Hong Kong).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.13	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent and the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

(d)	The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Company or any Affiliates of the Company on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

25.14	Relationship with the Lenders and the Hedge Counterparties

(a)	The Agent may treat each Lender and Hedge Counterparty as a Lender or Hedge Counterparty, entitled to payments under the Finance Documents and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender and Hedge Counterparty shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender and Hedge Counterparty shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

25.15	Credit appraisal by the Lenders and Hedge Counterparties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Hedge Counterparty confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the Agent to any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

25.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.17	Agent’s management time

Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs And Expenses) and Clause 25.10 (Lenders’ indemnity to the Agent and the Security Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

25.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.19	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent, the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by any advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)	oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, economic or trade sanctions laws or regulations.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.6 (Partial payments).

27.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.	PAYMENT MECHANICS

28.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2	Distributions by the Agent

(a)	Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)	The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 23 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

28.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 25.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 28.2 (Distributions by the Agent)

28.6	Partial payments

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	firstly, following the delivery of an Enforcement Notice, in payment of all costs and expenses incurred by or on behalf of the Agent or Security Agent in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Agent or Security Agent;

(ii)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Arrangers and the Security Agent under those Finance Documents;

(iii)	thirdly, in payment pro rata of all amounts paid by any Secured Party under Clause 25.10 (Lenders’ indemnity to the Agent and the Security Agent) but which have not been reimbursed by the Company;

(iv)	fourthly, in or towards payment pro rata of:

(A)	all accrued interest, costs, fees and expenses due and payable to the Lenders under the Finance Documents; and

(B)	all amounts (not being any amount payable as a result of termination or closing out of all or any part of any Hedging Agreement) due and payable to the Hedge Counterparties under the Finance Documents;

(v)	fifthly, payment pro rata of:

(A)	any principal due and payable under the Term Loan Facility to the extent due and payable to the Lenders;

(B)	any principal due but unpaid under the Revolving Credit Facility; and

(C)	all amounts payable to the Hedge Counterparties as a result of the termination or closing out of all or any part of any Hedging Agreement; and

(vi)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Lenders, vary the order set out in paragraphs (a)(iii) to (vi) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, Hong Kong dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than Hong Kong dollars shall be paid in that other currency.

28.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.	SET-OFF

Without prejudice to the provisions of Schedule 7 (Accounts) and subject to the terms of Clause 27 (Sharing Among The Finance Parties), a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company and each other Obligor, that identified with its name in the signing pages below;

(b)	in the case of each Lender, Hedge Counterparty or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name in the signing pages below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than ten Business Days’ notice.

30.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 30.3 will be deemed to have been made or delivered to each of the Obligors.

30.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

30.6	Electronic communication

(a)	Any communication to be made between the Agent or the Security Agent and a Lender or Hedge Counterparty under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender or Hedge Counterparty:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Lender, a Hedge Counterparty or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or a Hedge Counterparty to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(c)	Notwithstanding the foregoing, each Party hereto agrees that the Agent may make information, documents and other materials that any Obligor is obligated to furnish to the Agent pursuant to the Finance Documents (together, “Communications”) available to any Finance Party by posting the Communications on IntraLinks or another relevant website, if any, to which such Finance Party has access (whether a commercial, third-party website or whether sponsored by the Agent) (the “Platform”). Nothing in this Clause 30.6 shall prejudice the right of the Agent to make the Communications available to any Finance Party in any other manner specified in this Agreement or any other Finance Documents.

(d)	Each Finance Party agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Finance Party for purposes of this Agreement and the other Finance Documents. Each Finance Party agrees:

(i)	to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Finance Party to which the foregoing notice may be sent by electronic transmission; and

(ii)	that the foregoing notice may be sent to such e-mail address.

(e)	Notwithstanding paragraph (f) below, each Party hereto agrees that any electronic communication referred to in this Clause 30.6 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Agent; provided that if such communication is not so received by the Agent during the normal business hours of the Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Agent.

(f)	Each Party hereto acknowledges that:

(i)	the distribution of material through an electronic medium is not necessarily secure and that there are confidentially and other risks associated with such distribution;

(ii)	the Communications and the Platform are provided “as is” and “as available”;

(iii)	none of the Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agency Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Agency Party expressly disclaims liability for errors or omissions in any Communications or the Platform; and

(iv)	no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agency Party in connection with any Communications or the Platform.

(g)	Each Relevant Obligor hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to MPEL, any of its Subsidiaries or their respective securities) (each, a “Public Lender”). Each Relevant Obligor hereby agrees that:

(i)	Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof;

(ii)	by marking Communications “PUBLIC,” each Obligor shall be deemed to have authorized the Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to MPEL, any of its Subsidiaries or their respective securities for purposes of US federal and state securities laws;

(iii)	all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and

(iv)	the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender”.

30.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.8	Hedging Agreement

Clauses 30.1 (Communications in writing) to 30.6 (Electronic communication) shall not apply to any Hedging Agreement.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)	Subject to Clause 23.9 (Hedge Counterparties), Clause 34.2 (Exceptions) and paragraphs (b) and (c) below, any term of the Finance Documents (other than the Mandate Documents) may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party:

(i)	any amendment or waiver or enter into any document or do any other act or thing permitted by this Clause 34 and any other provision of the Finance Documents; and

(ii)	pursuant to paragraph (a) of Clause 25.7 (Majority Lenders’ instructions), any amendment or waiver of, or in respect of, such matters as it determines to be of a minor technical or administrative matters or of a non-credit related nature.

(c)	Upon the mandatory prepayment contemplated by paragraph 2(a)(vi) of Schedule 4 (Mandatory Prepayment) of this Agreement being made (and provided that such release neither involves nor permits any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Group or its assets, including the City of Dreams Project and that no Event of Default or Default is continuing or is likely to occur as a result of such release), the Agent shall (and is authorised to) instruct the Security Agent (at the cost of the Relevant Obligors and at the written request of the Company) to release the Altira Site and any other Altira Assets from the Transaction Security and the Agent and Security Agent are authorised to execute (and the Agent is authorised to instruct the Security Agent to execute), without the need for any further authorisation from the Secured Parties, any releases required in relation thereto and to issue any certificates of non-crystallisation of floating charges that may be necessary or desirable.

(d)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 34 which is agreed to by the Company, including any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

34.2	Exceptions

(a)	An amendment, waiver or other exercise of any right, power or discretion that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Super Majority Lenders” or paragraph (d) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in or an extension of any Commitment or the Total Commitments;

(vi)	a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

(vii)	any provision which expressly requires the consent of all the Lenders or Hedge Counterparties or Super Majority Lenders;

(viii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 8 (Mandatory Prepayment), Schedule 4 (Mandatory Prepayment) (save for an amendment, waiver or other exercise of any right, power or discretion that solely relates to paragraph 2(a)(ii) or 2(a)(iv) of Schedule 4 (Mandatory Prepayment) (or any of the defined terms referred to in such paragraphs (or any defined terms referred to in those defined terms) only insofar as such definitions apply to that paragraph 2(a)(ii) or 2(a)(iv), as the case may be) and provided that such amendment, waiver or other exercise of any right, power or discretion does not have the effect of reducing any amount which is payable pursuant to any such paragraph), Clause 23 (Changes To The Lenders) (other than paragraphs (f) and (g) of Clause 23.9 (Hedge Counterparties)) or this Clause 34;

(ix)	the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee and Indemnity)

(x)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to (1) a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document or (2) any sharing in the Transaction Security or the granting, creating or sharing in any other Security over the Charged Property and that sharing or granting, creating or sharing is required for the purposes of incurring the Financial Indebtedness referred to in paragraph (d)(i) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions));

(xi)	the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(xii)	any amendment to the order of priority or subordination under the Subordination Deed or the Deed of Priority,

shall not be made without the prior consent of all the Lenders and, where required under Clause 23.9 (Hedge Counterparties), the Hedge Counterparties.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers, or the Security Agent may not be effected without the consent of the Agent, the Arrangers, or the Security Agent.

(c)	If any amendment, waiver or other exercise of any right, power or discretion of or in relation to any term of any of the Finance Documents is required in respect of the entry into of an Excluded Project Operation Agreement and that amendment, waiver or other exercise would, but for this paragraph (c), require the prior consent of all of the Lenders pursuant to paragraph (a) above, then notwithstanding this such Excluded Project Operation Agreement may be entered into by the Agent with the prior consent of the Super-Majority Lenders.

(d)	If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document (other than an amendment or waiver relating to those matters referred to in paragraph (a) above or which requires the consent of the Super-Majority Lenders under paragraph (c) above) or other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Company agrees to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request provided that the Company has noted in its request for a consent, waiver, amendment or vote that such action is subject to the provisions of this paragraph (d) and sets out the date that is 10 Business Days after the date of such request.

34.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or Total Revolving Credit Facility Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 34.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.4	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Credit Facility Commitment of the Lender; or

(iii)	require such Lender to (and such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Credit Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 10 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

35.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.	ENFORCEMENT

38.1	Jurisdiction of English courts

(a)	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 38.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Relevant Obligor:

(i)	irrevocably appoints Law Debenture Corporate Service Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the Relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within three Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

PART A

ORIGINAL TERM LOAN FACILITY LENDERS

Name of Original Term Loan Facility Lender/ Term Loan Facility Lender	Total Term Loan Facility Commitment (HKD)

Australia and New Zealand Banking Group Limited	390,090,000.00

Bank of America, N.A.	390,090,000.00

Bank of China Limited, Macau Branch	1,040,240,000.00

Commerzbank AG	390,090,000.00

Deutsche Bank AG, Hong Kong Branch	390,090,000.00

Banco Comercial de Macau, S.A.	234,054,000.00

Banco Comercial Português, S.A. Macao Branch	234,054,000.00

Banco Nacional Ultramarino, S.A.	390,090,000.00

The Bank of East Asia Limited, Macau Branch	130,030,000.00

The Bank of Nova Scotia	260,060,000.00

China Construction Bank (Macau) Corporation Limited	260,060,000.00

Citibank, N.A., Hong Kong Branch	390,090,000.00

Commonwealth Bank of Australia	234,054,000.00

Credit Suisse AG, Singapore Branch	260,060,000.00

National Australia Bank Limited	390,090,000.00

The Royal Bank of Scotland plc, Singapore Branch	390,090,000.00

Tai Fung Bank Limited	234,054,000.00

Wing Lung Bank, Limited – Macau Branch	234,054,000.00

Total	6,241,440,000.00

PART B

ORIGINAL REVOLVING CREDIT FACILITY LENDERS

Name of Original Revolving Credit Facility Lender / Revolving Credit Facility Lender	Total Revolving Credit Facility Commitment (HKD)

Australia and New Zealand Banking Group Limited	195,045,000.00

Bank of America, N.A.	195,045,000.00

Bank of China Limited, Macau Branch	520,120,000.00

Commerzbank AG	195,045,000.00

Deutsche Bank AG, Hong Kong Branch	195,045,000.00

Banco Comercial de Macau, S.A.	117,027,000.00

Banco Comercial Português, S.A. Macao Branch	117,027,000.00

Banco Nacional Ultramarino, S.A.	195,045,000.00

The Bank of East Asia Limited, Macau Branch	65,015,000.00

The Bank of Nova Scotia	130,030,000.00

China Construction Bank (Macau) Corporation Limited	130,030,000.00

Citibank, N.A., Hong Kong Branch	195,045,000.00

Commonwealth Bank of Australia	117,027,000.00

Credit Suisse AG, Singapore Branch	130,030,000.00

National Australia Bank Limited	195,045,000.00

The Royal Bank of Scotland plc, Singapore Branch	195,045,000.00

Tai Fung Bank Limited	117,027,000.00

Wing Lung Bank, Limited – Macau Branch	117,027,000.00

Total	3,120,720,000.00

PART C

ORIGINAL HEDGE COUNTERPARTIES

Australia and New Zealand Banking Group Limited

Barclays Bank PLC

Deutsche Bank AG

National Australia Bank Limited

UBS AG, London Branch

PART D

GUARANTORS

Guarantor	Jurisdiction of Incorporation	Registration Number (or equivalent)

MPEL Nominee One Limited	Cayman Islands	187717

MPEL Nominee Two Limited	Cayman Islands	187718

MPEL Nominee Three Limited	Cayman Islands	187898

MPEL Investments Limited	Cayman Islands	168835

Melco Crown (COD) Hotels Limited	Macau SAR	27812

Melco Crown (COD) Developments Limited	Macau SAR	19157

Golden Future (Management Services) Limited	Macau SAR	27808

Altira Hotel Limited	Macau SAR	24789

Altira Developments Limited	Macau SAR	19596

Melco Crown Hospitality and Services Limited	Macau SAR	29549

Melco Crown (Cafe) Limited	Macau SAR	27811

Melco Crown (COD) Retail Services Limited	Macau SAR	29561

Melco Crown (COD) Ventures Limited	Macau SAR	29562

COD Theatre Limited	Macau SAR	31483

Melco Crown COD (CT) Hotel Limited	Macau SAR	31451

Melco Crown COD (GH) Hotel Limited	Macau SAR	31453

Melco Crown COD (HR) Hotel Limited	Macau SAR	31452

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION UNDER ALTIRA TRANCHE

[NOT USED]

PART B

CONDITIONS PRECEDENT TO INITIAL UTILISATION UNDER CITY OF DREAMS TRANCHE

[NOT USED]

PART C

CONDITIONS PRECEDENT TO ALL UTILISATIONS (OTHER THAN ALTIRA TRANCHE)

[NOT USED]

PART D

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter executed by the Additional Obligor and the Company.

2.	A copy of the Constitutional Documents of the Additional Obligor.

3.	In the case of any Additional Obligor who is a US Person, a copy of a good standing certificate (including verification of tax status) or equivalent with respect to the Additional Obligor, issued as of a recent date by the Secretary of State or other relevant State or other Governmental Authority.

4.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and any other Transaction Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)	authorising the Company to act as its agent in connection with the Finance Documents.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.	A copy of a resolution signed by all the holders of the issued shares in each Additional Obligor, approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party.

7.	A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments or the entry into or performance under any of the Transaction documents to which it is a party would not cause any borrowing, guarantee, security or similar limit or any other Legal Requirement binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Obligor certifying that each document, copy document and other evidence listed in this Part D is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

9.	The following legal opinions:

(a)	A legal opinion of the legal advisers to the Agent and the Security Agent, as to English law.

(b)	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent and the Security Agent in each of those jurisdictions.

10.	Evidence that the agent for service of process specified in Clause 38.2 (Service of process) has accepted its appointment in relation to the proposed Additional Obligor.

11.	Any Transaction Security Documents which are required by the Agent to be executed by the proposed Additional Obligor.

12.	Any notices, requests for undertakings or other documents required to be given or executed under the terms of those Transaction Security Documents, together with, where relevant, their due acknowledgement and agreement by the addressee or any other person expressed to be a party thereto.

13.	An undertaking, in such form as may be required by the Deed of Appointment or as may otherwise be reasonably required by the Agent or the Security Agent providing for the accession of the Additional Obligor to the Deed of Appointment executed by the Additional Obligor.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

TERM LOAN FACILITY/REVOLVING CREDIT FACILITY

From:	[Company]

To:	[Agent]

Date:

Dear Sirs

MELCO CROWN GAMING (MACAU) LIMITED AND OTHERS – SENIOR FACILITIES AGREEMENT ORIGINALY DATED 5 SEPTEMBER 2007 (AS AMENDED AND RESTATED PURSUANT TO AN AMENDMENT AND RESTATEMENT AGREEMENT DATED [—]) (THE “SENIOR FACILITIES AGREEMENT”)

[TERM LOAN FACILITY UTILISATION REQUEST] [REVOLVING CREDIT FACILITY UTILISATION REQUEST]

1.	We refer to the Senior Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Borrower:	[Company]

(b) Proposed Utilisation Date:	[—] (or, if that is not a Business Day, the next Business Day)

(c) Facility to be utilised:	[Term Loan Facility] [Revolving Credit Facility]

(d) Currency of Loan:	HKD

(e) Amount:	[—] or, if less, the Available Facility

(f) Interest Period:	[—]

(g) Purpose:	[—]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

Name:
authorised signatory for and on behalf of
[Company]

¹	Delete if no Rollover Loan being utilised.
²	Delete if only a Rollover Loan is being utilised.

PART B

SELECTION NOTICE

From:	[Company]

To:	[Agent]

Date:

Dear Sirs

MELCO CROWN GAMING (MACAU) LIMITED AND OTHERS – SENIOR FACILITIES AGREEMENT ORIGINALY DATED 5 SEPTEMBER 2007 (AS AMENDED AND RESTATED PURSUANT TO AN AMENDMENT AND RESTATEMENT AGREEMENT DATED [—]) (THE “SENIOR FACILITIES AGREEMENT”)

SELECTION NOTICE NO [—]

1.	We refer to the Senior Facilities Agreement. This is a Selection Notice. Terms defined in the Senior Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Term Loan Facility Loan[s] with an Interest Period ending on [—].[1]

3.	We request that the next Interest Period for the above Term Loan Facility Loan[s] is [—].[2]

4.	This Selection Notice is irrevocable.

Yours faithfully

Name:
authorised signatory for and on behalf of
[Borrower]/[Company]

[1]	Repeat and insert details of all Loans for the relevant Facility which have an Interest Period ending on the same date.
[2]	Complete as required.

SCHEDULE 4

MANDATORY PREPAYMENT

1.	Definitions

For the purposes of this Schedule 4:

“Altira Insurance Proceeds” means the proceeds of any insurance claim under a property all risks (or equivalent) insurance policy in respect of the loss, damage, destruction or determination by any relevant Insurer of a constructive total loss of all or substantially all of the Altira Project (an “Altira Loss Event”) receivable by any Relevant Obligor (including, if not in cash, the monetary value thereof) and after deducting any reasonable expenses, Taxes and costs in relation to that claim which are incurred by any Group member to persons who are not Obligors.

“Claim Proceeds” means the proceeds of a claim or the settlement thereof (including Liquidated Damages and, if not in cash, the monetary value thereof) (a “Recovery Claim”) against any Macau SAR Governmental Authority under a Material Document receivable by any Relevant Obligor and after deducting:

(a)	any reasonable expenses which are incurred by any Relevant Obligor to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by a Relevant Obligor (as reasonably determined by the Relevant Obligor on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.

“Disposal Proceeds” means the consideration receivable by any Relevant Obligor (including, if not in cash, the monetary value thereof other than from another Obligor) for any Disposal (save for any Disposal referred to in paragraph (a), (b), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) or (o) of the definition of “Permitted Disposal” set out in Clause 1.1 (Definitions) of this Agreement) made by any Relevant Obligor except for Excluded Disposal Proceeds and after deducting:

(a)	any reasonable expenses which are incurred by any Relevant Obligor with respect to that Disposal to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by any Relevant Obligor in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Eminent Domain Proceeds” means all amounts and proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Group or any of its assets (save for any asset comprised in or used for an Excluded Project and which the Company notifies the Agent is not necessary to ensure the full benefit to the Relevant Obligors of, nor is in any way part of, any Project or the Mocha Slot Business) less any costs or expenses incurred by any member of the Group or its agents in collecting such amounts and proceeds.

“Event of Eminent Domain” means, with respect to any asset (save for any asset comprised in or used for an Excluded Project and which the Company notifies the Agent is not necessary to ensure the full benefit to the Relevant Obligors of, nor is in any way part of, any Project or the Mocha Slot Business):

(a)	any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such asset or the requisition of the use of such asset, by any agency, department, authority, commission, board, instrumentality or political subdivision of any Governmental Authority having jurisdiction; or

(b)	any settlement in lieu of paragraph (a) above.

“Excluded Disposal Proceeds” means the proceeds of any Disposal made pursuant to paragraph (c) or (n) of the definition of “Permitted Disposal” set out in Clause 1.1 (Definitions) of this Agreement provided that:

(a)	the Company notifies the Agent within 60 days of receipt of such proceeds that such proceeds are to be applied in reinvestment in either of the Projects or the Mocha Slot Business (or any part thereof) and, where the Company has so notified the Agent, such proceeds are committed to be so applied within 6 Months of receipt and, other than the amount of any such proceeds that the relevant member of the Group undertaking such reinvestment is entitled to retain pursuant to any agreements or other arrangements (howsoever described) entered into in relation to that reinvestment, such proceeds are so applied within 12 Months of receipt; or

(b)	(to the extent not applied in accordance with paragraph (a) above), such proceeds do not exceed an amount equal to USD15,000,000 (or its equivalent) in aggregate for the Group in any Financial Year.

“Excluded Insurance Proceeds” means (1) any Altira Insurance Proceeds and (2) any proceeds of an insurance claim or settlement thereof (whether for any single loss, any series of related losses or otherwise) under any property all risks (or equivalent) insurance policy receivable by any Relevant Obligor (including, if not in cash, the monetary value thereof) provided that:

(a)	the Company notifies the Agent such proceeds are or are to be applied to the replacement, reinstatement and/or repair of the assets (or reimbursement of payments made by the Company or other Relevant Obligor in respect thereof) or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made and provided further that, where such loss or related losses exceeds USD5,000,000 (or its equivalent):

(i)	the damage or destruction does not constitute the destruction of all or substantially all of a Project;

(ii)	a Default has not occurred and is continuing (other than a Default resulting solely from such damage or destruction) and, after giving effect to any proposed repair and restoration, no Default will result from such damage or destruction or proposed repair and restoration (or any proposed reimbursement of payments made by the Company or other Relevant Obligor in respect thereof);

(iii)	the Company has certified within 3 months of the event or events to which the relevant insurance claim relates, and the Agent determines in its reasonable judgment, that repair or restoration of the Project or the affected assets to a condition substantially similar to their condition immediately prior to the event or events to which the relevant insurance claims relate, is technically and economically feasible within 12 months of such event or events and that a sufficient amount of funds is or will be available to the Project Company or other Relevant Obligor to make such repairs and restorations (subject at all times to paragraph 2.2 (Financial condition) of Schedule 6 (Covenants));

(iv)	the Company has certified within 3 months of the event or events to which the relevant insurance claim relates, and the Agent determines in its reasonable judgment, that a sufficient amount of funds is or will be available to the Group to make all payments on Financial Indebtedness which will become due during and following the period prior to the completion of the repairs or restoration (the “repair period”) and, in any event, to maintain compliance with the covenants set forth in paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) during such repair period;

(v)	no Permit is necessary to proceed with the repair and restoration of the Project or the affected assets and, except with the consent of the Finance Parties, no amendment to any of the Finance Documents is necessary for the purpose of effecting the repairs or restoration of the Project or the affected assets or subjecting the repairs or restoration to the Security of the applicable Transaction Security Documents and maintaining the priority of such Security or, if any of the above is necessary, the Project Company or Relevant Obligor will be able to obtain the same as and when required; and

(vi)	the Agent shall promptly receive such certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration of the Project or the affected assets or to preserve or protect the Finance Parties’ interests under the Finance Documents and in the Charged Property; or

(b)	(to the extent not applied in accordance with paragraph (a) above) such proceeds do not (together with the proceeds of any claim or settlement receivable in respect of any related loss, whether or not suffered by the same person) exceed an amount equal to USD15,000,000 (or its equivalent) in aggregate for the Group in any Financial Year.

“Insurance Proceeds” means the proceeds of any insurance claim (under any property all risks (or equivalent) insurance policy) receivable by any Relevant Obligor (including, if not in cash, the monetary value thereof) except for Excluded Insurance Proceeds and after deducting any reasonable expenses, Taxes and costs in relation to that claim which are incurred by any Group member to persons who are not Obligors and other than any proceeds of any insurance claim relating to any assets solely comprised in Excluded Project Revenues, Excluded Projects or Excluded Subsidiaries.

“Termination Proceeds” means compensation or other proceeds receivable by any Relevant Obligor (including, if not in cash, the monetary value thereof) in relation to the termination, redemption or rescission of the Subconcession (other than compensation or other proceeds receivable by the Company in relation thereto which are solely attributable to and are paid by any relevant Macau SAR Governmental Authority in respect of an Excluded Project and the Company provides evidence satisfactory to the Agent (acting reasonably) that such sums have been so attributed and so paid by that Macau SAR Governmental Authority) or any Land Concession from the Macau SAR and after deducting any reasonable expenses, Taxes and costs in relation to that claim which are incurred by any Group member to persons who are not Obligors.

2.	Mandatory Prepayment

(a)	The Company shall ensure that the Borrowers prepay Loans in the following amounts at the times and (where relevant) in the order of application contemplated by paragraph 3 (Application of mandatory prepayments):

(i)	the amount of Claim Proceeds;

(ii)	the amount of Disposal Proceeds;

(iii)	the amount of Eminent Domain Proceeds;

(iv)	the amount of Insurance Proceeds;

(v)	the amount of Termination Proceeds; and

(vi)	the amount of Altira Insurance Proceeds.

(b)	If all or substantially all of the City of Dreams Project is lost, damaged or destroyed or determined by any relevant Insurer to be a constructive total loss, the Facilities will be cancelled, and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable, upon the earlier of:

(i)	receipt of Insurance Proceeds in respect of such loss, damage, destruction or determination; and

(ii)	the date falling 3 Months from the date on which such loss, damage, destruction or determination occurs,

provided that if, following such loss, damage, destruction or determination and prior to such payment date, (1) an Event of Default (other than an Event of Default specified in paragraph 14 (Cessation of business) of Schedule 9 (Events of Default)) has occurred and is continuing, (2) the Relevant Obligors have not begun to receive the proceeds of any business interruption insurance in respect of such loss, damage, destruction or determination by the date falling 15 Business Days from the occurrence of such loss, damage, destruction or determination (the “Trigger Date”) or (3) any Permitted Payment or Permitted Distribution is made following such loss, damage, destruction or determination, the Facilities will be cancelled, and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable, upon (in respect of (1) and (3) above) the date of such event or circumstance or (in respect of (2) above) the Trigger Date.

(c)	If all or substantially all of the business and assets of the Group or all the Relevant Obligors and/or comprised in any of the Altira Project or the City of Dreams Project are sold or otherwise disposed of, the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

(d)	If a Change of Control occurs, the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable within two Business Days of such Change of Control.

(e)	If the Altira Insurance Proceeds referred to in paragraph 2(a)(vi) above have not been applied in prepayment of the Facilities pursuant to paragraph 2(a) (Mandatory Prepayment) above by the date falling six Months from the date of the relevant Altira Loss Event and/or the amount of the Altira Insurance Proceeds received by the Relevant Obligors by such date is less than USD435,733,100 (or its equivalent), the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

3.	Application of mandatory prepayments

(a)	Unless the Company makes an election under paragraph (d) below, the Borrowers shall make prepayments under paragraph 2(a) at the following times:

(i)	in the case of any prepayment relating to an amount of Altira Insurance Proceeds, promptly upon receipt of those Altira Insurance Proceeds and in any event within six Months of the relevant Altira Loss Event; and

(ii)	in the case of any other prepayment under paragraph 2(a), promptly upon receipt of the relevant proceeds.

(b)	A prepayment under paragraph 2 shall be applied in the following order:

(i)	firstly, in prepayment pro rata of the Loans outstanding under the Term Loan Facility;

(ii)	secondly, in cancellation pro rata of the Available Commitments under the Term Loan Facility (and the Available Commitments of the Lenders under the Term Loan Facility will be cancelled rateably);

(iii)	thirdly, in cancellation pro rata of the Available Commitments under the Revolving Credit Facility; and

(iv)	fourthly, in prepayment pro rata of Loans outstanding under the Revolving Credit Facility (and any Commitments of the Lenders under the Revolving Credit Facility associated therewith shall be automatically cancelled),

(c)	Any amount to be applied in cancellation of Available Commitments under the Term Loan Facility shall be applied pro rata in respect of the Available Commitments under the Term Loan Facility.

(d)	Subject to paragraph (e) below, the Company may, by giving the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any prepayment under paragraph 2(a) (other than any such prepayment in respect of Eminent Domain Proceeds or Termination Proceeds or Altira Insurance Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Company makes such an election, then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(e)	If the Company has made an election under paragraph (d) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree).

4.	Mandatory Prepayment Accounts and Holding Accounts

(a)	The Company shall ensure that:

(i)	any amounts in respect of which the Company has made an election under paragraph 3(d) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a Relevant Obligor; and

(ii)	any Excluded Disposal Proceeds or Excluded Insurance Proceeds to be applied, in accordance with the definition thereof, in replacement, reinstatement or repair of assets (or reimbursement of payments made by the Company or other Relevant Obligor in respect thereof) or to satisfy (or make reimbursement in respect of) liabilities, charges or claims, or are otherwise to be held pending application for any other purpose are promptly paid into a Holding Account after receipt by a Relevant Obligor.

(b)	The Relevant Obligors irrevocably authorise the Agent to apply:

(i)	amounts credited to the Mandatory Prepayment Account; and

(ii)	amounts credited to the Holding Account which have not been applied as contemplated by sub-paragraph (a)(ii) within 180 days of receipt of the relevant proceeds (or such longer time period as may be contemplated by the provisions of the definitions referred to therein or as the Agent may otherwise agree), to pay amounts due and payable under paragraph 3 and otherwise under the Finance Documents. The Relevant Obligors further irrevocably authorise the Agent to so apply amounts credited to the Holding Account whether or not 180 days or such other time period have elapsed since receipt of those proceeds if a Default has occurred and is continuing. The Relevant Obligors also irrevocably authorise the Agent to transfer any amounts credited to the Holding Account to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account).

(c)	The Security Agent or Agent with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

5.	Excluded proceeds

Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose and/or within a specified period (as set out in the relevant definitions thereof), the Company shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

SCHEDULE 5

REPRESENTATIONS AND WARRANTIES

Status, authorisations and governing law

1.	Status

(a)	Each Relevant Obligor is a corporation duly incorporated or organised, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organisation, as the case may be.

(b)	Each of the Relevant Obligors and each of its Subsidiaries (other than any Excluded Subsidiary) has the power to own its assets and carry on its business as it is being conducted.

2.	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

3.	Pari Passu

The payment obligations under the Finance Documents of each of the Relevant Obligors rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.	Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to such Obligor;

(b)	its and each of its Subsidiaries’ (other than any Excluded Subsidiary’s) Constitutional Documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ (other than any Excluded Subsidiary’s) assets or constitute a default or termination event (however described) under any such agreement or instrument.

5.	Power and authority

(a)	Each Obligor has the power to enter into, perform and deliver, and if that Obligor is a corporation has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on any Obligor’s powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities or the entry into or performance of the transactions, contemplated by the Transaction Documents to which such Obligor is a party.

6.	Validity and admissibility in evidence

(a)	All Permits (other than in respect of any Excluded Project) required or desirable:

(i)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)	All Permits necessary for the conduct of the business, trade and ordinary activities of each Relevant Obligor that are part of the Mocha Slot Business or the Projects are, to the extent they are material, listed in Schedule 16 (Permits), have been obtained or effected and are in full force and effect.

7.	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in each Obligor’s Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

No insolvency, default or tax liability

8.	Insolvency

(a)	No:

(i)	corporate action, legal proceeding or other procedure or step described in paragraph 7 (Insolvency proceedings) of Schedule 9 (Events of Default); or

(ii)	creditors’ process described in paragraph 8 (Creditors’ process) of Schedule 9 (Events of Default),

has been taken or to the best of its knowledge and belief (having made due and careful enquiry) threatened in relation to any Relevant Obligor and none of the circumstances described in paragraph 6 (Insolvency) of Schedule 9 (Events of Default) applies to any Relevant Obligor.

(b)	The Managing Director has not commenced nor has there been commenced against the Managing Director any case, proceeding or other action relating to his bankruptcy or any analogous proceedings in any jurisdiction.

9.	No filing or stamp taxes

Subject to the Legal Reservations, under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (save for any stamp, registration, notarial or similar Tax which is referred to in any legal opinion of legal counsel in Macau SAR delivered to the Agent under clause 4 (Amendment) of the Amendment and Restatement Agreement, which will be made or paid promptly after the date of the relevant Finance Document).

10.	Deduction of Tax

No Obligor is required under the laws of its Relevant Jurisdiction or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

11.	No default

(a)	No Event of Default (or Default in the case of representations made on the date of this Agreement and on the Amendment and Restatement Effective Date) is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under:

(i)	any Transaction Document; or

(ii)	any other agreement or instrument which is binding on any Obligor or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

12.	Taxation

(a)	No Relevant Obligor is materially overdue in the filing of any Tax returns nor overdue in the payment of any amount in respect of Tax of USD10,000,000 (or its equivalent) or more, other than where such payment is being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such payment.

(b)	No claims or investigations are being, or to the best of its knowledge and belief (having made due and careful enquiry) are reasonably likely to be, made or conducted against any Relevant Obligor with respect to Taxes in respect of which payment can lawfully be withheld and which will not result in the imposition of any material penalty, other than any such claims or investigations that are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such claims or investigations.

(c)	Each Relevant Obligor is resident for Tax purposes only in the jurisdiction of its incorporation and/or, in the case of any Relevant Obligor incorporated in the Cayman Islands, Hong Kong SAR.

Provision of information - general

13.	No misleading information

Save as disclosed in writing to the Agent and the Arrangers prior to the date of the Amendment and Restatement Agreement (or, in relation to an Information Memorandum, prior to the date of such Information Memorandum):

(a)	Any factual information contained in any Information Memorandum or provided by or on behalf of an Obligor for the preparation of the Information Package or any Information Memorandum was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)	The financial projections contained in the Financial Model were prepared on the basis of recent historical information at the time and were based on reasonable assumptions.

(c)	Any financial projection or forecast contained in an Information Memorandum was prepared on the basis of recent historical information and on the basis of reasonable assumptions (as at the date of the relevant report or document containing the projection or forecast or any specified date stated therein) and arrived at after careful consideration.

(d)	The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of any Information Memorandum or Financial Model were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) based on reasonable grounds.

(e)	To the best of its knowledge and belief (having made due and careful enquiry) no event or circumstance has occurred or arisen and no information has been omitted from any Information Memorandum and no information has been given or withheld that results in the factual information contained in such Information Memorandum being untrue or misleading in any material respect.

(f)	All material factual information provided to a Finance Party by or on behalf of the Sponsors, any Sponsor Group Shareholder, the Company or any other Obligor in connection with the Permitted Businesses, each Project, the Sponsor Group Shareholders, the Obligors and/or their Subsidiaries on or before:

(i)	the Amendment and Restatement Effective Date; and

(ii)	the Syndication Date,

and, in each case, not superseded before that date (whether or not contained in any Information Package) was true, complete and accurate and not misleading in any material respect as at such date and all projections contained in the Financial Model or in the Information Memorandum on or before such date have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(g)	All other material written factual information provided by any such person referred to in paragraph (f) above (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate as at the date it was provided and did not contain any untrue statement of fact or omit to state a material fact necessary to make such information in light of the circumstances it was provided, not misleading in any material respect.

14.	Financial Statements

(a)	The Original Financial Statements of MPEL were prepared in accordance with GAAP consistently applied.

(b)	There has been no material adverse change in the assets, business or financial condition of any member of the Group since the date of the Original Financial Statements of MPEL.

(c)	The Original Financial Statements of MPEL fairly represent its consolidated financial condition and results of operations (in the case of its unaudited quarterly Original Financial Statements) and give a true and fair view of its consolidated financial condition and results of operations (in the case of its annual audited Original Financial Statements), as if prepared on this basis.

(d)	The most recent consolidated financial statements of MPEL and the Parent delivered pursuant to paragraph 1.2 (Financial statements) of Schedule 6 (Covenants):

(i)	have been prepared in accordance with GAAP; and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)	The most recent consolidating statements for the Group (based on the consolidated financial statements of the Parent after deduction of any contribution from any Excluded Project, Excluded Subsidiary or any other entity outside the Group), fairly represent the financial condition of the Group as at the end of, and combined results of operation for, the period to which they relate.

(f)	The Projections supplied under this Agreement:

(i)	were arrived at after careful consideration and have been prepared in good faith and with due care on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied; and

(ii)	are consistent with the provisions of the Transaction Documents (including paragraph 1.7 (Information: miscellaneous) and paragraph 2 (Financial Covenants) of Schedule 6 (Covenants)) and the financial statements supplied under this Agreement.

(g)	Since the date of the most recent financial statements delivered pursuant to paragraph 1.2 (Financial Statements) of Schedule 6 (Covenants) there has been no material adverse change in the business, assets or financial condition of the Group.

15.	Financial Year

The Financial Year of each Relevant Obligor ends on 31 December.

No proceedings or breach of laws

16.	No proceedings pending or threatened

Save for any frivolous or vexatious claims which have been vacated, discharged, stayed or bonded pending appeal within 30 days of commencement or save as otherwise disclosed to and accepted by the Agent, to the best of its knowledge and belief and having made due and careful enquiry, no litigation, arbitration, administrative proceedings or investigations of, or before, any court, arbitral body or other Governmental Authority which, if adversely determined, might reasonably be expected to have an Excluded Project Material Adverse Effect have been started or threatened against any Obligor.

17.	No breach of laws

No Obligor has breached any Legal Requirement nor been notified (which notification has not been withdrawn) that it has done so which breach or notification has or is reasonably likely to have an Excluded Project Material Adverse Effect.

18.	Environmental laws

(a)	Each Obligor is in compliance with paragraph 3.3 (Environmental compliance) of Schedule 6 (Covenants) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or could reasonably be expected to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief, having made due and careful enquiry) is threatened against any Obligor where that claim has or could reasonably be expected, if determined against that Obligor, to have a Material Adverse Effect.

(c)	The cost to the Obligors of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Financial Model and the Projections.

(d)	To the best of its knowledge and belief (having made due and careful enquiry), the Relevant Properties do not contain any hazardous substances or antiquities or other obstructions whose presence could reasonably be expected to affect any Obligor or the carrying out of any of the Projects in any material and adverse manner or otherwise have a Material Adverse Effect.

Security and ownership of assets

19.	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Relevant Obligor other than as permitted by this Agreement.

(b)	No Relevant Obligor has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.	Ranking

Subject to the Legal Reservations, the Transaction Security has or (when granted) will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

21.	Business

No Relevant Obligor has conducted any business other than a Permitted Business.

22.	Good title to assets

Each Relevant Obligor has good, valid and marketable title to, or valid leases or licences of or is otherwise permitted to use the assets necessary to carry on the Mocha Slot Business and the Projects.

23.	Legal and beneficial ownership

(a)	Each of the Obligors is or will be (as the case may be) the sole legal and beneficial owner of the respective assets over which it purports to grant Security in each case free from any claims, third party rights or competing interests other than Permitted Security permitted under paragraph 3.16 (Negative pledge) of Schedule 6 (Covenants).

(b)	The Subconcession is legally and beneficially owned by the Company.

24.	Relevant Properties

(a)	Each Relevant Property, all material easements relating to that Relevant Property and the current use thereof comply with all applicable Legal Requirements and Insurance Requirements.

(b)	No taking or other conveyance, or any proceedings therefor, have been commenced or, to the best of its knowledge and belief (having made due and careful enquiry) is contemplated with respect to any Relevant Property (or any portion thereof), any Relevant Property Easement or any interest therein or for the relocation of roadways providing access thereto except as could not reasonably be expected to have a Material Adverse Effect.

(c)	There are no current, pending or, to the best of its knowledge and belief (having made due and careful enquiry), proposed special or other assessments for public improvements or otherwise affecting any Relevant Property or the Relevant Property Easements, nor are there any contemplated improvements thereto that might result in such special or other assessments, in any case that might reasonably be expected to have a Material Adverse Effect.

(d)	There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any Relevant Property or the Relevant Property Easements (other than those arising under the relevant Land Concession, or the Finance Documents or arising by mandatory operation of law).

(e)	Except as could not reasonably be expected to have a Material Adverse Effect, no Relevant Property building or structure or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or other Legal Requirement or encroaches on any easement or on any property owned by others.

25.	Shares

The shares of any Relevant Obligor which are or will be subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. Neither the Constitutional Documents of companies whose shares are subject to the Transaction Security nor any other Legal Requirement (save for, in respect of the Company and, in relation to any transfer, in respect of any direct or indirect shareholder therein, relevant Legal Requirements under the Subconcession) can or do restrict or inhibit any transfer or other disposal of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Relevant Obligor (including any option or right of pre-emption or conversion), other than as permitted by the Finance Documents.

26.	Intellectual Property

(a)	Each Relevant Obligor:

(i)	is the sole legal and beneficial owner of or has licensed to it or is otherwise permitted to use all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as it is contemplated it will be conducted in connection with or as a result of its participation in each Project;

(ii)	does nor will not, in carrying on such businesses, infringe any Intellectual Property of any third party in any respect which has or could reasonably be expected to have a Material Adverse Effect; and

(iii)	has taken or will take all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

(b)	To the best of its knowledge and belief (having made due and careful enquiry), there are no adverse circumstances relating to the validity, subsistence or use of any Relevant Obligor’s Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

27.	Insurance

(a)	Each Relevant Obligor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and in the jurisdiction in which it is or proposed to be engaged and in any event in accordance with Schedule 8 (Insurance) and the Insurance Report.

(b)	No event or circumstance has occurred (including any omission to disclose any fact) which could validly entitle the relevant Insurers in respect of any such Insurance to terminate, rescind or otherwise avoid or reduce its liability under such Insurance.

(c)	No Relevant Obligor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers (in each case, to the extent required to comply with paragraph (a)) at a cost that could not reasonably be expected to have a Material Adverse Effect (other than as a result of general market conditions).

Provision of information - Group

28.	Corporate Structure Chart

The Corporate Structure Chart delivered to the Agent pursuant to clause 4 (Amendment) of the Amendment and Restatement Agreement is, as at the date it was delivered, true, complete and accurate in all respects and shows (as at that date) each existing Relevant Obligor, each person in which it holds or is proposed to hold, directly or indirectly, any Capital Stock and each person holding or which it is proposed will hold, directly or indirectly, any Capital Stock in any of the foregoing (other than as a consequence of such person holding, directly or indirectly, any Capital Stock in a Sponsor or issued as part of the IPO), including current name and company registration number, its jurisdiction of incorporation and indicating whether it is not a company with limited liability.

29.	Relevant Obligors

(a)	Each of the Company and its Subsidiaries (other than any Excluded Subsidiaries) and each of their respective immediate shareholders (other than the Managing Director) and the immediate shareholders of such shareholders is a Relevant Obligor.

(b)	MPEL Investments:

(i)	is a limited liability company incorporated in the Cayman Islands;

(ii)	is indirectly wholly owned by MPEL;

(iii)	except as set out in the Corporate Structure Chart or as permitted under the Finance Documents, has no Subsidiaries nor holds, directly or indirectly, Capital Stock of any other person; and

(iv)	except as permitted under paragraph 3.11 (Holding Companies) of Schedule 6 (Covenants), has not traded or incurred any liabilities or commitments (actual or contingent, present or future).

(c)	Each of MPEL Nominee One Limited, MPEL Nominee Two Limited and MPEL Nominee Three Limited:

(i)	is a limited liability company incorporated in the Cayman Islands;

(ii)	is indirectly wholly owned by MPEL;

(iii)	except as set out in the Corporate Structure Chart or as permitted under the Finance Documents, has no Subsidiaries nor holds, directly or indirectly, Capital Stock of any other person; and

(iv)	is a holding company and, except as permitted under paragraph 3.11 (Holding Companies) of Schedule 6 (Covenants), has not traded or incurred any liabilities or commitments (actual or contingent, present or future).

Miscellaneous

30.	Material Documents

(a)	The Agent has received a true, complete and correct copy of each of the Material Documents in effect or required to be in effect as of the date this representation is made (including all exhibits, schedules, disclosure letters, modifications and amendments referred to therein or delivered or made pursuant thereto, if any).

(b)	Each Material Document is in full force and effect and enforceable against the parties thereto in accordance with its terms, subject only to Legal Reservations.

(c)	To the extent material, all conditions precedent to the obligations of the Relevant Obligors under the Material Documents have been satisfied or waived.

(d)	No representation or warranty given by any Obligor party to a Material Document or, to the best of its knowledge and belief, any other person party thereto, is untrue or misleading in any material respect.

(e)	Each Obligor has been and is in compliance with all its obligations under the Material Documents.

31.	Labour Disputes

There are no strikes, lockouts, stoppages, slowdowns or other labour disputes against any Relevant Obligor pending or, to the best of the knowledge and belief (having made all due and proper enquiry) of each Obligor, threatened that (individually or in the aggregate) have had or are reasonably likely to have a Material Adverse Effect. Hours worked by and payment made to employees of each Obligor have not been in violation of any applicable Legal Requirement dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from each Obligor on account of employee health and welfare insurance that (individually or in the aggregate) have had or are reasonably likely to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Obligor.

32.	Anti-Terrorism Laws

(a)	To the best of the Obligors’ knowledge, no Obligor nor any Affiliate thereof: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b)	Each Obligor and, to the best of the Obligors’ knowledge, each Affiliate thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

33.	Acting as Principal

Save for the Company when acting in its capacity as Obligors’ Agent, each Obligor is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to the Finance Documents.

34.	Establishments

No Relevant Obligor has registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies in the United Kingdom or, if it has so registered, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry in the United Kingdom.

SCHEDULE 6

COVENANTS

1.	INFORMATION UNDERTAKINGS

1.1	Definitions

In this Agreement:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph 1.2 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph 1.2(b) (Financial statements).

1.2	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(i)	the audited consolidated financial statements for that Financial Year of MPEL and the Parent reported on without any “going concern” or like qualification or exception, or any other qualification arising out of the scope of each audit, by the Auditors; and

(ii)	the consolidating financial statements for the Group (upon which the Auditors will perform certain agreed-upon procedures to verify their correctness); and

(b)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years, the unaudited consolidated financial statements for that Financial Quarter of MPEL and the Parent (together with consolidating financial statements), prepared in the case of the Parent, without taking into account any contribution from any Excluded Project Revenues, any Excluded Project, Excluded Subsidiary or any other entity outside the Group.

1.3	Provision and contents of Compliance Certificate

(a)	The Company shall supply a Compliance Certificate to the Agent with each set of Annual Financial Statements and Quarterly Financial Statements of MPEL and the Parent.

(b)	Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations of Leverage, Total Leverage and Interest Cover for each Relevant Period, computations as to compliance with paragraph 2.2 (Financial condition) and the Margin computations set out in the definition of “Margin” as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Company.

1.4	Requirements as to financial statements

(a)	The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements which provides for a consolidation of all members of the Parent includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that:

(i)	each set of Annual Financial Statements of MPEL and the Parent shall be audited by the Auditors;

(ii)	each set of Quarterly Financial Statements includes equivalent figures for the Financial Year to date and each set of Annual Financial Statements and Quarterly Financial Statements also sets forth in comparative form figures for the previous year;

(iii)	each set of Quarterly Financial Statements is accompanied by a statement, in form and substance reasonably acceptable to the Agent, by the chief financial officer of the Company commenting on the performance of the Parent for the period to which the financial statements relate and the Financial Year to date, comparing such performance with that forecast by the Projections and any material developments or proposals affecting the Group or its business; and

(iv)	each set of Annual Financial Statements and Quarterly Financial Statements contains a supplement to the balance sheet and profit and loss account which summarises (in reasonable detail) the effect of not taking into account any contribution from any Excluded Project Revenues, any Excluded Project, Excluded Subsidiary or any other entity outside the Group on such Annual Financial Statements and Quarterly Financial Statements.

(b)	Each set of financial statements delivered pursuant to paragraph 1.2 (Financial statements):

(i)	shall be certified by the chief financial officer of the Company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up, and:

(A)	in the case of its audited Original Financial Statements, fairly representing (as at the time such financial statements are delivered) its consolidated financial condition and results of operations and give a true and fair view of its consolidated financial condition and results of operations; and

(B)	shall be accompanied by a copy of any “management letter” or other similar communication received from the Auditors in relation to the Group’s financial, accounting or other systems, management or accounts;

(ii)	in the case of the consolidating statements for the Group, shall be accompanied by a statement by the chief financial officer of the Company comparing actual performance for the period to which the consolidating statements relate to:

(A)	the projected performance for that period set out in the Projections; and

(B)	the actual performance for the corresponding period in the preceding Financial Year; and

(iii)	shall be prepared using GAAP, accounting practices and financial reference periods substantially consistent with those applied in the preparation of the Financial Model, the Original Financial Statements and the Projections unless the Company notifies the Agent that there has been a change in GAAP, or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Relevant Obligor), in which case, it shall deliver to the Agent:

(1)	a description of any change necessary for those financial statements to reflect GAAP, or accounting practices upon which the Financial Model, Projections or, as the case may be, any Original Financial Statements or subsequent financial statements were prepared;

(2)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether comparable computations to those referred to in paragraph 1.3 above have been made, to determine whether paragraph 2 (Financial covenants) has been complied with, to determine the Margin as set out in the definition of “Margin” and to make an accurate comparison between the financial position indicated in those financial statements and the Financial Model, the Projections, the Original Financial Statements or, as the case may be, any subsequent financial statements;

(c)	If the Company notifies the Agent of any change in accordance with paragraph (b)(iii) above, the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and, if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors or independent accountants (approved by the Company or, in the absence of such approval within 5 days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendments to paragraph 2 (Financial Covenants), the Margin computations set out in the definition of “Margin” and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Auditors, or as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of the Company.

(d)	If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the Auditors. Subject to such request being deemed to be reasonable, the Company must ensure that the Auditors are authorised (at the expense of the Company):

(i)	to discuss the financial position of each such member of the Group with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

1.5	Projections

(a)	The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event not less than 30 days before the start of each of its Financial Years, the Projections.

(b)	The Company shall ensure that each set of Projections of the Group:

(i)	includes a projected consolidated profit and loss account, balance sheet and cashflow statement for the Group, projected disposals and projected capital expenditure for the Group, projected financial covenant calculations, hold levels, operational cash and operating expenses broken down into separate operating expenses and descriptions of the proposed activities of the Group for the Financial Year to which the Projections relate;

(ii)	relates to the succeeding 12 month period comprising, and each Financial Quarter in, that Financial Year;

(iii)	is prepared in accordance with GAAP and the accounting practices and financial reference periods applied to financial statements under paragraph 1.2 (Financial statements);

(iv)	has been approved by the chief financial officer of the Company; and

(v)	is accompanied by a statement by the chief financial officer of the Company comparing the information and projections in the Projections with the information and projections for the same period in the Financial Model.

1.6	Year-end

The Company shall not change its Financial Year-end or Financial Quarter-end and shall procure that each Financial Year-end of each member of the Group and each other Relevant Obligor falls on 31 December and each Financial Quarter-end of each member of the Group and each other Relevant Obligor falls on the relevant Quarter Date.

1.7	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	promptly, a copy of any letter, agreement, deed or other document or instrument which amends, varies, waives, novates, supplement, extends, replaces or restates any Material Document entered into after the Amendment and Restatement Effective Date and promptly, upon receiving any notice or otherwise becoming aware of any default by any person under a Material Document or of the occurrence of any event under a Material Document which, with the expiry of any grace period, the giving of notice or the making of any determination provided thereunder, or any combination of the foregoing, would give rise to a right to terminate, a written statement describing such matters and an explanation of any actions being taken by the Company or other Relevant Obligor with respect thereto;

(b)	promptly, unless already notified pursuant to the foregoing, a copy of any notice of termination (save upon expiration in accordance with its terms) in respect of a Material Document or a Hedging Agreement, details of any default under a Material Document or a Hedging Agreement and details of any other of the events referred to in the preceding sub-paragraph which (in each case) may give rise to a right to terminate under a Material Document or Hedging Agreement;

(c)	promptly, details of any insurance claim or series of related insurance claims by any Relevant Obligor under any insurance policies required to be maintained under this Agreement which exceed, in aggregate, USD15,000,000 (or its equivalent), details of material changes in the insurance cover under any insurance policies required to be maintained under this Agreement in respect of the Group and, upon request by the Agent, copies of insurance policies or certificates of insurance in respect of the Group under any insurance policies required to be maintained under this Agreement or such other evidence of the existence of those policies as may be reasonably acceptable to the Agent and, within 30 days of the end of each Financial Year, deliver to the Agent a certificate from the chief financial officer of the Company certifying that the insurance requirements set out in this Agreement have been implemented and are being complied with;

(d)	a copy of each written notice which is given under or (if material to the interests of the Finance Parties) in connection with the Subconcession or any Land Concession promptly upon receipt of such notice;

(e)	promptly after the giving of any written notice under, (if material to the interests of the Finance Parties) pursuant to or (if material to the interests of the Finance Parties) in connection with the Subconcession or any Land Concession by any Obligor to the Macau SAR, a copy of such notice;

(f)	at the same time as they are dispatched, copies of all documents dispatched by a Relevant Obligor to its shareholders generally (or any class of them) or dispatched by a Relevant Obligor to its creditors generally (or any class of them);

(g)	promptly upon becoming aware of them, the details of any litigation, arbitration or investigation by a Governmental Authority or other administrative proceedings which are current, threatened or pending against any Obligor which would involve a loss, liability, or a potential or alleged loss or liability, exceeding USD5,000,000 (or its equivalent) or which would have or might reasonably be expected to have an Excluded Project Material Adverse Effect, or any material development in any such proceedings, in each case together with such other information concerning such proceedings as the Agent may reasonably require;

(h)	promptly, notice of any event, occurrence or circumstance which might reasonably be expected to render any Relevant Obligor incapable of meeting any material obligation under any Material Document as and when required thereunder;

(i)	promptly upon becoming aware of them, the details of any claim, disposal or other facts and circumstances which may require a prepayment under paragraph 2(a) of Schedule 4 (Mandatory Prepayment);

(j)	(at the same time, and to the extent permitted by any applicable law, regulation or any other restriction imposed by a stock exchange or regulatory authority and provided such notification is not prohibited by any confidentiality obligations owed by a Relevant Obligor to any Sponsor or any other person in connection with the acquisition of any Relevant Obligor or Bondco and its Subsidiaries) details of an issue, allocation or transfer of the legal or beneficial ownership of or change of control of any share of any Relevant Obligor, Bondco or any Subsidiary of any of the foregoing;

(k)	a copy of any filing made with any stock exchange or regulatory authority in respect of circumstances that could give rise to a change of control of any share of any Relevant Obligor at the same time as that filing is made;

(l)	on the date falling six Months from the Amendment and Restatement Effective Date and on each date falling six Months thereafter up until the practical completion of the Additional Hotel, an Additional Hotel Report and, if an event or circumstance occurs which renders any information contained in the then most recent Additional Hotel Report inaccurate in any material respect, shall also provide an updated Additional Hotel Report within 15 Business Days of the occurrence of that event or circumstance;

(m)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(n)	promptly on request, such further information regarding the financial condition, assets and operations of any Relevant Obligor as any Finance Party through the Agent may reasonably request.

1.8	Notification of default

(a)	Each Relevant Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)	The Company shall notify the Agent of the occurrence promptly upon becoming aware thereof of an event of default (however described) under or in respect of the Bond.

1.9	“Know your customer” checks

(a)	If:

(i)	any existing law or regulation or the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

2.	FINANCIAL COVENANTS

2.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease (and for the avoidance of doubt, any deposit paid to and retained by a member of the Group in connection with any lease of real property shall not fall within this paragraph (d));

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition (excluding (i) any given in respect of trade credit arising in the ordinary course of business and otherwise comprising Permitted Guarantees under paragraphs (a) or (b) of the definition thereof; (ii) any documentary credit which is or is to the extent of being, cash collateralised and (iii) any contingent liability of the Company under the Subconcession Bank Guarantee Facility);

(g)	any amount raised by the issue of redeemable shares (other than at the option of the issuer) which are redeemable (other than at the option of the issuer) before the Final Repayment Date;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

excluding in each case (but only to the extent otherwise included) any guarantees or other payment undertakings given pursuant to paragraph (h) of the definition of Permitted Guarantee set out in Clause 1.1 (Definitions).

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which in accordance with GAAP is treated as capital expenditure and including the capital element of any expenditure or obligation incurred in connection with a finance or capital lease.

“Cash” means, at any time, cash at bank credited to an Account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except Transaction Security; and

(d)	such cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cashflow” means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period after:

adding back:

(a)	any decrease in the amount of Working Capital for that Relevant Period;

(b)	any cash receipt in respect of any Exceptional Item or extraordinary item not already taken account of in calculating Consolidated EBITDA for any Relevant Period;

(c)	any cash receipt in respect of any tax rebate or credit during that Relevant Period;

(d)	any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) taken into account in establishing Consolidated EBITDA; and

(e)	any decrease in the long term assets excluding fixed assets and land use rights and any increase in the other non-interest bearing long term liabilities;

and deducting:

(i)	any amount of Capital Expenditure actually made during that Relevant Period by any member of the Group and the aggregate of any cash consideration paid for, or the cash cost of, any Business Acquisitions and the amount of any investments in joint ventures in cash except (in each case) to the extent funded from:

(A)	the proceeds of Disposals or insurance claims permitted to be retained for this purpose;

(B)	Retained Excess Cashflow;

(C)	New Shareholder Injections; or

(D)	Excluded Project Revenues (which are permitted to be dealt with in such manner under (and are not required for any other purpose contemplated by) any Excluded Project Agreement and which do not form part of any Project or the Mocha Slot Business);

(ii)	any increase in the amount of Working Capital for that Relevant Period;

(iii)	any cash payment in respect of any Exceptional Item or extraordinary item not already taken account of in calculating Consolidated EBITDA for any Relevant Period;

(iv)	any amount actually paid or due and payable in respect of taxes on the profits of any member of the Group during that Relevant Period;

(v)	any decrease in provisions and other non-cash credits (which are not Current Assets or Current Liabilities) taken into account in establishing Consolidated EBITDA; and

(vi)	any increase in the long term assets excluding fixed assets and land use rights and any decrease in the other non-interest bearing long term liabilities,

and so that no amount shall be included or excluded more than once and without including (but only to the extent otherwise included) any contribution from or other amount attributable to any Excluded Project Revenues, any Excluded Project or any Excluded Subsidiary.

“Consolidated EBITDA” means the consolidated profits of the Group from ordinary activities before taxation:

(a)	before deducting any income Tax expense (whether or not paid during that period) other than Tax on gross gaming revenue;

(b)	before deducting any Consolidated Net Finance Charges;

(c)	before taking into account any accrued interest owing to any member of the Group;

(d)	before deducting any amount attributable to the amortisation of goodwill or other intangible assets or the depreciation of tangible assets;

(e)	before taking into account any items treated as Exceptional Items or extraordinary items (including the amount of any gain or loss arising from the disposal of any interest in an Excluded Subsidiary);

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)	after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(h)	before taking into account any realised and unrealised exchange gains and losses including those arising on translation of currency debt; and

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset,

in each case, (A) without double counting to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation; and (B) without taking into account the amount of any profit or loss (but only, in each case, to the extent otherwise taken into account) of any member of the Group which is attributable to any Excluded Project, any Excluded Project Revenues or its interest in any Excluded Subsidiary.

“Consolidated Net Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

(a)	excluding any such obligations owed to any other member of the Group;

(b)	including the interest element of leasing and hire purchase payments;

(c)	including any accrued commission, fees, discounts and other finance payments payable by any member of the Group to counterparties under any interest rate or other hedging arrangement;

(d)	deducting any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate or other hedging arrangement;

(e)	deducting any accrued interest owing to any member of the Group on any Cash or Permitted Investments;

(f)	excluding any interest or other finance payments (capitalised or otherwise) in respect of any Sponsor Group Loans or Subordinated Debt; and

(g)	excluding any such upfront fee and any accrued interest payable by MPEL Investments under the Bondco Loan.

“Consolidated Total Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)	excluding any such obligations to any other member of the Group and any Sponsor Group Loans or Subordinated Debt;

(b)	including any such obligations in respect of the Bondco Loan and under or in respect of any Bond Guarantee;

(c)	including, in the case of finance leases, only the capitalised value therefor,

and so that no amount shall be included or excluded more than once.

“Consolidated Total Senior Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)	excluding any such obligations to any other member of the Group;

(b)	excluding any such obligations in respect of any Sponsor Group Loans, the Bondco Loan and under or in respect of any Bond Guarantee;

(c)	including, in the case of finance leases, only the capitalised value therefor,

and so that no amount shall be included or excluded more than once.

“Current Assets” means the aggregate of inventory, trade and other receivables (other than receivables in any way relating to any item of Capital Expenditure in respect of the Additional Hotel which has or may be funded by any of the items set out in paragraphs (i) (A) to (D) of the definition of Cashflow set out in this paragraph 2.1 (Financial definitions)) of each member of the Group including sundry debtors (but excluding cash at bank and Cash Equivalent Investments) maturing within twelve months from the date of computation and any other assets of each member of the Group which would, in accordance with GAAP be considered as current assets.

“Current Liabilities” means the aggregate of all liabilities (including trade creditors, accruals, provisions and prepayments of each member of the Group but excluding any Capital Expenditure in respect of the Additional Hotel which has or may be funded by any of the items set out in paragraphs (i) (A) to (D) of the definition of Cashflow set out in this paragraph 2.1 (Financial definitions)) falling due within twelve months from the date of computation but excluding short term debts (due within 12 months).

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets;

(c)	disposals of assets associated with discontinued operations.

“Excess Cashflow” means, for any Relevant Period for which it is being calculated, Cashflow for that period less Net Debt Service for that Relevant Period.

To the extent any amount of Excess Cashflow has been used for any permitted purpose under this Agreement (including making Permitted Distributions and Permitted Loans) the amount of Excess Cashflow shall be reduced pro tanto.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“First Test Date” means 30 September 2011.

“Interest Cover” means the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Relevant Period;

“Leverage” means the ratio of Consolidated Total Senior Debt on a specified date to Consolidated EBITDA in respect of any Relevant Period ending on such date.

“Net Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Consolidated Net Finance Charges;

(b)	the aggregate of all scheduled and mandatory payments of any Borrowings falling due and any made (but excluding any such obligations owed to any member of the Group or any person which is a creditor of a Sponsor Group Loan owed by a member of the Group and also excluding any repayments under the Revolving Credit Facility or any other revolving facilities available for simultaneous redrawing according to the terms of that facility); and

(c)	the amount of the capital element of any payments in respect of that Relevant Period payable under any finance lease or capital lease entered into by any member of the Group,

and so that no amount shall be included or excluded more than once.

“New Shareholder Injections” means the aggregate amount subscribed for by any person (other than a member of the Group) for ordinary shares in the Parent or any other Relevant Obligor or for Sponsor Group Loans or Subordinated Debt in the Parent or any other Relevant Obligor.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on the last day of each Financial Quarter of the Company’s financial year (or, for the purpose of calculating Excess Cashflow (and any of the constituent parts thereof) only, each Financial Quarter.

“Retained Excess Cashflow” means Excess Cashflow which is not required for any other purpose pursuant to the Finance Documents and has not been paid as (or allocated to be paid as) a Permitted Distribution or a Permitted Payment or loaned as a Permitted Loan (other than (for the purpose of paragraph (i)(B) of the definition of Cashflow only), in each case, to another member of the Group).

“Test Date” means the First Test Date and each Quarter Date thereafter.

“Total Leverage” means the ratio of Consolidated Total Debt on a specified date to Consolidated EBITDA in respect of any Relevant Period ending on such date.

“Working Capital” means on any date Current Assets less Current Liabilities.

2.2	Financial condition

The Company shall ensure that:

(a)	Interest Cover: Interest Cover in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall be or shall exceed the ratio set out in column 2 below opposite that Test Date.

Column 1	Column 2
Relevant Period	Ratio
First Test Date and each Test Date thereafter	4.0 : 1

(b)	Leverage: Leverage in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Test Date.

Column 1	Column 2
Relevant Period	Ratio
First, Second, Third, Fourth, Fifth, Sixth,	3.0 : 1
Seventh and Eighth Test Date

Ninth Test Date and each Test Date thereafter	2.5 : 1

(c)	Total Leverage: Total Leverage in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Test Date.

Column 1	Column 2
Relevant Period	Ratio
First, Second, Third, Fourth, Fifth, Sixth,	4.5 : 1
Seventh and Eighth Test Date

Ninth Test Date and each Test Date thereafter	4.0 : 1

2.3	Financial testing

The financial covenants set out in paragraph 2.2 (Financial condition) shall be calculated and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to paragraph 1.3 (Provision and contents of Compliance Certificate).

3.	GENERAL UNDERTAKINGS

Authorisations and compliance with laws

3.1	Permits

Each Relevant Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon request by the Agent supply certified copies to the Agent of,

any Permit (including any amendments, supplements or other modifications thereto) required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	enable it to own its assets and to carry on its business which are part of the Mocha Slot Business or any of the Projects (or any of the assets which form part thereof),

where failure to obtain or comply with those Permits has or is reasonably likely to have a Material Adverse Effect, including any Permit specified in Schedule 16 (Permits), and shall promptly deliver to the Agent:

(A)	any notice that any Governmental Authority may condition approval of, or any application for, any such Permit held by it on terms and conditions that are materially burdensome to the Relevant Obligor, or to the operation of the Mocha Slot Business or any Project (or any assets comprised therein), in each case in a manner not previously contemplated; and

(B)	such other documents and information as from time to time may reasonably be requested by the Agent in relation to any of the matters referred to in this paragraph 3.1,

provided that notwithstanding the foregoing, each Relevant Obligor shall promptly supply certified copies to the Agent of any such Permit referred to above, upon receipt thereof and without any prior request by the Agent being required.

3.2	Compliance with laws

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all material Legal Requirements and its Constitutional Documents and will comply with all applicable anti-money laundering, counter-terrorism financing, economic or trade sanctions laws and regulations (including, without limitation, each Anti-Terrorism Law).

3.3	Environmental compliance

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	comply with all Environmental Laws applicable to it;

(b)	obtain, maintain and ensure compliance in all respects with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

3.4	Environmental claims

Each Relevant Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or to the best of its knowledge and belief (having made all due and proper enquiry) threatened (including copies of any notices from any Governmental Authority of non-compliance with any Environmental Law or Environmental Permit and any other notices of Environmental Claims); and

(b)	any facts or circumstances which have or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim has or is reasonably likely to have a Material Adverse Effect and shall promptly deliver to the Agent such other documents and information as from time to time may reasonably be requested by the Agent in relation to any of the matters referred to in this paragraph 3.4.

3.5	Taxation

(a)	Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes required to be paid by it when due within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes or other obligations and the costs required to contest them which have been disclosed in its latest financial statements and Projections delivered to the Agent under paragraph 1.2 (Financial statements) and paragraph 1.5 (Projections); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes or other obligations does not have and is not reasonably likely to have a Material Adverse Effect.

(b)	No member of the Group or any other Relevant Obligor may change its residence for Tax purposes.

3.6	Anti-Money Laundering

Each Relevant Obligor will use commercially reasonable efforts to ensure that no funds used to pay the obligations under the Finance Documents are derived from any unlawful activity.

Restrictions on business focus

3.7	Merger

No Relevant Obligor shall (and the Company shall ensure that no member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction or where the surviving entity following any such amalgamation, demerger, merger, consolidation or corporate reconstruction is a Relevant Obligor.

3.8	Conduct of business and maintenance of status

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	preserve, renew and keep in full force and effect its corporate or limited liability company status and (save as permitted under the terms of the Finance Documents) remain a Subsidiary of the Parent and MPEL;

(b)	engage only in businesses which are Permitted Businesses and, in the case of:

(i)	Altira Hotel Limited and Altira Developments Limited, engage only in carrying out the Altira Project;

(ii)	Melco Crown (COD) Hotels Limited and Melco Crown (COD) Developments Limited, engage only in carrying out the City of Dreams Project; and

(iii)	Melco Crown (Cafe) Limited, engage only in carrying out the Mocha Slot Business; and

ensure that the Company’s ownership of shares in its Subsidiaries, the Mocha Slot Business; the lease, management, and operation of the casinos and gaming areas which are in any way part of Altira Project, City of Dreams Project and other Permitted Businesses are conducted in accordance with the Subconcession, the Lease Agreements and relevant Permits; and

(c)	not establish any representative office or other place of business in a jurisdiction outside its jurisdiction of incorporation or in the case of any Relevant Obligor incorporated in the Cayman Islands, Hong Kong SAR.

3.9	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

3.10	Joint ventures

(a)	No Relevant Obligor shall (and the Company shall ensure that no member of the Group will) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture except for:

(i)	the transactions contemplated in paragraph (d) of the definition of “Permitted Transaction”; or

(ii)	any investment in any Joint Venture which is engaged in a Permitted Business where the aggregate amount of investments in all such Joint Ventures by any member of the Group does not exceed USD10,000,000 (or its equivalent).

(b)	No Relevant Obligor shall (and the Company shall ensure that no member of the Group will) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing) unless such transaction is a Permitted Acquisition, a Permitted Disposal, Permitted Guarantee, Permitted Security or a Permitted Loan.

3.11	Holding Companies

None of MPEL Investments, MPEL Nominee One Limited, MPEL Nominee Two Limited and MPEL Nominee Three Limited shall trade, carry on any business or own any assets or incur any liabilities except for:

(a)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalent Investments but only if those shares, credit balances, Cash and Cash Equivalent Investments (other than any such shares, credit balances, Cash and Cash Equivalent Investments to the extent that they are comprised in, relate to or are derived from any Excluded Project Agreement, Excluded Project or Excluded Subsidiary or any right, title, asset, benefit or interest in respect thereof or comprised therein and, in each case, such assets form no part of nor are in any way necessary to ensure the full benefit to the Group of, any Project or the Mocha Slot Business) are subject to the Transaction Security;

(b)	making of intra-Group loans permitted by paragraph 3.19 (Loans or credit);

(c)	provisions of administrative and treasury services to the other Relevant Obligors or other members of the Group; or

(d)	any liabilities under the Transaction Documents and/or the Bond Documents (as defined in the Subordination Deed) to which it is a party and the performance of any obligations thereunder.

Restrictions on dealing with assets and Security

3.12	Preservation of assets and Security

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of the Mocha Slot Business and the Projects;

(b)	maintain all material rights of way, easements, grants, privileges, licenses, certificates, and Permits necessary for the intended use of each Relevant Property, all Relevant Property Easements and any other Properties in respect of the Mocha Slot Business and the Projects, except any such item the loss of which, individually or in the aggregate, could not reasonably be expected to materially and adversely affect or interfere with the Mocha Slot Business, any Project, any Relevant Property, any Relevant Property Easements or any other Properties;

(c)	comply with the terms of each lease or other grant of rights in respect of property in respect of the Mocha Slot Business and the Projects, including easement grants, so as to not permit any material uncured default on its part to exist thereunder, except, in each case, where non-compliance therewith could not reasonably be expected to materially and adversely affect or interfere with the Mocha Slot Business, any Project, or any Relevant Property, any Relevant Property Easements or any other Properties in respect of the Mocha Slot Business and the Projects;

(d)	preserve and protect the Security expressed to be created pursuant to the Transaction Security Documents and, if any Security (other than Permitted Security) is asserted against any of the Charged Property, promptly give the Agent written notice with reasonable detail of such Security and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Agent;

(e)	undertake all actions which are necessary or appropriate in the reasonable judgment of the Agent to:

(i)	maintain the Finance Parties’ respective security interests under the Transaction Security Documents in the Charged Property in full force and effect at all times (including the priority thereof); and

(ii)	preserve and protect the Charged Property and protect and enforce the Relevant Obligor’s rights and title and the respective rights of the Finance Parties to the Charged Property,

including the making and delivery of all filings and registrations, the payments of fees and other charges imposed by any Governmental Authority, the issuance of supplemental documentation, the discharge of all claims or other Security other than Permitted Security adversely affecting the respective rights of the Finance Parties to and under the Transaction Security and the publication or other delivery of notice to, and procuring the receipt of agreements or acknowledgements from, third parties.

3.13	Pari passu ranking

Each Relevant Obligor (and the Company shall ensure that each member of the Group) shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

3.14	Material Documents

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) comply, duly and promptly, with its obligations and preserve and enforce all of its rights under all Material Documents and pursue any claims and remedies arising thereunder.

3.15	Subconcession and Land Concessions

The Company shall:

(a)	obtain and maintain definitive registration with the Macau Real Estate Registry of the horizontal property comprised in any area of each Project classified as a casino in accordance with article 42 of the Subconcession so that the casino area is registered as one unit separate and independent from the horizontal property contained in all the remaining areas of the Project upon obtaining all Permits required from the Macau SAR for such registration to be made and which Permits the Company shall ensure will be obtained as soon as possible;

(b)	obtain and maintain classification as a casino or gaming zone by the Macau SAR of any part of any Project or any premises leased to or occupied by it in connection with the Mocha Slot Business or any other Permitted Business in which any operation of casino games of chance or other forms of gaming is carried out or is proposed to be carried out and of any other premises in which any such operation is carried out or is proposed to be carried out by it in accordance with article 9 of the Subconcession;

(c)	obtain and maintain definitive registration with the Macau Real Estate Registry in respect of the land referred to in each Project Land Concession as soon as practicable;

(d)	notify the Agent promptly upon receiving:

(i)	notice of any consultations with the Macau SAR (as contemplated by the Subconcession Direct Agreement or otherwise) in relation to any termination of the Subconcession;

(ii)	notice of any consultations with the Macau SAR (as contemplated by the Land Concession Direct Agreement or otherwise) in relation to any termination or rescission of the Land Concession;

(iii)	notice of any negotiations with the Macau SAR pursuant to article 83 of the Subconcession;

(iv)	any notice from the Macau SAR pursuant to clause 3 of article 80 of the Subconcession; or

(v)	any notice from the Macau SAR pursuant to clause 4 of article 80 of the Subconcession,

and keep the Agent fully appraised thereof;

(e)	not designate or cause to be designated any area in the Projects (other than the horizontal property identified as comprising the casino in the plans and specifications delivered to the Agent prior to the Amendment and Restatement Effective Date) as a casino or gaming zone unless such designation would not cause the aggregate area which is classified as casino or gaming zones by the Macau SAR to exceed 650,000 square feet in respect of the City of Dreams Project and 250,000 square feet in respect of the Altira Project and the Agent has received evidence that, in the event of the reversion of such area to the Macau SAR upon termination of the Subconcession, such reversion would not materially affect the City of Dreams Project or the ongoing operation thereof;

(f)	not enter into or permit to subsist any arrangement with any gaming junket-tour promoters, directors or collaborators unless such persons and any such arrangement are in compliance with the requirements of the Subconcession and all other applicable Legal Requirements and the Company shall monitor the activities of such persons in regard to such arrangements and shall take all necessary or appropriate reasonable measures to ensure such compliance;

(g)	not include in any inventory or any update thereof required pursuant to article 44 of the Subconcession in respect of any of the Projects or the Mocha Slot Business any item which is not specified in Schedule 17 (Subconcession Inventory of Properties) or reasonably incidental to the categories of items referred to therein or otherwise reasonably approved by the Agent;

(h)	remain the subconcessionaire under the Subconcession and comply with the terms of the Subconcession;

(i)	not grant any further subconcession under the Subconcession as long as it is prohibited by the laws of Macau SAR; and

(j)	ensure that, on or prior to the date falling 8 Months prior to 13 August 2013 (or such later date as may be stipulated by the Macau SAR for completion of the development obligations in respect of the City of Dreams Site (including the Additional Hotel) set out in the Land Concession for the City of Dreams Site), it makes an application in the agreed form to the relevant Macau SAR Governmental Authorities, accompanied by details of the technical submissions previously made (or being concurrently made) in respect of the construction of the Additional Hotel and such other documentation and evidence as may be necessary or desirable to accompany such application, to extend the date set out in the Land Concession for the City of Dreams Site by which completion of the Additional Hotel must occur to a date which the Company reasonably determines (after consultation with the Technical Adviser) shall be required to enable the completion of the Additional Hotel to occur.

3.16	Negative pledge

In this paragraph 3.16, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Relevant Obligor shall (and the Company shall ensure that no member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Relevant Obligor shall (and the Company shall ensure that no member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Relevant Obligor or any other member of the Group;

(ii)	sell, transfer factor or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

3.17	Disposals

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

3.18	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for fair market value.

(b)	The following transactions shall not be a breach of paragraph (a):

(i)	Sponsor Group Loans and other Subordinated Debt;

(ii)	intra-Group loans permitted under paragraph 3.19 (Loans or credit);

(iii)	fees, costs and expenses and any other payments payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under Clause 4 (Conditions of Utilisation) or agreed by the Agent;

(iv)	any Permitted Transactions (unless required by their terms to be on arm’s length terms and/or for fair market value);

(v)	the entry into by the Company of any Excluded Project Agreement or any transaction contemplated thereunder provided that (save in the case of the New Cotai Agreement) any claim, interest, liability or right of recourse of any kind of any counterparty to such Excluded Project Agreement in connection therewith against or in the Company or any of its assets (including, without limitation, the Projects) is limited to an aggregate amount equal to all Excluded Project Revenues derived in respect of that Excluded Project and any other assets of the Company comprised in, relating to or derived from that Excluded Project (and which do not form part of and (other than in the case of Excluded Project Revenues) which are not necessary to ensure to the Group the full benefit of any Project or the Mocha Slot Business);

(vi)	the Disposal referred to in paragraph (i)(i) of the definition of Permitted Disposal set out in Clause 1.1 (Definitions); and

(vii)	the entry into by any member of the Group of any agreement, deed or other instrument which is required for the granting of the Security contemplated in paragraph (q) of the definition of Permitted Security set out in Clause 1.1 (Definitions) or the giving of the guarantees or payment undertaking contemplated by paragraph (h) of the definition of Permitted Guarantee set out in Clause 1.1 (Definitions).

Restrictions on movement of cash - cash out

3.19	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

3.20	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

3.21	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company will ensure that no other member of the Group will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any Sponsor Group Shareholder or any Affiliate thereof which is not a member of the Group; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction.

(c)	Notwithstanding paragraph (b) above, following an Altira Loss Event, no Obligor shall (and the Company shall ensure that no other member of the Group will) use the proceeds of any business interruption insurance (either directly or indirectly) to carry out (or otherwise effect) any of the actions referred to in paragraph (a) above (other than a Distribution made pursuant to paragraph (a) of the definition of “Permitted Distribution”) until the Relevant Obligors have received Altira Insurance Proceeds in respect of that Altira Loss Event which are in an amount in excess of USD435,733,100 (or its equivalent) and have applied those Altira Insurance Proceeds in mandatory prepayment of the Facilities in accordance with the provisions of Schedule 4 (Mandatory Prepayment).

3.22	Subordinated Debt

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Subconcession Bank Guarantee Facility, any Sponsor Group Loans or any other Subordinated Debt;

(ii)	pay any interest, fees or other amounts payable in connection with the Subconcession Bank Guarantee Facility, any Sponsor Group Loans or any other Subordinated Debt; or

(iii)	purchase, redeem, defease or discharge, exchange or enter into any sub-participation arrangements in respect of any amount outstanding with respect to the Subconcession Bank Guarantee Facility, any Sponsor Group Loans or any other Subordinated Debt.

(b)	Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is:

(i)	a Permitted Payment; or

(ii)	a Permitted Transaction.

Restrictions on movement of cash - cash in

3.23	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

3.24	Share capital

No Relevant Obligor shall (and the Company shall ensure no member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

Miscellaneous

3.25	Insurance

(a)	Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances and (to the extent required by Schedule 8 (Insurance)) reinsurances on and in relation to its business and assets comprised in the Projects and the Mocha Slot Business against those risks and to the extent as is usual for companies carrying on the same or substantially similar business and will otherwise comply with Schedule 8 (Insurances).

(b)	All such insurances and reinsurances must be with reputable independent insurance companies or underwriters.

(c)	Where insurances, reinsurances and risks have been identified in the Insurance Report, the Relevant Obligors shall (and the Company shall ensure that in respect of the Projects and the Mocha Slot Business each member of the Group will, in accordance with Schedule 8 (Insurances)) ensure the insurances or (to the extent required by Schedule 8 (Insurances)) reinsurances maintained are at least in respect of the business and assets and against the risks and to the extent recommended in the Insurance Report.

3.26	Access

Each Relevant Obligor shall, and the Company shall ensure that each member of the Group will:

(a)	keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made; and

(b)	subject to prior reasonable request and notice (but notice only where a Default is continuing), procure that the Agent, the Security Agent, accountants or other professional advisers or contractors of the Agent or the Security Agent be allowed reasonable rights of inspection and access during normal business hours to the Relevant Properties, the Projects and any other premises or assets of any member of the Group (other than premises or assets solely forming part of an Excluded Project and not in any way connected to any Project or the Mocha Slot Business), to the Auditors and other senior officers of any member of the Group and to the books, accounts and records, and any other documents relating to the Mocha Slot Business, the Projects or any Relevant Obligor or other member of the Group as they may reasonably require, and so as not unreasonably to interfere with their operations or those of any counterparty to a Material Document, and to take copies of any documents inspected.

3.27	Management

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) ensure that there is in place in respect of each Relevant Obligor and member of the Group qualified management with appropriate skills.

3.28	Intellectual Property

Each Relevant Obligor shall (and the Company shall ensure that each Group member will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the Relevant Obligor or Group member for or in connection with the Projects and the Mocha Slot Business;

(b)	prevent any infringement of the Intellectual Property in connection with the Projects and the Mocha Slot Business;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property necessary for or in connection with the Projects and the Mocha Slot Business in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property necessary in connection with the Projects and the Mocha Slot Business to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may affect the existence or value of the Intellectual Property or imperil the right of any Relevant Obligor or member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property necessary for or in connection with the Projects and the Mocha Slot Business,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, might reasonably be expected to have a Material Adverse Effect.

3.29	Use of Revenues

Each Relevant Obligor shall (and the Company shall ensure that each member of the Group will) ensure that all of its funds, Revenues and all other amounts received by it are utilised, and all of its accounts are established and funded (and any other accounts maintained by it are closed), in accordance with the provisions of Schedule 7 (Accounts) and as otherwise provided by this Agreement and that it otherwise complies with Schedule 7 (Accounts).

3.30	Amendments

No Relevant Obligor shall (and the Company shall ensure that no member of the Group will):

(a)	amend or modify, or permit the amendment or modification of its Constitutional Documents in any manner adverse to the interests of any of the Finance Parties under the Finance Documents;

(b)	except for:

(i)	any amendments to the Land Concession for the City of Dreams Site which result in an increase of the gross floor area of the City of Dreams Project in accordance with Macau SAR legal requirements, the removal of development obligations or imposition of less onerous development obligations in place of those comprised in the City of Dreams Project or an extension of the date required for completion of development at the City of Dreams Site in accordance with the Land Concession;

(ii)	any amendments to the Land Concession for the Altira Site in order to permit registration of strata title in respect of a casino in the Altira Project which is to be transferred to the Company;

(iii)	any amendments of a mechanical or administrative nature or any amendment required by any Macau SAR Governmental Authority for which reasonable notice has been given (which do not, in each case, adversely affect the interests of any of the Finance Parties under the Finance Documents);

(iv)	any amendments related to the extension of the development period pursuant to paragraph 13 of Schedule 9 (Events of Default) and any amendments of a mechanical or administrative nature related thereto (which do not, in each case, adversely affect the interests of any of the Finance Parties under the Finance Documents);

(v)	any amendments related to an increase of the gross floor area, and any amendments of a mechanical or administrative nature related thereto;

(vi)	any amendments to the purpose of the Land Concession relating to the Additional Hotel’s 5-star status and purpose, and any amendments of a mechanical or administrative nature related thereto (which do not, in each case, adversely affect the interests of any of the Finance Parties under the Finance Documents); and

(vii)	any amendments to the Land Concession for the City of Dreams Site which are required in order to dispose of the Additional Hotel, and any amendments of a mechanical or administrative nature related thereto, provided (in each case) that any such amendments do not adversely affect the interests of any of the Finance Parties under the Finance Documents and have received any necessary Authorisation from any relevant Macau SAR Governmental Authority, agree to any amendment, modification or supplement to or any novation or termination of, or assign, transfer, cancel or waive any of its rights under any Material Document without obtaining the prior written consent of the Agent;

(c)	without obtaining the prior written consent of the Agent (which consent shall not unreasonably be withheld or delayed), directly or indirectly enter into, amend, modify, novate, terminate, cancel, supplement or waive any right under, permit or consent to the amendment, modification, novation, termination (except expiration in accordance with its terms), cancellation, supplement or waiver of any of the provisions of, or give any consent or exercise any other discretion under any Permit in respect of the Mocha Slot Business or the Projects, where such action (save in the case of any Permit referred to in Schedule 16 (Permits)) has or is reasonably likely be expected to have a Material Adverse Effect or if a Default is continuing or is likely to result from such action;

(d)	(i) enter into any agreement (other than the Finance Documents) restricting its ability to amend any of the Finance Documents; or (ii) enter into any agreement restricting its ability to amend any of the Transaction Documents that are not Finance Documents where such restriction is more onerous than the equivalent restriction set out in the Finance Documents; or

(e)	agree to any amendment, modification or supplement to or any novation or termination of, or assign, transfer, cancel or waive any of its rights under the New Cotai Agreement without obtaining the prior written consent of the Agent, except for any amendment, modification or supplement to or any novation or termination of or assignment, transfer, cancellation or waiver which does not result in an increase in the level of recourse against the Company and which does not have or is not reasonably likely to be expected to have a Material Adverse Effect.

3.31	Hedging and Treasury Transactions

(a)	The Relevant Obligors shall ensure that all currency and interest rate hedging arrangements to which Schedule 15 (Hedging Arrangements) applies are implemented in accordance with the terms thereof and that such arrangements are not terminated, varied or cancelled without the consent of the Agent (acting on the instructions of the Majority Lenders), save as permitted thereunder.

(b)	No Relevant Obligor shall (and the Company will procure that no members of the Group will) enter into any Treasury Transaction, other than:

(i)	the hedging transactions contemplated by Schedule 15 (Hedging Arrangements) and documented by the Hedging Agreements;

(ii)	other interest rate hedging arrangements entered into in the ordinary course of business and not for speculative purposes (including hedging in respect of actual or projected exposures in relation to the Facilities);

(iii)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(iv)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 12 months and not for speculative purposes, provided that, in the case of sub-paragraphs (ii), (iii) and (iv), the counterparties thereto have no Security nor any right to share in any Security over any of the Charged Property.

3.32	Further assurance

(a)	Each Relevant Obligor shall (and the Company shall procure that each member of the Group and each other person whom it is intended should provide such Security will) promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a first ranking mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security, including any assets acquired by any of the Relevant Obligors (other than, save to the extent they may comprise shares in the Company, the Managing Director) after the date of this Agreement) or for the exercise of any rights powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent and the Finance Parties Security over any property and assets of that Relevant Obligor or other person located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security after the Transaction Security has become enforceable under the terms hereof.

(b)	Each Relevant Obligor shall (and the Company shall procure that each member of the Group and such other persons shall) from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such other actions, as any of the Agent or the Security Agent may reasonably request, for the purposes of implementing or effectuating the provisions of the Finance Documents, or of more fully perfecting or renewing the rights of the Finance Parties with respect to the Transaction Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other assets acquired after the date of this Agreement by any Relevant Obligor, Group member or other person which may be deemed to be part of the Transaction Security) pursuant to the Finance Documents. Upon the exercise by the Agent, the Security Agent or any other Finance Party of any power, right, privilege or remedy pursuant to any of the Finance Documents which requires any consent, approval, notification, registration or Authorisation of any Governmental Authority, the Company shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Agent, the Security Agent or such Finance Party may reasonably be required to obtain from any Obligor or other Group member for such consent, approval, notification, registration or Authorisation.

3.33	Syndication

The Relevant Obligors shall each provide reasonable assistance to the Arrangers in the preparation of any Information Memorandums and any supplements thereto and in connection with the general syndication of the Facilities (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential lenders prior to completion of syndication.

3.34	Bondco Intercompany Note / Bond Guarantee

(a)	Other than pursuant to an amended and restated note guarantee in the agreed form to be entered into on or following the occurrence of the Amendment and Restatement Effective Date, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) agree to any amendment, variation, novation, supplement, supersession, waiver or (other than in accordance with its terms) termination in any respect of the Bondco Intercompany Note or any Bond Guarantee without the prior written consent of the Agent, save for any amendment, variation, supplement or waiver which is not detrimental to the interests of the Finance Parties.

(b)	No Relevant Obligor shall (and the Company shall ensure that no other member of the Group will) make any payment under or in respect of the Bondco Loan save for any Permitted Payment in respect thereof and any payment of interest on, or other payments (including any additional amounts payable in connection with any withholding or deduction in respect of Taxes from payments of this kind in respect of the Bondco Loan) in the nature of interest under, the Bondco Loan (it being acknowledged that any payment of (or in respect of) premium, liquidated damages or swap termination payments under the Bondco Loan shall not be treated as a payment of interest on, or other payment in the nature of interest under, the Bondco Loan for the purposes of this paragraph (b)).

3.35	Technical Advisor

The Relevant Obligors shall:

(a)	appoint (under a deed of appointment or appointment agreement in the agreed form) the Technical Advisor, prior to the levying of any fine referred to in paragraph 13 of Schedule 9 (Events of Default), such appointment not to expire or otherwise terminate until after the practical completion of the City of Dreams Site (including the Additional Hotel);

(b)	promptly provide the Technical Advisor with all information that may be required for it to issue the report contemplated by sub-paragraph (d) of paragraph 13 of Schedule 9 (Events of Default); and

(c)	following the appointment of the Technical Advisor, shall procure that the Technical Advisor also provides to the Lenders an update in the agreed form (no less frequently than once every 3 Months until the practical completion of the Additional Hotel) in respect of the progress of the completion of the development of the City of Dreams Site (including the Additional Hotel).

3.36	Excluded Project Agreements

(a)	Each Relevant Obligor shall (and shall ensure that each of its Subsidiaries will) comply in all material respects with each Excluded Project Agreement to which it is party.

(b)	Each Relevant Obligor shall (and shall ensure that each of its Subsidiaries will) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Excluded Project Agreement.

3.37	MPEL (Delaware) LLC

For so long as MPEL (Delaware) LLC is not a Guarantor (but does provide a Bond Guarantee), it shall not shall trade, carry on any business, own any assets or incur any liabilities or commitments (in each case, actual or contingent, present or future) except for:

(a)	making a Permitted Distribution (under paragraph (a) of such definition);

(b)	contingent liabilities in respect of the Bond Guarantee (to the extent the same constitute a Permitted Guarantee); and

(c)	professional fees, administration costs and Tax in the ordinary course of business as necessary to maintain its existence from time to time.

3.38	Asset Segregation

No Relevant Obligor shall (and the Company shall ensure that no member of the Group will) commingle any assets of such Relevant Obligor or other member of the Group comprised in any Excluded Project with any assets comprised in any Project or the Mocha Slot Business.

3.39	Additional Hotel

(a)	Unless the Permitted Disposal referred to in paragraph (i)(i) of the definition of Permitted Disposal set out in Clause 1.1 (Definitions) has occurred, no Relevant Obligor shall (and the Company shall ensure that no member of the Group will) (save to the extent otherwise permitted under the Finance Documents) enter into any contract for the construction or the financing of the Additional Hotel (the “Additional Hotel Arrangements”) prior to the date on which the Required Finance Parties have approved (such approval not to be unreasonably withheld or delayed) the Additional Hotel Plan.

(b)	Following any approval of the Additional Hotel Plan in accordance with paragraph (a) above and until such time as a Permitted Disposal pursuant to paragraph (i)(ii) of the definition of Permitted Disposal set out in Clause 1.1 (Definitions) occurs (save to the extent otherwise permitted under the Finance Documents):

(i)	Melco Crown (COD) Developments Limited (or any other member of the Group incorporated or acquired for this purpose) shall carry out the design, construction, development, financing, maintenance, management and operation of the Additional Hotel (and may enter into such agreements, deeds or other arrangements (or amendments, waivers or other variations thereto) as is required in order to effect the same) in compliance, in each case, with the Approved Additional Hotel Plan; and

(ii)	no Relevant Obligor (other than Melco Crown (COD) Developments Limited or any other member of the Group incorporated or acquired for this purpose) shall (and the Company shall ensure that no member of the Group (other than Melco Crown (COD) Developments Limited or any other member of the Group incorporated or acquired for this purpose) will) enter into any Additional Hotel Arrangements save as expressly contemplated by the Approved Additional Hotel Plan.

(c)	Following its approval in accordance with paragraph (a) above, the Additional Hotel Plan may be amended from time to time by the Company provided that any material amendment thereto (including any amendment with a material and adverse effect on the cost, design, size, specification, lay-out or quality of the Additional Hotel, the timing of practical completion of the Additional Hotel or the timing of any grant of an Occupational Lease in respect of all or any part of the Additional Hotel (or the rent commencement date (howsoever described thereunder)) shall only be made with the approval (not to be unreasonably withheld or delayed) of the Required Finance Parties.

(d)	Prior to any Permitted Disposal thereof pursuant to paragraph (i) of the definition of “Permitted Disposal” set out in Clause 1.1 (Definitions), the Parties agree that the provisions of the Finance Documents shall apply to the Additional Hotel (including the construction, development and operation of the Additional Hotel) as if it was a part of the City of Dream Project.

(e)	In this paragraph 3.39 (Additional Hotel):

(i)	“Additional Hotel Plan” means a plan in respect of the Additional Hotel Arrangements, prepared by the Company and delivered to the Agent which will set out (in detail) the proposed arrangements of Melco Crown (COD) Developments Limited (or any other member of the Group incorporated or acquired for this purpose) for the design, construction, development, financing, maintenance, management and operation of the Additional Hotel; and

(ii)	“Required Finance Parties” means the Majority Lenders provided that to the extent any matter set out in the Additional Hotel Plan (or any amendment thereto contemplated by paragraph (c) above) relates to any amendment, waiver or other exercise of any right, power or discretion under the Finance Documents that would, under the terms of the Finance Documents, require the consent of the Super-Majority Lenders, all Lenders or any other Finance Parties, then such matter shall require the approval of the Super-Majority Lenders, all Lenders or those other Finance Parties, as the case may be (all on, and subject to, the terms of the Finance Documents).

SCHEDULE 7

ACCOUNTS

1.	Accounts

1.1	Accounts

The Company shall ensure that the Relevant Obligors establish and maintain the following bank accounts, with the banks and in the jurisdictions specified, in accordance with this Agreement and the other Finance Documents:

Account Designation	Relevant Obligor	Bank and Jurisdiction	Currency and Type	Account Number
Holding Account	Company	Deutsche Bank AG, Hong Kong Branch	USD Savings Accounts	0014654-05-1

Mandatory Prepayment Account	Company	Citibank (Macau)	HKD Savings Accounts	61375829

1.2	Maintenance of Accounts

The Accounts shall, save as otherwise provided by the Transaction Security Documents or herein, be maintained by the Relevant Obligors with the relevant Account Bank in accordance with the Account Bank’s usual practice and may from time to time be sub-divided into such sub-accounts as any Relevant Obligors may reasonably request.

1.3	Restrictions

The Relevant Obligors shall maintain each Account as a separate account or sub-account with the relevant Account Bank and:

(a)	none of the restrictions contained in this Schedule on the withdrawal of funds from Accounts shall affect the obligations of any Obligor to make any payments of any nature required to be made to the Finance Parties on the due date for payment thereof in accordance with any of the Finance Documents; and

(b)	no withdrawal shall be made from any Account if it would cause such account to become overdrawn.

1.4	Credits to Accounts

Save as otherwise provided in any of the Transaction Security Documents after enforcement thereof, the Relevant Obligors shall credit, and shall procure that there is credited, to the Accounts all such amounts as are provided for in this Agreement and ensure that such other credits are made thereto as are required to be made pursuant to any other provision of any other Finance Document.

1.5	Interest

Each amount from time to time standing to the credit of each Account (for the avoidance of doubt excluding amounts for the time being applied in acquiring Permitted Investments) shall bear interest at such rate as may from time to time be agreed between each Relevant Obligor and the relevant Account Bank, and the Relevant Obligors shall ensure that such interest is credited to such account at such time or times as may be agreed from time to time with the Account Bank or, failing agreement, in arrears on 31 December.

1.6	Payments

Save as otherwise provided in this Agreement or pursuant to any Transaction Security Document, no party shall be entitled to require any Account Bank to make any payment out of the amount standing to the credit of any Account maintained with it.

1.7	Other Accounts

No Relevant Obligor shall (and the Company shall ensure that no other member of the Group will) except with the prior approval of the Agent open or maintain any accounts other than:

(a)	the Accounts, which shall at all times be subject to Security in favour of, and in form and substance reasonably satisfactory to, the Security Agent provided that if at any relevant time any Account which is at such time maintained by any Relevant Obligor, is no longer required by such Relevant Obligor for such Relevant Obligor’s business, the Relevant Obligor may close such Account provided that all amounts then standing to the credit thereof shall be transferred to another Account of such Relevant Obligor which is subject to such Security as aforesaid; or

(b)	Permitted Accounts or other accounts for the purposes of holding Excluded Project Revenues or any other amounts otherwise available for application towards Permitted Distributions (other than solely under paragraph (a) of such definition) and, in each case any Revenues of any kind in any way derived therefrom, which accounts and any such amounts the Relevant Obligor (or other member of the Group) shall be free to apply, dispose or otherwise deal with in such manner as it may determine.

1.8	Excluded Project Revenues

Each Relevant Obligor shall ensure that Excluded Project Revenues (and any amounts derived therefrom) are not commingled with any of its other funds (other than other amounts permitted to be credited to a Permitted Account, as referred to in the definition of Permitted Account set out in Clause 1.1 (Definitions)) (whether or not standing to the credit of an Account) and are only credited to, and withdrawn from, Permitted Accounts.

2.	Mandatory Prepayment Accounts and Holding Accounts

The Company shall ensure that each Mandatory Prepayment Account and each Holding Account is established, maintained and operated in accordance with Schedule 4 (Mandatory Prepayments), deposits to each such Account are made in accordance with the provisions thereof and withdrawals therefrom are made solely as permitted thereby.

3.	Permitted Investments

3.1	Definition

In this paragraph 3:

“Investment Income” means any interest, dividends or other income arising from or in respect of a Permitted Investment.

“Investment Proceeds” means any net proceeds received upon any disposal, realisation or redemption of a Permitted Investment, but excluding any Investment Income.

“Permitted Investments” means the following:

(a)	securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(b)	securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(c)	interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by Acceptable Banks or, if not issued by Acceptable Banks, secured at all times, in the manner and to the extent provided by law, by collateral security in paragraph (a) or (b) above, of a market value of no less than the amount of monies so invested;

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraphs (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in paragraph (c) above;

(e)	commercial paper having a rating of A-1 or P-1 from S&P or Moody’s respectively and in each case maturing within nine months after the date of acquisition;

(f)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (e) above and (iii) can be turned into cash on not more than 30 days’ notice; and

(g)	any other debt security approved by the Majority Lenders.

3.2	Power of Investment

The Company may require, subject as provided in this Agreement, that such part of the amounts outstanding to the credit of any Account as it considers prudent shall be invested from time to time in Permitted Investments in accordance with this paragraph 3.2 (Power of Investment).

3.3	Procedure for Investment

(a)	Unless held for the account of the Relevant Obligor and secured by first ranking fixed charge in favour of the Security Agent pursuant to a Transaction Security Document, the Relevant Obligors shall ensure that all Permitted Investments are made in the name of the Relevant Obligor and secured by a first ranking fixed lien in favour of the Security Agent in such form and on such terms as the Agent may reasonably require.

(b)	The Relevant Obligors will at all times seek to match the maturities of the Permitted Investments made out of moneys standing to the credit of an Account having regard to the availability of Permitted Investments which are readily marketable, and shall liquidate (or procure that there are liquidated) Permitted Investments to the extent necessary for the purposes of payment of any amount due under the Finance Documents.

(c)	The Relevant Obligors shall ensure that all documents of title or other documentary evidence of ownership with respect to Permitted Investments made out of any Account are held in the possession of the Security Agent and, if any such document or other evidence comes into the possession or control of a Relevant Obligor, it shall procure that the same is delivered immediately to the Security Agent.

3.4	Realisation

(a)	The Relevant Obligors shall ensure that, whenever any Investment Proceeds or Investment Income is received in respect of a Permitted Investment made from amounts standing to the credit of an Account the Investment Proceeds and the Investment Income are either:

(i)	reinvested in further Permitted Investments; or

(ii)	paid into the relevant Account from which the Permitted Investment derives.

(b)	Each Relevant Obligor shall give directions to the relevant Account Bank and otherwise exercise its rights hereunder in such manner as will ensure compliance with the applicable provisions of the Finance Documents with respect to Accounts, Permitted Investments, Investment Proceeds and Investment Income.

3.5	Non-qualifying criteria

If any Permitted Investment ceases to be a Permitted Investment, the Relevant Obligors will, upon any one of them becoming aware thereof, procure that the relevant investment is replaced by a Permitted Investment or by cash.

3.6	Accounts include Permitted Investments

(a)	Subject to sub-paragraph (b) below, any reference herein to the balance standing to the credit of an Account will be deemed to include a reference to the Permitted Investments in which all or part of such balance is for the time being invested. In the event of any dispute as to the value of the credit of an Account pursuant to this paragraph 3.6, that value shall be determined in good faith by the Agent. If the Company so requests, the Agent will give the Company details of the basis and method of that determination.

(b)	If the amount standing to the credit of any Account (excluding for this purpose any amount deemed to be included pursuant to sub-paragraph (a) above) is insufficient to make a payment under the Finance Documents when due out of such Account, the Security Agent is authorised, in its discretion and without any liability for loss or damage thereby incurred by the Relevant Obligors, to require the relevant Account Bank or, as the case may be, the Relevant Obligors to sell or otherwise realise, or to enter into any exchange transaction with respect to, any Permitted Investment concerned with that Account to the extent that the same is, in the opinion of the Agent, necessary for the payment of any amount due under the Finance Documents which could not otherwise be paid out of the cash balance standing to the credit of the relevant Account.

3.7	Information

Commencing with the quarter in which a Permitted Investment is first made on behalf of a Relevant Obligor, the Company shall, together with any other statement to be provided under this Schedule, deliver to the Security Agent a schedule of the investments made, realised or liquidated during the quarter in respect of each Account, in such detail as the Agent may reasonably require.

3.8	No Responsibility

No Finance Party will be responsible for any loss, cost or expense suffered by any Relevant Obligor in respect of any of its actions or those of any Account Bank in relation to the acquisition, disposal, deposit or delivery of Permitted Investments pursuant to this Agreement save for any such loss, cost or expense directly caused by its gross negligence or wilful misconduct. The Account Banks shall be acting solely for and on behalf of the Relevant Obligors in acquiring, holding or disposing of any Permitted Investment.

4.	General Account Provisions

4.1	Transfers/Withdrawals

Save as otherwise agreed in writing with the Agent, the Relevant Obligors shall ensure that where this Schedule expressly provides for the making of payments to, or withdrawals or transfers from any Account or sub-account, no other payments to, or, as the case may be, other withdrawals or transfers from, such Account or sub-account shall be made except as expressly permitted under this Schedule or under the Finance Documents.

4.2	Application of Amounts

The Relevant Obligors shall ensure that all amounts withdrawn or transferred from any Account or sub-account by the Relevant Obligors for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability, and for no other purpose.

4.3	Default

(a)	Notwithstanding any other provisions of this Schedule, at any time following an Event of Default which is continuing, the Agent may request the Security Agent to give notice to any Account Bank and the Company instructing the Account Bank not to act on the instructions or requests of the Relevant Obligors in relation to any sums at any such time standing to the credit of any of the Accounts and the Relevant Obligors shall ensure that the Account Bank shall, in accordance with the Transaction Security Documents, not so act and none of the Relevant Obligors shall be entitled to give or make any further such instructions or requests.

(b)	Notwithstanding the other provisions of this Agreement, at any time following an Event of Default which is continuing, the Agent may request the Security Agent to:

(i)	give written notice to any Account Bank (with a copy to the Company) that the Security Agent shall be the sole signatory in relation to the Accounts;

(ii)	apply the credit balances in the Accounts or sub-accounts in or towards repayment of the Facilities and such other liabilities of the Obligors as the Agent may elect; and

(iii)	generally use amounts standing to the credit of the Accounts or sub-accounts at its discretion in order to discharge the Obligors’ obligations under the Transaction Documents,

and the Relevant Obligors shall ensure that the Account Bank so acts and makes such payments accordingly.

4.4	Review of Accounts

The Relevant Obligors irrevocably grant (solely for the purposes of its role as agent of the Finance Parties hereunder) the Security Agent or any of its appointed representatives access to review the books and records of the Accounts (and shall irrevocably authorise each Account Bank to disclose the same to the Security Agent and its appointed representatives) and irrevocably waives any right of confidentiality which may exist in respect of such books and records solely to the extent necessary to allow disclosure of such books and records to any Finance Party and its advisers.

4.5	Statements

The Relevant Obligors shall arrange for each Account Bank to provide to the Agent, at the latter’s request, such information concerning the Accounts or sub-accounts as the Agent or the Security Agent may (acting reasonably) require.

4.6	Waiver of Rights

(a)	Waiver of rights by the Relevant Obligors

Save as provided in this Agreement, each Relevant Obligor agrees not to exercise any right which it may have under any applicable law to direct the transfer of any amount standing to the credit of an Account or sub-account to the Relevant Obligor or any other Relevant Obligor or its order or to direct the transfer of any Permitted Investment to the Relevant Obligor or any other Relevant Obligor or to its order.

(b)	Waiver of rights by Account Banks

The Relevant Obligors shall ensure that each Account Bank acknowledges and agrees that each Account and sub-account and Permitted Investment is the subject of Transaction Security in favour of the Finance Parties collectively and acknowledges and agrees that it is not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with respect to:

(i)	moneys standing to the credit of such Account and sub-account or in the course of being credited to it or any earnings; or

(ii)	any Permitted Investment.

SCHEDULE 8

INSURANCE

References in this Schedule 8 to Clauses and Appendices refer to the Clauses and Appendices of this Schedule 8, unless the context otherwise requires.

1.	INSURANCE UNDERTAKINGS

1.1	Insurances

The Company and each Group Insured shall ensure that:

1.1.1	each of the Direct Insurances is placed and maintained with one or more insurers authorised to operate in the Macau SAR to the extent that locally admitted policies are, for any purpose, required as a result of any Legal Requirements;

1.1.2	not less than 95 per cent. of the coverage in respect of each Direct Insurance is provided by insurers rated at least A- by S&P or at least A by AM Best for their long term unsecured and unsubordinated debt or reinsured by insurers rated at least A- by S&P or at least A by AM Best for their long term unsecured and unsubordinated debt;

1.1.3	each Direct Insurance in respect of the Mocha Slot Business and the Projects has endorsements in substantially the form set out in Appendix 1 (Form of Endorsements for Insurances) and Reinsurance required under the terms of paragraph 1.1.2 above in respect of the Mocha Slot Business and the Projects has endorsements in substantially the form set out in Appendix 2 (Form of Endorsements for Reinsurances) or (in each case) as otherwise may reasonably be required by the Agent or in such other form as the Agent reasonably approves in writing (in each case, after consultation with the Insurance Adviser); and

1.1.4	any claims under any of the Insurances are promptly made and diligently pursued.

2.	INSURANCE PROCEEDS

2.1	Conduct of Claims - Group Insured

Subject to Clause 2.3 (Conduct of Claims - Default) below, the Company or the relevant Group Insured shall have the sole conduct of all claims under the Insurances.

2.2	Application of Proceeds

The Company and each Group Insured shall ensure that:

2.2.1	subject to sub-clause 2.2.3 below and prior to the delivery of an Enforcement Notice to the Company, all proceeds of any claim under the Insurances referred to in Schedule 4 (Mandatory Prepayment) shall be applied in accordance with Schedule 4 (Mandatory Prepayment);

2.2.2	subject to sub-clause 2.2.3 below and following the delivery of an Enforcement Notice to the Company, all proceeds of any claim under any Insurance in respect of the Mocha Slot Business or the Projects shall be applied as directed by the Security Agent; and

2.2.3	for the avoidance of doubt, all proceeds of any public liability, third party liability, employees compensation, workers compensation, directors and officers liability insurances or any other insurances the proceeds of which are payable to employees of the Company or any Group Insured or any other third party shall be applied to its intended purpose.

2.3	Conduct of Claims - Default

Notwithstanding any other provisions of this Clause 2, if an Enforcement Notice has been delivered to the Company, then the Security Agent in consultation with the Insurance Adviser shall have sole conduct of all claims under the Insurances in respect of the Mocha Slot Business or the Projects.

2.4	Insolvency of Direct Insurers

If, at any time following an Insolvency Event in respect of a Direct Insurer, the Security Agent determines (acting reasonably) that the Company or any Group Insured has not complied with the terms of sub-clause 1.1.4 above, the Security Agent may notify the Company of such non-compliance and, from the date of any such notification, the Security Agent (in consultation with the Insurance Adviser) shall have sole conduct of all claims relating to (and be entitled to direct the applications, in accordance with the terms of the Finance Documents, of any proceeds received under) any Reinsurance taken out by that Direct Insurer.

2.5	Amendments

2.5.1	Neither the Company nor any Group Insured shall amend or modify, or permit the amendment or modification of, any Direct Insurance or Reinsurance unless any such amendment or modification does not adversely affect the interests of any of the Finance Parties under the Finance Documents.

2.5.2	The Company shall ensure that it delivers to the Security Agent a copy of any such amendment or modification of any Direct Insurance or Reinsurance as soon as reasonably practicable after (and in any event within 10 Business Days of) any such amendment or modification.

2.6	Definitions

For the purpose of this Schedule 8, “Insolvency Event” means any of the following:

(a)	the relevant Direct Insurer is conclusively unable or expressly admits inability to pay its debts as they fall due or suspends making payments of any of its debts which is due; or

(b)	any action of legal proceedings are taken in relation to:

(i)	the suspension of payments, winding-up or dissolution of the relevant Direct Insurer; or

(ii)	the appointment of a liquidator or administrator or other similar officer in respect of the relevant Direct Insurer.

APPENDIX 1

FORM OF ENDORSEMENTS FOR INSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each insured party provided that the total liability of the Insurers to all of the insured parties collectively shall not exceed the sums insured and limits of indemnity including any inner limits set by memorandum or endorsement stated in the policy.

(ii)	Any payment or payments by insurers to any one or more such insured parties shall reduce to the extent of that payment Insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

(iii)	The Insurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under this Policy such that all rights and that the premium specified in this Policy provides consideration for their being co-insured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under this Policy although they may choose to pay the premium. This shall not relieve any other insured party from its obligations to pay any premium under this Policy.

(v)	Save in the case of the Secured Parties, each of the insured parties will at all times preserve and enforce the various contractual agreements entered into by such insured party and the contractual remedies of such party in the event of Damage.

(vi)	The insurers shall be entitled to avoid liability to or (as may be appropriate) claim damages from any of the insured parties in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of this Policy committed by that insured party (other than where the first obligation to disclose or perform lies with parties other than the Secured Parties) (each referred to in this Policy as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insured’s Clause) a Vitiating Act committed by one insured party shall not prejudice the right of indemnity of any other insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	Insurers waive all rights of subrogation or action which they may have or acquire against any insured party except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Insurers may enforce such rights notwithstanding the continuing or former status of the vitiating party as an Insured.

LOSS PAYEE CLAUSE

Claims payments under this Policy shall be agreed with and payable to the Security Agent or as it directs. Notwithstanding any of the foregoing, any amounts of any kind payable to any Insured party shall be paid into the Insurance Proceeds Account or as the Security Agent may otherwise direct.

INTEREST OF OTHER PARTIES

The interests of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the Insured is required to include such interest. All sums paid as claims under this Policy shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under this Policy, other Policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by this Policy effected jointly or severally by any of the Insured parties, this Policy shall be primary to, and receive no contribution from, such other insurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Insurer, the insured shall as soon as reasonably practicable give notice of such change with full particulars hereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by the insured to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, the insurer shall not exercise any rights to avoid this insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the Insurer as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Insurers acknowledge to the Secured Parties alone that (i) they have received adequate information in order to evaluate the risk of insuring the Insured parties in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Insurers in respect of their decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Insurers in this clause shall have no effect on any rights that the Insurers might have had under or in relation to the Policy against any party (including the Company) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by the Insured or anyone acting on its/their behalf to obtain any benefit under this Policy or if any loss or damage shall be occasioned with the support of the Insured, the benefit under this Policy shall be forfeited in respect of the fraudulent party only.

CONDUCT OF CLAIMS

Notwithstanding any other provisions of this Policy, if an Enforcement Notice has been delivered to the Company, then the Security Agent shall have sole conduct of all claims hereunder.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this Policy.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Affiliate” has the meaning given in the Senior Facilities Agreement.

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Company” means Melco Crown Gaming (Macau) Limited.

“Deed of Appointment” means the agreement so entitled dated 5 September 2007 between, amongst others, the Company, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

“Enforcement Notice” has the meaning given in the Deed of Appointment.

“Excluded Subsidiary” has the meaning given to it in the Senior Facilities Agreement.

“Finance Parties” has the meaning given in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Company or any of its subsidiary companies from time to time (other than any Excluded Subsidiary).

“Insurance Proceeds Account” has the meaning given to it in the Senior Facilities Agreement.

“Security Agent” means DB Trustees (Hong Kong) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” has the meaning given in the Deed of Appointment.

“Senior Facilities Agreement” means the agreement so entitled dated 5 September 2007 between, amongst others, the Company, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

APPENDIX 2

FORM OF ENDORSEMENTS FOR REINSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual contracts of reinsurance had been issued by the Reinsurer to each reinsured party provided that the total liability of the Reinsurers to all of the reinsured parties collectively shall not exceed the sums reinsured and any limits of indemnity including any inner limits set by memorandum or endorsement stated in the original policy.

(ii)	Any payment or payments by the Reinsurer to any one or more such reinsured parties shall reduce to the extent of that payment the Reinsurers liability to all such parties arising from any one event giving rise to a claim under the reinsurance and (if applicable) in the aggregate.

(iii)	The Reinsurer acknowledges that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional reinsured parties under the contract of reinsurance and that the premium specified in the original policy as ceded to this Reinsurer provides consideration for their being reinsured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under the original policy or this contract of reinsurance although they may choose to pay the premium. This shall not relieve any other reinsured parties or the insured parties from its obligations to pay any premium under the reinsurance or the original policy.

(v)	Save in the case of the Secured Parties, each of the reinsured parties will at all times preserve and enforce the various contractual agreements entered into by such reinsured party and the contractual remedies of such party in the event of Loss or Damage.

(vi)	The Reinsurer may be entitled to avoid liability to or (as may be appropriate) claim damages from any of the reinsured parties or any of the insured parties under the original policy in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of the reinsurance or the original policy committed by that reinsured or insured party (other than where the first obligation to disclose or perform lies with parties other than the Secured Parties) (each referred to in this reinsurance as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insured’s Clause) a Vitiating Act committed by one reinsured or insured party shall not prejudice the right of indemnity of any other reinsured or insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	The Reinsurer waives all rights of subrogation or action which it may have or acquire against any reinsured or insured party under the original policy except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Reinsurers may enforce any such rights notwithstanding the continuing or former status of the vitiating party as a reinsured or insured party.

LOSS PAYEE CLAUSE

Claims payments under this reinsurance shall be agreed with and payable to the Security Agent or as it directs. Notwithstanding any of the foregoing, any amounts of any kind payable to any reinsured or insured party shall be paid into the Insurance Proceeds Account or as the Security Agent may otherwise direct.

INTEREST OF OTHER PARTIES

The interests of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the reinsured party is required to include such interest. All sums paid as claims under this contract of reinsurance shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under the reinsurance, other policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by the reinsurance effected jointly or severally by any of the reinsured or insured parties under the original policy, it is acknowledged that the original policy and the reinsurance shall be primary to, and receive no contribution from, such other insurance or reinsurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Reinsurer, the reinsured party shall as soon as reasonably practicable give notice of such change with full particulars hereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by any reinsured party or any party to the original policy to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, neither the Reinsurer nor the original insurer shall exercise any rights to avoid this Reinsurance or the original insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the original insurer in accordance with the original policy as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Reinsurer acknowledges to the Secured Parties alone that (i) it has received adequate information in order to evaluate the risk of insuring the reinsured parties in respect of the risks hereby reinsured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Reinsurer in respect of its decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this reinsurance, the Reinsurer has not relied upon or taken into account any information supplied to it by any Secured Party. The acknowledgements provided by the Reinsurer in this clause shall have no effect on any rights that the Reinsurer might have had under or in relation to the reinsurance against any party (including the Company) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by any of the reinsured parties or anyone acting on its/their behalf to obtain any benefit under the reinsurance or if any loss or damage shall be occasioned with the support of such reinsured party, the benefit under the reinsurance shall be forfeited in respect of the fraudulent party only.

CONDUCT OF CLAIMS

Notwithstanding any other provisions of the contract of reinsurance, if an Enforcement Notice has been delivered to the Company, then the Security Agent shall have sole conduct of all claims thereunder.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this Policy.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Affiliate” has the meaning given in the Senior Facilities Agreement.

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Company” means Melco Crown Gaming (Macau) Limited.

“Deed of Appointment” means the agreement so entitled dated 5 September 2007 between, amongst others, the Company, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

“Enforcement Notice” has the meaning given in the Deed of Appointment.

“Excluded Subsidiary” has the meaning given to it in the Senior Facilities Agreement.

“Finance Parties” has the meaning given in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Company or any of its subsidiary companies from time to time (other than any Excluded Subsidiary).

“Insurance Proceeds Account” has the meaning given to it in the Senior Facilities Agreement.

“Security Agent” means DB Trustees (Hong Kong) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” has the meaning given in the Deed of Appointment.

“Senior Facilities Agreement” means the agreement so entitled dated 5 September 2007 between, amongst others, the Company, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time

SCHEDULE 9

EVENTS OF DEFAULT

1.	Non-payment

A Relevant Obligor does not pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within two Business Days of its due date.

2.	Financial covenants and other obligations

Any requirement of paragraph 2 (Financial covenants) of Schedule 6 (Covenants) is not satisfied or an Obligor does not comply with the provisions of sub-paragraph 1.8 (Notification of default) of paragraph 1 of Schedule 6 (Covenants), provided that no Event of Default under this paragraph will occur in relation to any non-compliance with sub-paragraph 1.8 (Notification of default) of paragraph 1 of Schedule 6 (Covenants) if failure to comply is capable of remedy and is remedied within 7 days.

3.	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in paragraph 1 (Non-payment) and paragraph 2 (Financial covenants and other obligations) above).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Company or relevant Obligor or the Company or an Obligor becoming aware of the failure to comply.

(c)	MPEL fails to maintain its listed status on NASDAQ or its shares are suspended from trading in excess of a period of 30 days (other than where such failure to maintain its listed status or suspension from trading is a direct result of MPEL’s listing moving from NASDAQ to HKSE (or any other stock exchange agreed by the Agent, acting on the instructions of the Majority Lenders) provided that such move is successfully completed and MPEL’s shares resume trading on the HKSE (or, as the case may be, such other stock exchange agreed by the Agent) within 60 days of such failure to maintain listed status or suspension from trading occurring).

4.	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or Grantor in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Obligor or Grantor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

5.	Cross default

(a)	Any Financial Indebtedness of any Relevant Obligor or other member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Relevant Obligor or other member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Relevant Obligor or other member of the Group is cancelled or suspended by a creditor of any Obligor or other member of the Group as a result of an event of default (however described).

(d)	Any creditor of any Relevant Obligor or other member of the Group becomes entitled to declare any Financial Indebtedness of any Relevant Obligor or other member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	Any event of default (however described) occurs under or in respect of the Bond.

(f)	No Event of Default will occur under this paragraph 5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD10,000,000 (or its equivalent).

6.	Insolvency

(a)	A Grantor, Relevant Obligor or other member of the Group is unable or admits inability to pay its debts as they fall due or is deemed or declared to be unable to pay its debts under applicable law or, by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Relevant Obligor, Grantor or other member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Grantor, Relevant Obligor or other member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(d)	The Managing Director commences or there is commenced against the Managing Director any case, proceeding or other action relating to his bankruptcy.

7.	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or formal step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Grantor, Relevant Obligor or other member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Grantor, Relevant Obligor or other member of the Group;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Grantor, Relevant Obligor or other member of the Group or any of its assets (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project or the Mocha Slot Business); or

(iv)	enforcement of any Security over any assets (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project or the Mocha Slot Business) of any Grantor, Relevant Obligor or other member of the Group, or any analogous procedure or step is taken in any jurisdiction.

(b)	Without limiting the generality of paragraph (a), any counter-party to a Material Document issues any notice to the Security Agent of its intention to take or commence any of the actions, proceedings, procedures or steps referred to in paragraph (a) pursuant to any direct agreement made in respect of such Material Document to which such counter-party and the Security Agent are party.

(c)	Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement or, if earlier, the date on which it is advertised.

8.	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Relevant Obligor or other member of the Group (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project or the Mocha Slot Business) having an aggregate value of at least USD20,000,000 (or its equivalent) and is not discharged within 30 days.

9.	Unlawfulness and invalidity

(a)	It is or becomes unlawful for a Grantor, Obligor or any other member of the Group to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Subordination Deed or the Deed of Priority is or becomes unlawful.

(b)	Any obligation or obligations of any Grantor, Obligor or any other member of the Group under any of the Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created or expressed to be created under the Subordination Deed or the Deed of Priority (including the subordination of any Sponsor Group Loans and other Subordinated Debt and the Subconcession Bank Guarantee Facility) is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

10.	[NOT USED]

11.	Subconcession and Land Concession

(a)	Any call or drawing is made by the Macau SAR under the Subconcession Bank Guarantee unless the Subconcession Bank Guarantee is fully reinstated within 30 days thereof in accordance with the Subconcession and no other Event of Default has occurred or will result from such reinstatement.

(b)	Any temporary administrative intervention is made by the Macau SAR pursuant to article 79 of the Subconcession.

(c)	The Macau SAR takes any formal measure seeking the unilateral dissolution of the Subconcession pursuant to article 80 thereof or the Macau SAR gives notice pursuant to article 80(3) of the Subconcession and the Company fails to comply with the terms thereof within the grace period specified therein.

(d)	The Agent considers the subject matter of any negotiations required to be notified to it pursuant to paragraph 3.15(d)(iii) of Schedule 6 (Covenants) is such as could reasonably give rise to an entitlement of the Macau SAR to unilaterally dissolve the Subconcession pursuant to article 80 thereof.

(e)	Any consultations are commenced by the Macau SAR with the Company under the Subconcession and/or the Subconcession Direct Agreement and the Agent considers the subject matter of such consultations is reasonably likely to give rise to (i) the taking of any action to terminate the Subconcession or (ii) an agreement to terminate the Subconcession.

(f)	Any Land Concession is terminated or rescinded or the Macau SAR takes any formal measure seeking any termination of a Land Concession.

(g)	The Macau SAR gives any notice of its intention to terminate, suspend or rescind any Land Concession Direct Agreement or take any formal step in connection therewith.

12.	Permits

(a)	Except as permitted under paragraph (b) below, any Obligor or other member of the Group fails to observe, satisfy or perform, or there is a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such person of any Permit or any such Permit or any provision thereof is suspended, revoked, cancelled, terminated or materially and adversely modified or fails to be in full force and effect or any Governmental Authority challenges or seeks to revoke any such Permit if (other than in the case of any Permit referred to in Schedule 16) such failure to perform, violation, breach, suspension, revocation, cancellation, termination or modification has or is reasonably expected to have a Material Adverse Effect.

(b)	Paragraph (a) above does not apply in relation to any Permit required solely in respect to an Excluded Project which is not required for, and is not otherwise necessary for the operation of, any Project or the Mocha Slot Business.

13.	Land Concession for City of Dreams

Pursuant to clause 7 of the Land Concession for the City of Dreams Site, any relevant Macau SAR Governmental Authority imposes a fine on any Obligor as a result of a failure to comply with the requirement under the Land Concession for the City of Dreams Site to complete development of the City of Dreams Site (including the Additional Hotel) by the date specified in clause 6 thereof unless:

(a)	such Governmental Authority concurrently extends (in form and substance reasonably satisfactory to the Agent) the period by which completion of the City of Dreams Site (including the Additional Hotel) must occur;

(b)	such Obligor concurrently provides (in form and substance reasonably satisfactory to the Agent (including, without limitation, a satisfactory long-stop date by which the relevant Macau SAR Governmental Authority will approve or reject such application for extension)) evidence that such Governmental Authority is continuing to consider the application for extension referred to in sub-paragraph (j) of paragraph 3.15 of Schedule 6 (Covenants) (save that it shall be an Event of Default where the relevant Macau SAR Governmental Authority either rejects, or does not respond to, such extension request on or prior to that long-stop date);

(c)	such Obligor, within 30 days from the date of the notice from the relevant Macau SAR Governmental Authority which imposes the fine, takes any administrative and/or judicial action which has the effect of suspending the imposition of the fine (save that it shall be an Event of Default where, following such action, that suspension ceases to apply for whatever reason and such Obligor does not provide the documentation referred to in paragraph (d) within 14 days of that suspension ceasing to apply); or

(d)	such Obligor, within 21 days of the date of the notice from the relevant Macau SAR Governmental Authority which imposes the fine or (if an Obligor has taken any administrative and/or judicial action which has had the effect of suspending the imposition of the fine, but that suspension has ceased to apply) the date on which such suspension ceases to apply, provides a report addressed to and capable of being relied upon by the Agent (for and on behalf of the Finance Parties) from the Technical Adviser in which the Technical Adviser reasonably determines that (based on its experience, familiarity with and review of the City of Dreams Project and the Additional Hotel and the information and schedule provided by such Obligor and the relevant contractors and having regard to any measures for expediting or accelerating the progress of the works) the practical completion of the development of the City of Dreams Site (including the Additional Hotel) in accordance with the Land Concession for the City of Dreams Site is reasonably likely to occur on or before, or has occurred on or before, the last day of a period of 120 days commencing on (1) the date of the notice from the relevant Macau SAR Governmental Authority which imposes the fine or (2) (if an Obligor has taken any administrative and/or judicial action which has had the effect of suspending the imposition of the fine, but that suspension has ceased to apply) the date on which such suspension ceases to apply.

14.	Cessation of business

Any Relevant Obligor or other member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business and such event has or is reasonably expected to have an Excluded Project Material Adverse Effect.

15.	Ownership

The legal or beneficial ownership of the share capital (or any part thereof) of any member of the Group alters from that existing as at the Amendment and Restatement Effective Date (other than as permitted by the Finance Documents).

16.	Audit qualification

The Auditors of the Parent qualify the audited annual consolidated financial statements of the Parent with a “going concern” or like qualification or exception or any other qualification arising out of the scope of their audit or any qualification which the Agent reasonably considers to be material.

17.	Expropriation

The authority or ability of any Relevant Obligor or other member of the Group to (other than in respect of any business solely related to an Excluded Project or assets that relate to or are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project or the Mocha Slot Business) conduct its business, pursue any Project or enjoy the use of all or any material part of its assets is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action (including as a result of any change in (or in the interpretation, administration or application of), or the introduction of, any Legal Requirement) by or on behalf of any Governmental Authority or other person in relation to any member of the Group or any of its assets.

18.	Repudiation and rescission of agreements

(a)	A Grantor, Obligor or other member of the Group (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)	Any party to any of the other Transaction Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those Transaction Documents in whole or in part where (other than in the case of the Subconcession or any Land Concession) to do so has or could, in the reasonable opinion of the Majority Lenders, have a Material Adverse Effect.

19.	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations or proceedings are commenced or threatened in relation to a Transaction Document or the transactions contemplated in a Transaction Document or against any Relevant Obligor or other member of the Group or its assets which has or is reasonably expected to have an Excluded Project Material Adverse Effect.

20.	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have an Excluded Project Material Adverse Effect.

21.	Change of Law

Any Governmental Authority takes any action or there is a change in (or in the interpretation, administration or application of) or the introduction of any Legal Requirement:

(a)	which deprives the Company or any other Relevant Obligor of the use of all or any part of its assets (including nationalisation, expropriation, modification, suspension or extinguishment of any rights benefiting or the imposition of any restrictions adversely affecting any Project or business by such Governmental Authority); or

(b)	which prevents the Company or any other Relevant Obligor from conducting its business or operations, or any part thereof, in a similar manner as contemplated as at the Amendment and Restatement Effective Date,

(in each case, other than if solely in relation to an Excluded Project or any assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project or the Mocha Slot Business) which would, in either case, reasonably be expected to have (in the reasonable opinion of the Agent) a Material Adverse Effect and, in each case, such action, change or introduction or the effects thereof, are not removed or stayed within 30 days of the occurrence of such action, change or introduction.

SCHEDULE 10

FORM OF TRANSFER CERTIFICATE AND LENDER ACCESSION

UNDERTAKING

To: [—] as Agent and [—] as Security Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Melco Crown Gaming (Macau) Limited and Others – Senior Facilities Agreement originally dated 5 September 2007, as amended and restated pursuant to an amendment and restatement agreement dated [—] 2011 (the “Senior Facilities Agreement”)

1.

We refer to the Senior Facilities Agreement and to the Deed of Appointment and the Deed of Priority (as defined in the Senior Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Senior Facilities Agreement and as a Lender Accession Undertaking for the purposes of the [[Deed of Appointment] and [the Deed of Priority]][3] (and as defined therein). Terms defined in the Senior Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 23.5 (Procedure for transfer) of the Senior Facilities Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment(s) and/or all or part of the Existing Lender’s participation(s) in Loan(s), rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

(b)	The Existing Lender transfers by novation to the New Lender all the rights of the Existing Lender under the Onshore Security Documents and in respect of the Transaction Security created or expressed to be created thereunder which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(c)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(d)	The proposed Transfer Date is [—].

(e)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

[3]	Delete as appropriate.

3.	The New Lender expressly acknowledges:

3.1	the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders); and

3.2	that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate and Lender Accession Undertaking or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

4.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 23.1 (Assignment and transfers by the Lenders).

5.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor

6.	We refer to the [[Deed of Appointment] and the [Deed of Priority]]:

(a)	In consideration of the New Lender being accepted as a Lender for the purposes of the [[Deed of Appointment] and [the Deed of Priority]] (and as defined therein), the New Lender confirms that, as from the proposed Transfer Date, it intends to be party to the [[Deed of Appointment] and [the Deed of Priority]] as a Lender, and undertakes to perform all the obligations expressed in the [[Deed of Appointment] and [the Deed of Priority]] to be assumed by a Lender and agrees that it shall be bound by all the provisions of the [[Deed of Appointment] and [the Deed of Priority]], as if it had been an original party to the [[Deed of Appointment] and [the Deed of Priority]].

(b)	The undertakings contained in this Agreement have been entered into on the date stated above.

7.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	This Agreement is governed by and construed in accordance with English law.

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate and Lender Accession Undertaking for the purposes of the Senior Facilities Agreement by the Agent, and as a Lender Accession Undertaking for the purposes of the Deed of Appointment by the Agent and the Security Agent, and the Transfer Date is confirmed as [—].

[Agent]

By:

[Security Agent]

By:

Note:	It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate and Lender Accession Undertaking or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 11

FORM OF ASSIGNMENT AGREEMENT AND LENDER ACCESSION UNDERTAKING

To: [—] as Agent and [—] as Security Agent

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Melco Crown Gaming (Macau) Limited and Others – Senior Facilities Agreement originally dated 5 September 2007, as amended and restated pursuant to an amendment and restatement agreement dated [—] 2011 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement and to the Deed of Appointment (as defined in the Senior Facilities Agreement). This is an Assignment Agreement and Lender Accession Undertaking. This agreement (the “Agreement”) shall take effect as an Assignment Agreement and Lender Accession Undertaking for the purpose of the Senior Facilities Agreement and as a Lender Accession Undertaking for the purposes of the Deed of Appointment (as defined therein).

(a)	We refer to Clause 23.6 (Procedure for assignment) of the Senior Facilities Agreement.

(b)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Senior Facilities Agreement, the other Finance Documents (excluding the Onshore Security Documents) and under the Onshore Security Documents and in respect of the Transaction Security created or expressed to be created thereunder which correspond to that portion of the Existing Lender’s Commitment(s) and/or all or part of the Existing Lender’s participation(s) in Loan(s) under the Senior Facilities Agreement and its rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(c)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and/or all or part of the Existing Lender’s participation(s) in Loan(s) under the Senior Facilities Agreement and its rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

2.	The proposed Transfer Date is [—].

3.	On the Transfer Date the New Lender becomes:

(a)	Party to the Finance Documents as a Lender; and

(b)	Party to the Deed of Appointment as a Lender [other relevant agreements in other relevant capacity].

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

6.	We refer to the Deed of Appointment.

(a)	In consideration of the New Lender being accepted as a Lender for the purposes of the Deed of Appointment (as defined therein), the New Lender confirms that, as from [date], it intends to be party to the Deed of Appointment as a Lender, and undertakes to perform all the obligations expressed in the Deed of Appointment to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Deed of Appointment, as if it had been an original party to the Deed of Appointment.

(b)	The undertakings contained in this Agreement have been entered into on the date stated above.

7.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery to the Company in accordance with Clause 23.7 (Copy of Assignments, Transfer and Accession Documents to Company), to the Company (for itself and for and on behalf of each other Obligor) of the assignment referred to in this Agreement.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement is governed by and construed in accordance with English law.

10.	This Agreement has been [executed and delivered as a deed] [entered into] on the date stated at the beginning of this Agreement.

[Please note that the following steps should be taken in order for the New Lender to obtain the benefit of the Transaction Security: [—]]

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT,

RELEASE AND ACCESSION

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement and Lender Accession Undertaking for the purposes of the Senior Facilities Agreement by the Agent, and as a Lender Accession Undertaking for the purposes of the Deed of Appointment by the Agent and the Security Agent, and the Transfer Date is confirmed as [—].

[Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.]

[Agent]

By:

[Security Agent]

By:

SCHEDULE 12

FORM OF ACCESSION LETTER

To: [—] as Agent

From: [Subsidiary] and [Company]

Dated:

Dear Sirs

Melco Crown Gaming (Macau) Limited and Others – Senior Facilities Agreement originally dated 5 September 2007, as amended and restated pursuant to an amendment and restatement agreement dated [•] 2011 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This is an Accession Letter. Terms defined in the Senior Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Senior Facilities Agreement, the Deed of Appointment and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause [24.2 (Additional Borrowers)]/[Clause 24.3 (Additional Guarantors)] of the Senior Facilities Agreement [and as an [Obligor] pursuant to the Deed of Appointment]. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [—].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.	This Accession Letter is governed by English law.

[This Accession Letter is entered into by deed.]**

[Company]	[Subsidiary]

NOTES:

*	Insert if Accession Letter is for an Additional Borrower.
**	If the Facilities are fully drawn there may be an issue in relation to past consideration for a proposed Additional Guarantor. This can be overcome by acceding by way of deed.

SCHEDULE 13

FORM OF COMPLIANCE CERTIFICATE

From: Melco Crown Gaming (Macau) Limited

To: [Agent]

Dated:

Dear Sirs

Melco Crown Gaming (Macau) Limited and others – Senior Facilities Agreement originally dated 5 September 2007, as amended and restated pursuant to an amendment and restatement agreement dated [—] 2011 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This is a Compliance Certificate. Terms defined in the Senior Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	in respect of the Relevant Period ending on [—] Consolidated EBITDA for such Relevant Period was [—] and Consolidated Net Finance Charges for such Relevant Period were [—]. Therefore Consolidated EBITDA for such Relevant Period was [—] times Consolidated Net Finance Charges for such Relevant Period and the covenant contained in sub-paragraph (a) (Interest Cover) of paragraph 2.2 (Financial condition) of Schedule 6 [has/has not] been complied with;

(b)	on the last day of the Relevant Period ending on [—] Consolidated Total Senior Debt was [—] and Consolidated EBITDA for such Relevant Period was [—]. Therefore Consolidated Total Senior Debt at such time [did/did not] exceed [—] times Consolidated EBITDA for such Relevant Period and the covenant contained in sub-paragraph (b) (Leverage) of paragraph 2.2 (Financial condition) of Schedule 6 [has/has not] been complied with;

(c)	on the last day of the Relevant Period ending on [—] Consolidated Total Debt was [—] and Consolidated EBITDA for such Relevant Period was [—]. Therefore Consolidated Total Debt at such time [did/did not] exceed [—] times Consolidated EBITDA for such Relevant Period and the covenant contained in sub-paragraph (c) (Total Leverage) of paragraph 2.2 (Financial condition) of Schedule 6 [has/has not] been complied with;

(d)	Leverage is [—]:1 and that, therefore, the Margin should be [—]% p.a.;

(e)	Excess Cashflow for the Financial Quarter of the Group ending [—] was [—]; and

(f)	on the date of this Compliance Certificate, the aggregate amount of Permitted Financial Indebtedness under paragraph (f) of the definition thereof is USD[ ] (or its equivalent).

3.	[We confirm that no Default is continuing.]*

Signed

Chief Financial Officer

of

Melco Crown Gaming (Macau) Limited

NOTES:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 14

TRANSACTION SECURITY DOCUMENTS

1.	Debenture dated 13 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited), MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited), MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited), MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited), MPEL Investments Limited (formerly known as Melco PBL Investments Limited), Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited), Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited), Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) and Golden Future (Management Services) Limited as chargors (the “Debenture 1 Chargors”) and the Security Agent (as amended pursuant to a debenture amendment deed dated 19 November 2007 and further amended pursuant to a debenture amendment deed dated 10 May 2010 between the Debenture 1 Chargors and the Security Agent).

2.	Debenture dated 17 December 2007 between Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited), Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) and Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as chargors (the “Debenture 2 Chargors”) and the Security Agent (as amended pursuant to a debenture amendment deed dated 10 May 2010 between the Debenture 2 Chargors and the Security Agent).

3.	Debenture dated 12 August 2008 between COD Theatre Limited, Melco Crown COD (CT) Hotel Limited and Melco Crown (COD) Hotels Limited as chargors (the “Debenture 3 Chargors”) and the Security Agent (as amended pursuant to a debenture amendment deed dated 10 May 2010 between the Debenture 3 Chargors and the Security Agent).

4.	Debenture dated 30 August 2008 between Melco Crown (COD) Developments Limited, Melco Crown COD (GH) Hotel Limited and Melco Crown COD (HR) Hotel Limited as chargors (the “Debenture 4 Chargors”) and the Security Agent (as amended pursuant to a debenture amendment deed dated 10 May 2010 between the Debenture 4 Chargors and the Security Agent).

5.	Pledge and assignment over intellectual property rights dated 30 August 2008 between Melco Crown Gaming (Macau) Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown Gaming (Macau) Limited and the Security Agent).

6.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Altira Developments Limited (formerly known as Melco Crown (CM) Developments Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Altira Developments Limited and the Security Agent).

7.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Altira Hotel Limited (formerly known as Melco Crown (CM) Hotel Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Altira Hotel Limited and the Security Agent).

8.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Melco Crown (COD) Hotels Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown (COD) Hotels Limited and the Security Agent).

9.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Melco Crown (Cafe) Limited (formerly known as Melco Crown (Mocha) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown (Cafe) Limited and the Security Agent).

10.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Golden Future (Management Services) Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Golden Future (Management Services) Limited and the Security Agent).

11.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Melco Crown Hospitality and Services Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown Hospitality and Services Limited.

12.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Melco Crown (COD) Retail Services Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown (COD) Retail Services Limited and the Security Agent).

13.	Pledge and assignment over intellectual property rights dated 8 April 2008 between Melco Crown (COD) Ventures Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown (COD) Ventures Limited and the Security Agent).

14.	Pledge and assignment over intellectual property rights dated 12 August 2008 between COD Theatre Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between COD Theatre Limited and the Security Agent).

15.	Pledge and assignment over intellectual property rights dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown COD (CT) Hotel Limited and the Security Agent).

16.	Pledge and assignment over intellectual property rights dated 30 August 2008 between Melco Crown (COD) Developments Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown (COD) Developments Limited and the Security Agent).

17.	Pledge and assignment over intellectual property rights dated 30 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown COD (GH) Hotel Limited and the Security Agent).

18.	Pledge and assignment over intellectual property rights dated 30 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between Melco Crown COD (HR) Hotel Limited and the Security Agent).

19.	Pledge and assignment over intellectual property rights dated 8 April 2008 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited), MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited), MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited), MPEL Investments Limited (formerly known as Melco PBL Investments Limited) and MPEL (Delaware) LLC (formerly known as Melco PBL (Delaware) LLC) as companies and the Security Agent (as amended pursuant to an amendment agreement to the pledge and assignment over intellectual property rights dated 10 May 2010 between MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited, MPEL Investments Limited, MPEL (Delaware) LLC and the Security Agent).

20.	Assignment of reinsurances dated 9 April 2008 between Macau Insurance Company Limited as assignor and the Security Agent.

21.	Assignment of onshore contracts dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown Gaming (Macau) Limited and the Security Agent).

22.	Assignment of onshore contracts dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Altira Developments Limited and the Security Agent).

23.	Assignment of onshore contracts dated 5 September 2007 between Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Altira Hotel Limited and the Security Agent).

24.	Assignment of onshore contracts dated 5 September 2007 between Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown (Cafe) Limited and the Security Agent).

25.	Assignment of onshore contracts dated 5 September 2007 between Golden Future (Management Services) Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Golden Future (Management Services) Limited and the Security Agent).

26.	Assignment of onshore contracts dated 17 December 2007 between Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown Hospitality and Services Limited and the Security Agent).

27.	Assignment of onshore contracts dated 17 December 2007 between Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown (COD) Retail Services Limited and the Security Agent).

28.	Assignment of onshore contracts dated 17 December 2007 between Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown (COD) Ventures Services Limited and the Security Agent).

29.	Assignment of onshore contracts dated 12 August 2008 between Melco Crown (COD) Hotels Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown (COD) Hotels Limited and the Security Agent).

30.	Assignment of onshore contracts dated 12 August 2008 between COD Theatre Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between COD Theatre Limited and the Security Agent).

31.	Assignment of onshore contracts dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown COD (CT) Hotel Limited and the Security Agent).

32.	Assignment of onshore contracts dated 30 August 2008 between Melco Crown (COD) Developments Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown (COD) Developments Limited and the Security Agent).

33.	Assignment of onshore contracts dated 30 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown COD (GH) Hotel Limited and the Security Agent).

34.	Assignment of onshore contracts dated 30 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of onshore contracts dated 10 May 2010 between Melco Crown COD (HR) Hotel Limited and the Security Agent).

35.	Pledge of enterprises dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent.

36.	Pledge of enterprises dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company and the Security Agent.

37.	Pledge of enterprises dated 5 September 2007 between Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as company and the Security Agent.

38.	Pledge of enterprises dated 5 September 2007 between Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as company and the Security Agent.

39.	Pledge of enterprises dated 5 September 2007 between Golden Future (Management Services) Limited as company and the Security Agent.

40.	Pledge of enterprises dated 17 December 2007 between Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) as company and the Security Agent.

41.	Pledge of enterprises dated 17 December 2007 between Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) as company and the Security Agent.

42.	Pledge of enterprises dated 17 December 2007 between Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as company and the Security Agent.

43.	Pledge of enterprises dated 1 February 2008 between Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) as company and the Security Agent.

44.	Pledge of enterprises dated 12 August 2008 between COD Theatre Limited as company and the Security Agent.

45.	Pledge of enterprises dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent.

46.	Pledge of enterprises dated 1 February 2008 between Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as company and the Security Agent.

47.	Pledge of enterprises dated 12 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent.

48.	Pledge of enterprises dated 12 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent.

49.	Pledge over onshore accounts dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown Gaming (Macau) Limited and the Security Agent).

50.	Pledge over onshore accounts dated 17 June 2008 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown Gaming (Macau) Limited and the Security Agent).

51.	Pledge over onshore accounts dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Altira Developments Limited and the Security Agent).

52.	Pledge over onshore accounts dated 5 September 2007 between Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Altira Hotel Limited and the Security Agent).

53.	Pledge over onshore accounts dated 5 September 2007 between Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown (Cafe) Limited and the Security Agent).

54.	Pledge over onshore accounts dated 5 September 2007 between Golden Future (Management Services) Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Golden Future (Management Services) Limited and the Security Agent).

55.	Pledge over onshore accounts dated 17 December 2007 between Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown Hospitality and Services Limited and the Security Agent).

56.	Pledge over onshore accounts dated 17 December 2007 between Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown (COD) Retail Services Limited and the Security Agent).

57.	Pledge over onshore accounts dated 17 December 2007 between Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown (COD) Ventures Services Limited and the Security Agent).

58.	Pledge over onshore accounts dated 1 February 2008 between Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown (COD) Hotels Limited and the Security Agent).

59.	Pledge over onshore accounts dated 12 August 2008 between COD Theatre Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between COD Theatre Limited and the Security Agent).

60.	Pledge over onshore accounts dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown COD (CT) Hotel Limited and the Security Agent).

61.	Pledge over onshore accounts dated 1 February 2008 between Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown (COD) Developments Limited and the Security Agent).

62.	Pledge over onshore accounts dated 12 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown COD (GH) Hotel Limited and the Security Agent).

63.	Pledge over onshore accounts dated 12 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the pledge over onshore accounts dated 10 May 2010 between Melco Crown COD (HR) Hotel Limited and the Security Agent).

64.	Charge over accounts dated 27 November 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as the company and the Security Agent.

65.	Charge over accounts dated 27 November 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as the company and the Security Agent.

66.	Charge over accounts dated 27 November 2007 between Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as the company and the Security Agent.

67.	Charge over accounts dated 27 November 2007 between Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as the company and the Security Agent.

68.	Charge over accounts dated 17 December 2007 between Golden Future (Management Services) Limited as the company and the Security Agent.

69.	Charge over accounts dated 25 July 2008 between Melco Crown (COD) Hotels Limited as the company and the Security Agent.

70.	Floating charge dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent.

71.	Floating charge dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company and the Security Agent.

72.	Floating charge dated 5 September 2007 between Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as company and the Security Agent.

73.	Floating charge dated 5 September 2007 between Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as company and the Security Agent.

74.	Floating charge dated 5 September 2007 between Golden Future (Management Services) Limited as company and the Security Agent.

75.	Floating charge dated 17 December 2007 between Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) as company and the Security Agent.

76.	Floating charge dated 17 December 2007 between Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) as company and the Security Agent.

77.	Floating charge dated 17 December 2007 between Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as company and the Security Agent.

78.	Floating charge dated 1 February 2008 between Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) as company and the Security Agent.

79.	Floating charge dated 12 August 2008 between COD Theatre Limited as company and the Security Agent.

80.	Floating charge dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent.

81.	Floating charge dated 1 February 2008 between Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as company and the Security Agent.

82.	Floating charge dated 12 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent.

83.	Floating charge dated 12 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent.

84.	Land security assignment dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company and the Security Agent.

85.	Land security assignment dated 21 August 2008 between Melco Crown (COD) Developments Limited as company and the Security Agent.

86.	Assignment of leases and rights to use agreements dated 16 May 2008 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown Gaming (Macau) Limited and the Security Agent).

87.	Assignment of leases and rights to use agreements dated 12 August 2008 between Altira Developments Limited (formerly known as Melco Crown (CM) Developments Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Altira Developments Limited and the Security Agent).

88.	Assignment of leases and rights to use agreements dated 12 August 2008 between Altira Hotel Limited (formerly known as Melco Crown (CM) Hotel Limited) as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Altira Hotel Limited and the Security Agent).

89.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown (COD) Retail Services Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown (COD) Retail Services Limited and the Security Agent).

90.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown (COD) Hotels Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown (COD) Hotels Limited and the Security Agent).

91.	Assignment of leases and rights to use agreements dated 12 August 2008 between COD Theatre Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between COD Theatre Limited and the Security Agent).

92.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown COD (CT) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown COD (CT) Hotel Limited and the Security Agent).

93.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown (COD) Developments Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown (COD) Developments Limited and the Security Agent).

94.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown COD (GH) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown COD (GH) Hotel Limited and the Security Agent).

95.	Assignment of leases and rights to use agreements dated 12 August 2008 between Melco Crown COD (HR) Hotel Limited as company and the Security Agent (as amended pursuant to an amendment agreement to the assignment of leases and rights to use agreements dated 10 May 2010 between Melco Crown COD (HR) Hotel Limited and the Security Agent).

96.	Share pledge agreement with respect to shares of Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) dated 5 September 2007 between MPEL Investments Limited (formerly known as Melco PBL Investments Limited) as first pledgor, MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited) as second pledgor, the Security Agent and Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company.

97.	Share pledge agreement with respect to shares of Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as company.

98.	Share pledge agreement with respect to shares of Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited) as company.

99.	Share pledge agreement with respect to shares of Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited) as third pledgor, the Security Agent and Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) as company.

100.	Share pledge agreement with respect to shares of Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) dated 5 September 2007 between Mr. Lawrence Yau Lung Ho as pledgor, the Security Agent and Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as company.

101.	Share pledge agreement with respect to shares of Golden Future (Management Services) Limited dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Golden Future (Management Services) Limited as company.

102.	Share pledge agreement with respect to shares of Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as company.

103.	Share pledge agreement with respect to shares of Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) as company.

104.	Share pledge agreement with respect to shares of Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) dated 17 December 2007 between Golden Future (Management Services) Limited as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited) as company.

105.	Share pledge agreement with respect to shares of Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) dated 17 December 2007 between Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited) as company.

106.	Share pledge agreement with respect to shares of Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) dated 17 December 2007 between Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) as first pledgor, MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) as second pledgor, the Security Agent and Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited) as company.

107.	Share pledge agreement with respect to shares of COD Theatre Limited dated 12 August 2008 between Melco Crown (COD) Hotels Limited as first pledgor, MPEL Nominee Two Limited as second pledgor, the Security Agent and COD Theatre Limited as company.

108.	Share pledge agreement with respect to shares of Melco Crown COD (CT) Hotel Limited dated 12 August 2008 between Melco Crown (COD) Hotels Limited as first pledgor, MPEL Nominee Two Limited as second pledgor, the Security Agent and Melco Crown COD (CT) Hotel Limited as company.

109.	Share pledge agreement with respect to shares of Melco Crown COD (GH) Hotel Limited dated 12 August 2008 between Melco Crown (COD) Hotels Limited as first pledgor, MPEL Nominee Two Limited as second pledgor, the Security Agent and Melco Crown COD (GH) Hotel Limited as company.

110.	Share pledge agreement with respect to shares of Melco Crown COD (HR) Hotel Limited dated 12 August 2008 between Melco Crown (COD) Hotels Limited as first pledgor, MPEL Nominee Two Limited as second pledgor, the Security Agent and Melco Crown COD (HR) Hotel Limited as company.

111.	Share charge with respect to shares of MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) dated 13 September 2007 between MPEL International Limited (formerly known as Melco PBL International Limited) as chargor and the Security Agent (as amended pursuant to an amendment agreement to the share charge dated 19 November 2007 between MPEL International Limited (formerly known as Melco PBL International Limited) and the Security Agent).

112.	Share charge with respect to shares of MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited) dated 13 September 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) as chargor and the Security Agent (as amended pursuant to an amendment agreement to the share charge dated 19 November 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) and the Security Agent).

113.	Share charge with respect to shares of MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited) dated 13 September 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) as chargor and the Security Agent (as amended pursuant to an amendment agreement to the share charge dated 19 November 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) and the Security Agent).

114.	Share charge with respect to shares of MPEL Investments Limited (formerly known as Melco PBL Investments Limited) dated 13 September 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) as chargor and the Security Agent (as amended pursuant to an amendment agreement to the share charge dated 19 November 2007 between MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited) and the Security Agent).

115.	Pledge agreement with respect to shares of MPEL (Delaware) LLC (formerly known as Melco PBL (Delaware) LLC) dated 7 December 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as pledgor, MPEL (Delaware) LLC (formerly known as Melco PBL (Delaware) LLC) as company and the Security Agent.

116.	Security agreement dated 7 December 2007 between MPEL (Delaware) LLC (formerly known as Melco PBL (Delaware) LLC) as obligor and the Security Agent.

117.	Pledge over gaming equipment and utensils dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as pledgor and the Security Agent.

118.	Livranças dated 5 September 2007 issued by Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) to the Security Agent.

119.	Pacto de Preenchimento de Livranças dated 5 September 2007 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) and the Security Agent.

120.	Mortgage of lease of land (plot no. 23193 at the Land Registry of Macau) dated 5 September 2007 between Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) and the Security Agent.

121.	Power of attorney dated 5 September 2007 granted by Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited) in favour of Banco Nacional Ultramarino, S.A.

122.	Escritura Pública dated 16 May 2008 between Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited), Melco Crown (COD) Developments Limited, Altira Developments Limited (formerly known as Melco Crown (CM) Developments Limited) and the Security Agent.

123.	Power of attorney dated 16 May 2008 granted by Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) in favour of Banco Nacional Ultramarino, S.A.

124.	Mortgage of lease of land (plot no. 23243 at the Land Registry of Macau) dated 21 August 2008 between Melco Crown (COD) Developments Limited and the Security Agent.

125.	Power of attorney dated 21 August 2008 granted by Melco Crown (COD) Developments Limited in favour of Banco Nacional Ultramarino, S.A.

126.	IP direct agreement dated 30 August 2008 between MPEL Services Limited, Melco Crown Entertainment Limited, the original sublicensees listed therein and the Security Agent (as amended pursuant to the IP direct agreement amendment deed dated 10 May 2010 between MPEL Services Limited, Melco Crown Entertainment Limited, the original sublicensees listed therein and the Security Agent).

127.	Altira IP direct agreement dated 15 April 2009 between MPEL Services Limited, Melco Crown Entertainment Limited, the original sublicensees listed therein and the Security Agent (as amended pursuant to the Altira IP direct agreement amendment deed dated 10 May 2010 between MPEL Services Limited, Melco Crown Entertainment Limited, the original sublicensees listed therein and the Security Agent).

128.	Agreement relating to security (with the exclusion of land concession and immovable property) dated 5 September 2007 between the Government of Macau Special Administrative Region, Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) and the Security Agent.

129.	Agreement relating to security under land concession contracts dated 5 September 2007 between the Government of Macau Special Administrative Region, Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited), Altira Developments Limited (formerly known as Melco PBL (Crown Macau) Developments Limited), Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited) and the Security Agent.

130.	Subordination deed dated 13 September 2007 between, Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited), Altira Developments limited (formerly known as Melco PBL (Crown Macau) Developments Limited), Golden Future (Management Services) Limited, MPEL Investments Limited (formerly known as Melco PBL Investments Limited), MPEL Nominee One Limited (formerly known as Melco PBL Nominee One Limited), MPEL Nominee Two Limited (formerly known as Melco PBL Nominee Two Limited), MPEL Nominee Three Limited (formerly known as Melco PBL Nominee Three Limited) as subordinated creditors and obligors; Altira Hotel Limited (formerly known as Melco PBL Hotel (Crown Macau) Limited), Melco Crown (COD) Developments Limited (formerly known as Melco PBL (COD) Developments Limited), Melco Crown (COD) Hotels Limited (formerly known as Melco PBL (COD) Hotels Limited) and Melco Crown (Cafe) Limited (formerly known as Melco PBL (Mocha) Limited) as obligors and the Security Agent, and later acceded by MPEL (Delaware) LLC (formerly known as Melco PBL (Delaware) LLC), Melco Crown Hospitality and Services Limited (formerly known as Melco PBL Services (Macau) Limited), Melco Crown (COD) Retail Services Limited (formerly known as Melco PBL (COD) Retail Services Limited), Melco Crown (COD) Ventures Limited (formerly known as Melco PBL (COD) Ventures Limited), COD Theatre Limited, Melco Crown COD (CT) Hotel Limited, Melco Crown COD (GH) Hotel Limited and Melco Crown COD (HR) Hotel Limited as subordinated creditors and obligors, and by MPEL International Limited (formerly known as Melco PBL International Limited), Melco Crown Entertainment Limited and MPEL Services Limited as subordinated creditors (as amended by an amendment agreement dated 19 November 2007).

Amendment Agreements and Security Confirmations

1.	A composite amendment agreement with respect to the English law debentures dated 13 September 2007, 17 December 2007, 12 August 2008 and 30 August 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

2.	a composite security confirmation with respect to the English law share charges over the shares of MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited and MPEL Investments Limited each dated 13 September 2007 and entered into by certain Relevant Obligors and MPEL International Limited (formerly known as Melco PBL International Limited);

3.	a composite security confirmation with respect to the Macau law security documents listed therein dated 5 September 2007, 16 May 2008 and 21 August 2008 and entered into by certain Relevant Obligors;

4.	a composite amendment agreement with respect to the Macau law pledge and assignments over intellectual property rights dated 8 April 2008, 12 August 2008 and 30 August 2008 and entered into by certain Macau incorporated Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

5.	an amendment agreement with respect to the Macau law pledge and assignment over intellectual property rights dated 8 April 2008 and entered into by MPEL Nominee One Limited, MPEL Nominee Two Limited, MPEL Nominee Three Limited, MPEL Investments Limited and MPEL (Delaware) LLC (as amended pursuant to an amendment agreement dated 10 May 2010);

6.	a composite amendment agreement with respect to the Hong Kong law assignment of reinsurances dated 9 April 2008 entered into by Macau Insurance Company Limited;

7.	a composite amendment agreement with respect to the Macau law assignments of onshore contracts dated 5 September 2007, 17 December 2007, 12 August 2008 and 30 August 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

8.	a composite amendment agreement with respect to the Macau law pledges over onshore accounts dated 5 September 2007, 17 December 2007, 1 February 2008, 17 June 2008 and 12 August 2008 and entered into by certain Relevant Obligors (each as amended pursuant to an amendment agreement, each dated 10 May 2010);

9.	a composite amendment agreement with respect to the Hong Kong law account charges dated 27 November 2007, 17 December 2007 and 25 July 2008 and entered into by certain Relevant Obligors;

10.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (HR) Hotel Limited dated 12 August 2008;

11.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (GH) Hotel Limited dated 12 August 2008;

12.	an amendment agreement with respect to the Macau law floating charge of COD Theatre Limited dated 12 August 2008;

13.	an amendment agreement with respect to the Macau law floating charge of Melco Crown COD (CT) Hotel Limited dated 12 August 2008;

14.	an amendment agreement with respect to the Macau law floating charge of Melco Crown Hospitality and Services Limited dated 17 December 2007;

15.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Retail Services Limited dated 17 December 2007;

16.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Hotels Limited dated 1 February 2008;

17.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Ventures Limited dated 17 December 2007;

18.	an amendment agreement with respect to the Macau law floating charge of Altira Developments Limited dated 5 September 2007;

19.	an amendment agreement with respect to the Macau law floating charge of Altira Hotel Limited dated 5 September 2007;

20.	an amendment agreement with respect to the Macau law floating charge of Melco Crown Gaming (Macau) Limited dated 5 September 2007;

21.	an amendment agreement with respect to the Macau law floating charge of Golden Future (Management Services) Limited dated 5 September 2007;

22.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (Cafe) Limited dated 5 September 2007;

23.	an amendment agreement with respect to the Macau law floating charge of Melco Crown (COD) Developments Limited dated 1 February 2008;

24.	a composite amendment agreement with respect to the Macau law assignments of leases and rights to use agreements dated 16 May 2008 and 12 August 2008 and entered into by certain Relevant Obligors;

25.	an amendment agreement with respect to the Hong Kong law IP direct agreement dated 30 August 2008 (as amended from time to time);

26.	an amendment agreement with respect to Hong Kong law Altira IP direct agreement dated 15 April 2009 (as amended from time to time); and

27.	an amendment agreement with respect to the subordination deed dated 13 September 2007 entered into and/or later acceded by the Subordinated Creditors and Obligors as defined therein (as amended by an amendment agreement dated 19 November 2007).

SCHEDULE 15

HEDGING ARRANGEMENTS

PART A

HEDGING ARRANGEMENTS

1.

(a)	Where a Relevant Obligor enters into Hedging Agreements in respect of swap transactions, caps, collars or other derivative products agreed with the Agent, so as to subject amounts drawn under the Facilities to either a fixed interest rate or interest rate protection and to either a fixed exchange rate or exchange rate protection, it shall, in respect of those Hedging Agreements and any transactions entered into thereunder, comply with this Schedule 15.

(b)	Nothing in this Schedule 15 shall oblige any Relevant Obligor to enter into any such Hedging Agreements or prevent it entering into other Treasury Transactions or derivative transactions pursuant to other agreements or arrangements permitted pursuant to this Agreement (and none of the provisions of this Schedule 15 shall apply in respect thereof).

2.	A Lender or an Affiliate of a Lender may act as a Hedge Counterparty in respect of the arrangements referred to in paragraph 1 (a) above.

3.	The Hedging Agreements are to be on the terms of either the 1992 (Multicurrency-Cross Border) ISDA Master Agreement or the 2002 ISDA Master Agreement (each, an “ISDA Master Agreement”) Schedule thereto, in such form as acceptable to the Agent. All Hedging Agreements for swap transactions will provide for full two way payments (in the case of interest rate swaps, with the Borrowers Paying Fixed Amounts (as defined in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “2006 Definitions”)) and the Hedge Counterparty Paying Floating Amounts (as defined in the 2006 Definitions)) and the payment measure and payment method for such swap transactions in the event of early termination, whether upon a “Termination Event” or an “Event of Default”, shall be “Second Method” and “Market Quotation” respectively where parties have executed a 1992 (Multicurrency-Cross Border) ISDA Master Agreement. Terms in quotations in this paragraph 3 shall have the meaning ascribed in the 1992 ISDA Master Agreement.

4.	Only Hedge Counterparties that are party to this Agreement and the Deed of Appointment (as Hedge Counterparties) shall have equal Security over the Charged Property with the other Finance Parties in accordance with the terms of this Agreement and the Deed of Appointment. For the avoidance of doubt, no counterparty to a Treasury Transaction (other than a Hedge Counterparty) shall be entitled to share in the Security over the Charged Property with the Finance Parties.

5.	Except with the prior consent of the Agent, no amendments may be made to a Hedging Agreement to an extent that might reasonably be expected to result in:

(a)	any payment under the Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in the Hedging Agreement;

(b)	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of the Hedging Agreement; or

(c)	the Company becoming liable to make any payment under the Hedging Agreement in any currency other than in the currencies provided for under the original provisions of the Hedging Agreement.

6.

(a)	The Company may terminate a transaction under a Hedging Agreement prior to its stated termination date only in circumstances provided for in such Hedging Agreement.

(b)	A Hedge Counterparty may terminate a transaction under a Hedging Agreement prior to its termination date maturity only in the circumstances provided for in such Hedging Agreement.

(c)	Unless a Hedge Counterparty has already exercised such rights in accordance with sub-paragraph (b) above, the Agent may require a Hedge Counterparty to terminate the swap transactions under a Hedging Agreement where a declaration has been made by the Agent pursuant to Clause 22.1 (Acceleration) and the provisions permit the termination of the swap transactions.

(d)	If a voluntary or mandatory prepayment is to be made in accordance with Clause 7 (Illegality, Voluntary Prepayment and Cancellation) or Clause 8 (Mandatory Prepayment) and following such prepayment the aggregate amount of the “Notional Amounts” and/or “Currency Amounts” (as each are defined in the 2006 Definitions) of all Hedging Agreements at such time would be greater than 100 per cent. of the principal amounts outstanding under the Facilities, the Company may (but is not obliged to) notify the Hedge Counterparties of its intention to terminate or close out swap transactions under the Hedging Agreements in order to ensure that the aggregate Notional Amounts and/or Currency Amounts of all swap transactions under the Hedging Agreements are not in excess of 100 per cent. of the principal amounts outstanding under the Facilities. Following such notice, swap transactions under the Hedging Agreements shall be terminated or closed out by reducing the Notional Amounts and/or Currency Amounts thereunder on a pro rata basis as between the Hedge Counterparties (unless otherwise agreed by the Agent), on the first Payment Date (as defined in the 2006 Definitions) (or, where such prepayment falls within 5 Business Days (as defined in the relevant Hedging Agreement) prior to such first Payment Date, the second Payment Date) in respect of such swap transaction immediately succeeding such prepayment such that, following such terminations or close outs, the aggregate Notional Amounts and/or Currency Amount of all swap transactions under all Hedging Agreements is not more than 100 per cent. of the principal amounts outstanding under the Facilities. The Company shall pay any termination costs associated with any such termination or close out at the time of that termination or close out.

7.	In the event that a Hedging Agreement is terminated and the Company fails to pay any Realised Hedge Loss, such Realised Hedge Loss shall comprise an Unpaid Sum and interest shall accrue in respect thereof accordingly.

In this paragraph, “Realised Hedge Loss” means, in relation to a Hedge Counterparty at any time, the amount (if any) payable (but unpaid) by the Company to such Hedge Counterparty under the Hedging Agreement to which such Hedge Counterparty is a party (but excluding any default interest) upon an early termination of any transaction or transactions thereunder which has been terminated in accordance with paragraph 6 above. The amount is to be calculated on a net basis across the transactions terminated under such Hedging Agreement in accordance with the terms of the applicable Hedging Agreement.

PART B

FORM OF HEDGE COUNTERPARTY ACCESSION UNDERTAKING

THIS DEED dated [                    ] is supplemental to (i) a senior facilities agreement (the “Agreement”) dated [—] 2007 between Melco Crown Gaming (Macau) Limited as the Company, the financial institutions named therein as Original Lenders, Deutsche Bank AG, Hong Kong Branch as facility agent and DB Trustees (Hong Kong) Limited as security agent (as amended, novated, supplemented, extended, replaced or retained from time to time) and (ii) each of the Transaction Security Documents to which the Secured Parties are expressed to be party (the “Security Documents”).

Words and expressions defined in the Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of new Hedge Counterparty] (the “New Hedge Counterparty”) of [address] hereby agrees with each other person who is or who becomes a party to the Agreement that with effect on and from the date of this Deed it shall be bound by the Agreement and be entitled to exercise rights and be subject to obligations thereunder as a Hedge Counterparty.

The New Hedge Counterparty hereto agrees with each other person who is or who becomes a party to the Security Documents that with effect on and from the date of this Deed it shall be bound by each of the Security Documents and be entitled to exercise rights and be subject to obligations thereunder as a Secured Party.

The initial telephone number, fax number, address and person designated by the New Hedge Counterparty for the purposes of Clause 30 (Notices) of the Agreement are:

Address:	[ ]

Fax:	[ ]

Telephone:	[ ]

Attention:	[ ]

This Deed is governed by and shall be construed in accordance with English law.

Executed as a deed by	)

[insert name of New Hedging	)

Counterparty and execution	)

clause appropriate thereto	)

and to manner of execution]	)

Accepted by the Agent:

for and on behalf of

[Insert name of Agent]

Date:

SCHEDULE 16

PERMITS

1.	Agreement by the Gambling Inspection and Coordination Bureau (“DICJ”) and the Financial Bureau of the Macau SAR as to the identity of the external Auditor in accordance with article 57 of the Subconcession.

2.	To the extent applicable, disclosure to the Macau SAR of any serious alteration to the economic or financial conditions of the Company, the Company’s shareholders or certain of the Company’s Affiliates pursuant to article 23 of the Subconcession.

3.	Publication of the Altira Project Land Concession in the Official Bulletin.

4.	Provisional registration of the rights of Altira Developments Limited to the land which is the subject of the Land Concession (for the purposes of this Schedule, the “Altira Land”).

5.	Macau SAR authorisation:

(a)	pursuant to article 16(1) of the Subconcession to pledge the Company’s shares;

(b)	pursuant to article 16(5) of the Subconcession to charge the shares of MPEL Investments’ shareholders;

(c)	pursuant to article 21(3) of the Subconcession to execute a power of attorney in relation to the Altira Land;

(d)	pursuant to article 42(1) of the Subconcession to mortgage the casino or gaming area of the Altira Land;

(e)	pursuant to article 42(1) of the Subconcession to pledge the gaming equipment and utensils of the Company;

(f)	comprised in the letter from an authorised representative of the Government of the Macau SAR confirming that there is no requirement for Government approval for the execution of any Pledge over Enterprise comprised in the Transaction Security Documents by the Relevant Obligor party thereto.

6.	Altira Project Occupation Permit as follows:

Submitted To	No.	Date	Content in Chinese	Content in English
DSSOPT 工務局	33/2007	09/05/07	使用准照	Occupation Permit

7.	Altira Project Operating Licenses as follows:

Date	From	Ref.	Content
26.11.2010	DST (旅遊局)	Licenca No.: 0496/2011	Business Licence for (Bar) FLOW – Level 1

26.11.2010	DST (旅遊局)	Licenca No.: 0476/2011	Business Licence for (Bar) MEZZ – Level 1

16.11.2010	DST (旅遊局)	Licenca No.: 0423/2011	Business Licence for (Bar) SPRAY – Level 2

26.11.2010	DST (旅遊局)	Licenca No.: 0420/2011	Business Licence for (Bar) LAGO – Level 3

26.11.2010	DST (旅遊局)	Licenca No.: 0418/2011	Business Licence for (Restaurant) MONSOON – Level 3

26.11.2010	DST (旅遊局)	Licenca No.: 0417/2011	Business Licence for (Bar) LUMINA – Level 5

11.04.2011	DST (旅遊局)	Licenca No.: 0495/2011/A	Business Licence for 5 Stars Hotel – Altira

25.01.2011	DST (旅遊局)	Licenca No.: 0427/2011/A	Business Licence for (Restaurant) KIRA – Level 10

26.11.2010	DST (旅遊局)	Licenca No.: 0416/2011	Business Licence for (Restaurant) AURORA – Level 10

26.11.2010	DST (旅遊局)	Licenca No.: 0415/2011	Business Licence for (Restaurant) YING – Level 11

16.11.2010	DST (旅遊局)	Licenca No.: 0425/2011	Business Licence for (Bar) 38 – Level 38

16.11.2011	DST (旅遊局)	Licenca No.: 0422/2011	Business Licence for (Restaurant) Tenmasa – Level 11

22.06.2010	DST (旅遊局)	Licenca No.: 80/HC/2010	Business License for (Health Club) Altira Spa – Levels 15, 16 and 17

10.05.2007	Macau Monetary Authority	Licenca No.: E019/2007	Casino Foreign Exchange Licence

11.09.2007	DICJ	Licenca No.: 298/CONF/2007	Gaming area authorisations

8.	Company Transfer of Investment Obligations related to the Altira Project:

(a)	DICJ Approval Letter dated 19 July 2007 bearing reference number 476/CONF/2007

(b)	DICJ Confirmation Letter dated 13 August 2007 bearing reference number 534/CONF/2007

9.	Operations of Mocha Slots Business:

The following DICJ approval letters dated:

(a)	28 November 2006 for the operation of Marina Plaza location

(b)	20 September 2006 bearing reference number 440/CONF/2006 related to the operations of Hotel Sintra, Hotel Taipa, Hotel Taipa Square, Hotel Royal and Hotel Kingsway locations

(c)	27 April 2009 approving the request to rename the Mocha Club located in the gaming area known as “Crown Macau” to “Mocha Altira”

10.	Macau SAR approval for Group reorganisation granted by the Secretary for the Economic and Finance dated 8 August 2007.

11.	Macau SAR authorisation of New Cotai Agreement granted by the Chief Executive of the Macau SAR on 23 April 2007 and confirmed by letter from the DICJ dated 25 April 2007.

12.	Publication of the Land Concession for the City of Dreams Project in the Official Bulletin.

13.	Macau SAR approval of the location of the casino unit in the City of Dreams Project.

14.	Provisional registration of the rights of Melco Crown (COD) Developments Limited to the land which is the subject of the City of Dreams Land Concession (for the purposes of this Schedule, the “COD Land”).

15.	Macau SAR authorisation:

(a)	pursuant to article 21(3) of the Subconcession to execute a power of attorney in relation to the COD Land;

(b)	pursuant to article 42(1) of the Subconcession to mortgage the casino or gaming area of the COD Land and assign leases and other rights to use casino and gaming areas in the City of Dreams Project (if required) and elsewhere;

16.	City of Dreams Project Construction licences as follows:

(a)	Permit No. 181/2007 dated 29/03/2007 for the superstructure construction;

(b)	Permit No. 306/2007 dated 14/06/2007 for the site hoarding and temporary site office;

(c)	Permit No. 308/2007 dated 14/06/2007 for the foundation works.

17.	Company Transfer of Investment Obligations related to the City of Dreams Project:

(a)	DICJ Approval Letter dated 5 July 2007 bearing reference number 345/CONF/2007; and

(b)	DICJ Confirmation Letter dated 24 July 2007 bearing reference number 483/CONF/2007.

18.	City of Dreams Project Construction licenses as follows:

(a)	DSSOPT Consent for mechanical and electrical services.

19.	City of Dreams Project Certificates of Occupancy.

Submitted To	No.	Date	Content in Chinese	Content in English
DSSOPT 工務局	17/2009	29.05.2009	使用准照	Occupation Permit

20.	Licenses for the operation of the City of Dreams Project by City of Dreams Project Operating Company:

(a)	Hotel Licenses;

Date	From	Ref.	Content
26/11/2010	DST (旅遊局)	Licenca No.: 0473/2011	Business License for 4 Stars Hotel – Hard Rock Hotel

09.05.2011	DST (旅遊局)	Licenca No.: 0497/2011/B	Business License for 5 Stars Hotel – Crown Towers

26.11.2010	DST (旅遊局)	Licenca No.: 0498/2011	Business License for 5 Stars Hotel – Grand Hyatt Macau

(b)	Hotel Facility Licenses:

Date	From	Ref.	Content
23.11.2010	DST (旅遊局)	Licenca No.: 0502/2011	Business Licence for (Restaurant) GRAND BALLROOM AT GRAND HYATT – Level 2 Grand Hyatt Macau

26.11.2010	DST (旅遊局)	Licenca No.: 0499/2011	Business Licence for (Restaurant) CLUBE GRANDE – Level 1 and 0 Grand Hyatt Macau

Date	From	Ref.	Content
23.11.2010	DST (旅遊局)	Licenca No.: 0501/2011	Business Licence for (Restaurant) BEIJING KITCHEN RESTAURANT – Level 1 Grand Hyatt Macau

23.11.2010	DST (旅遊局)	Licenca No.: 0504/2011	Business Licence for (Restaurant) MEZZA 9 – Level 3 Grand Hyatt Macau

23.11.2010	DST (旅遊局)	Licenca No.: 0503/2011	Business Licence for (Bar) LOBBY LOUNGE BAR AT GRAND HYATT MACAU – Level 1 Grand Hyatt Macau

17.12.2010	DST (旅遊局)	Licenca No.: 0545/2011	Business Licence for (Restaurant) FOOD PARADISE – Level 2 and 3 Crown Towers

08.03.2011	DST (旅遊局)	Licenca No.: 0569/2011	Business Licence for (Bar) Cubic City of Dreams – Level 2 and 3 Crown Towers

12.11.2010	DST (旅遊局)	Licenca No.: 0469/2011	Business Licence for (Restaurant) TREASURE PALACE RESTAURANT – Level 1 and 1M, Crown Towers

11.11.2010	DST (旅遊局)	Licenca No.: 0461/2011	Business Licence for (Restaurant) TREASURE JI XIANG YUAN RESTAURANT – Level 1 Crown Towers

11.11.2010	DST (旅遊局)	Licenca No.: 0463/2011	Business Licence for (Bar) LAN BAR – Level 1 Crown Towers

26.11.2010	DST (旅遊局)	Licenca No.: 0474/2011	Business Licence for (Bar) R BAR – Level 1 Hard Rock Hotel

11.11.2010	DST (旅遊局)	Licenca No.: 0465/2011	Business Licence for (Restaurant) CRYSTAL CLUB RESTAURANT – Level 25 and 26 Crown Towers

12.11.2010	DST (旅遊局)	Licenca No.: 0465/2011	Business Licence for (Restaurant) YO! NOODLES RESTAURANT – Level 2 Crown Towers

12.11.2010	DST (旅遊局)	Licenca No.: 0464/2011	Business Licence for (Restaurant) WAVE RESTAURANT – Level 3 Hard Rock Hotel

12.11.2010	DST (旅遊局)	Licenca No.: 0468/2011	Business Licence for (Restaurant) RU YI NOODLES RESTAURANT – Level 1 Crown Towers

Date	From	Ref.	Content
26.11.2010	DST (旅遊局)	Licenca No.: 0475/2011	Business Licence for (Restaurant) EXCELLENT RESTAURANT – Level 5 Hard Rock Hotel

12.11.2010	DST (旅遊局)	Licenca No.: 0470/2011	Business Licence for (Restaurant) HORIZONS RESTAURANT – Level 4 Crown Towers

26.11.2010	DST (旅遊局)	Licenca No.: 0472/2011	Business Licence for (Bar) FLAME BAR – Level 2 Crown Towers

23.11.2010	DST (旅遊局)	Licenca No.: 0459/2011	Business Licence for (Restaurant) GOLDEN PAVILION – Level 1 Crown Towers

24.05.2010	DST (旅遊局)	Licenca No.: 72/HC/2010	Business Licence for (Health Club) THE SPA AT CROWN – Level 3 Crown Towers

31.05.2010	DST (旅遊局)	Licenca No.: 77/SM/2010	Business Licence for (Sauna and Massages) THE SAUNA AT CROWN – Level 3 Crown Towers

31.05.2010	DST (旅遊局)	Licenca No.: 76/HC/2010	Business Licence for (Health Club) ROCK SPA – Level 3 Hard Rock Hotel

21.	Foreign Exchange License extension to cover the City of Dreams gaming areas (if applicable).

Date	From	Ref.	Content
25.02.2009	Chief Executive	Licenca No.: EO9/2009	Casino Foreign Exchange License

22.	DICJ gaming areas authorization for City of Dreams Project.

Date	From	Ref.	Content
08.05.2009	DICJ	341/CONF/2009	Authorization for City of Dreams Project gaming area

23.	Permits required under article 84 of the Subconcession.

SCHEDULE 17

SUBCONCESSION INVENTORY OF PROPERTIES

Tables

Common Area:

Bean Baccarat

Midi Baccarat

Blackjack

Roulette

YHH (double sided)

YHH (single sided)

Sic-Bo (double sided)

Sic-Bo (single)

Fan-Tan

3 Card Poker

3 Card Baccarat

Caribbean Stud

Money wheel

VIP Area:

Big Baccarat

Bean Baccarat

Blackjack

Roulette

Chairs:

Dealers

Pit Clerks

Shuffle Machines:

MD-1

King

Ace

Deck Mates

MD-2

Layouts:

Big Baccarat

Bean Baccarat

Midi Baccarat

Blackjack

Roulette

3 Card Baccarat

3 Card Poker

Caribbean Stud

YHH (single sided)

YHH (double sided)

Sic-Bo (double sided)

Sic-Bo (single)

Unprinted Layout

Cards:

Standard

Table Items:

Roulette Wheels

Sic-Bo spare shakers

Dealing shoes

Drop boxes and sleeves

Stacker Boxes

Note pushers

Brass slot covers

Tip boxes

Discard holders plastic

Discard holders in table

15 tube hideaway float trays

Float trays VIP

Float trays MF

Security card vaults

Card seals

Locks

Cutting cards

Table signs

Sic-Bo dice

Roulette dollies

Roulette balls

Roulette float covers

Roulette wheel covers

Roulette wheel guards

Fan-Tan sticks and buttons

Big Baccarat table covers

Bean Bacarrat table covers

Blackjack table covers

Roulette Buttons

Marker Buttons

Game Displays:

Roulette

Sic-Bo/YHH

Baccarat

Card Destruction Machine

Furniture:

Pit Stands

Pit card storage

Shuffle Room:

Work stations

Supervisors table

Storage cabinetry

Miscellaneous:

Crowd control Stands

Crowd control Ropes

Pit trash

Scorecard holders

Red-Blue pens

Players scorecards

Chip carry cases

Chips:

Total order

Slot Operations

Machines

Signage

Additional:

Tokens

Cups

Bases

Stools

Chairs

Jackpot controllers

Attendant Stations

Locks

Workshop Equipment

SIGNATURES

THE COMPANY

MELCO CROWN GAMING (MACAU) LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

THE ORIGINAL GUARANTORS

MPEL NOMINEE ONE LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MPEL NOMINEE TWO LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MPEL NOMINEE THREE LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MPEL INVESTMENTS LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

ALTIRA HOTEL LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

ALTIRA DEVELOPMENTS LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN (COD) HOTELS LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN (COD) DEVELOPMENTS LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN (CAFE) LIMITED

Address:	36/F, The Centrium
60 Wyndham Street
Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

GOLDEN FUTURE (MANAGEMENT SERVICES) LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN HOSPITALITY AND SERVICES LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN (COD) RETAIL SERVICES LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN (COD) VENTURES LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

COD THEATRE LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN COD (CT) HOTEL LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN COD (GH) HOTEL LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

MELCO CROWN COD (HR) HOTEL LIMITED

Address:	36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention:	Chief Financial Officer

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

THE COORDINATING LEAD ARRANGERS AND BOOKRUNNERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

Address:	17/F, Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong

Attention:	Ginny Wong (Institutional Lending Operations)

Telephone:	+852 3559 6938

Fax:	+852 2230 5738

with copy to:

Address :	One Raffles Place, Level 34, Singapore 048616

Attention:	Sally Chong/Janice Leom

Telephone:	+65 6216 1100/+65 6530 8589

Fax:	+65 6539 6072

BANK OF AMERICA, N.A.

Address:	Bank of America Merrill Lynch, 42/F Two International Finance Centre, 8 Finance Street, Central Hong Kong

Attention:	Angel Kwan / Denny Fu

Fax:	+852 2847 5886

Tel:	+852 2847 5930/2847 5340

BANK OF CHINA LIMITED, MACAU BRANCH

Address:	Bank of China Macau Branch, 17/F Bank of China Building, Avenida Doutor Mario Soares, Macau

Attention:	Wendy Sun / Sonia Chong

Telephone:	+853 8792 1623/+853 8792 1321

Fax:	+853 8792 1677

COMMERZBANK AG

Address:	29/F Two International Finance Center, 8 Finance Street, Central, Hong Kong

Attention:	Edward Oh

Telephone:	+852 3988 0632

Fax:	+852 3988 0990

with a copy to:

Address:	8 Shenton Way, #43-01 AXA Tower, Singapore 068811

Attention:	Jaclynn Tan/Giam Mei Na

Telephone:	+65 6311 0683/+65 6311 0746

Fax:	+65 6220 0589

DEUTSCHE BANK AG, SINGAPORE BRANCH

Address:	Detusche Bank AG, Hong Kong Branch, Level 60, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong

Attention:	Deeepak Dangayach / Ken Ting

Telephone:	+852 2203 7087/+2203 7084

Fax:	+852 2203 7274

THE AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

Address:	Level 52, International Commerce Centre
1 Austin Road West, Kowloon
Hong Kong

Attention:	Trust and Securities Services

Fax:	(852) 2203 7320

THE SECURITY AGENT

DB TRUSTEES (HONG KONG) LIMITED

Address:	Level 57, International Commerce Centre
1 Austin Road West, Kowloon
Hong Kong

Attention:	Managing Director

Fax:	(852) 2203 7320

THE ORIGINAL LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

Address:	17/F, Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong

Attention:	Ginny Wong (Institutional Lending Operations)

Telephone:	+852 3559 6938

Fax:	+852 2230 5738

with copy to:

Address:	One Raffles Place, Level 34, Singapore 048616

Attention:	Sally Chong/Janice Leom

Telephone:	+65 6216 1100/+65 6530 8589

Fax:	+65 6539 6072

BANK OF AMERICA, N.A.

Address:	Bank of America Merrill Lynch, 42/F Two International Finance Centre, 8 Finance Street, Central Hong Kong

Attention:	Angel Kwan/Denny Fu

Fax:	+852 2847 5886

Tel:	+852 2847 5930/2847 5340

BANK OF CHINA LIMITED, MACAU BRANCH

Address:	Bank of China Macau Branch, 17/F Bank of China Building, Avenida Doutor Mario Soares, Macau

Attention:	Wendy Sun/Sonia Chong

Telephone:	+853 8792 1623/+853 8792 1321

Fax:	+853 8792 1677

COMMERZBANK AG
Address:	29/F Two International Finance Center, 8 Finance Street, Central, Hong Kong

Attention:	Edward Oh

Telephone:	+852 3988 0632

Fax:	+852 3988 0990

with a copy to:

Address:	8 Shenton Way, #43-01 AXA Tower, Singapore 068811

Attention:	Jaclynn Tan/Giam Mei Na

Telephone:	+65 6311 0683/+65 6311 0746

Fax:	+65 6220 0589

DEUTSCHE BANK AG, HONG KONG BRANCH

Address:	Detusche Bank AG, Hong Kong Branch, Level 60, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong

Attention:	Deeepak Dangayach/Ken Ting

Telephone:	+852 2203 7087/2203 7084

Fax:	+852 2203 7274

BANCO NACIONAL ULTRAMARINO, S.A.

Address:	No. 22, Avendia de Almeida Ribeiro, Macau

Attention:	Sam Tou / Vitor Rosario / Violet Choi

Telephone:	+853 8398 9188 / +853 2835 5828 / +853 8398 9134

Fax:	+853 2835 6867

CITIBANK N.A., HONG KONG BRANCH

Address:	44/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong

Attention:	Mr. William Chu / Mr. Edmund Kong / Mr. Ken Tsui

Telephone:	+852 2868 8005 / +852 2868 7034 / +852 2868 6339

Fax:	+852 2868 6355

NATIONAL AUSTRALIA BANK LIMITED

Address:	Level 24, 255 George Street, Sydney NSW 200, Australia

Attention:	Loan Admin & Operations – Andrew Booth / Dhammika Vithanage

Telephone:	+612 9237 1637 / +612 9237 1203

Fax:	+61 1300 764 759

Copy to:	Catherine Wang / Jo Jo Law

Level 27, One Pacific Place, 88 Queensway, Hong Kong

Tel: +852 2826 8132 / +852 2826 8110

Fax: +852 2845 9251

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

Address:	10/F, 1 George Street, Singapore 049145

Attention:	Kate Chua / Elaine Horner (Agency & Lending Operations)

Telephone:	+65 6517 5259 / 5151

Fax:	+65 6517 5037

BANCO COMERCIAL DE MACAU, S.A.

Address:	Avenida da Praia Grande, No. 572, Macau

Attention:	Ms Alia Wong / Ms Stella Wong / Ms Fanny Ho / Ms Lillian Tang / Mr Vincent Lai

Telephone:	+853 8791 0284 / 8791 0298 / 8791 0283 / 8791 0280 / 8791 0861

Fax:	+853 8791 0276

BANCO COMERCIAL PORTUGUÊS, S.A. MACAO BRANCH

Address:	Avenida da Praia Grande, n. 594, Ed.BCM – 12 Andar, Macau

Attention:	Cherry Vong

Telephone:	2878 6769

Fax:	2878 6772

THE BANK OF EAST ASIA LIMITED, MACAU BRANCH

Address:	Alameda Dr. Carlos D’Assumpcao No. 322, Fu Tat Fa Yuen, R/CAP to AW, Macau

Attention:	Mr. Kou Peng Kit / Mr. Frederick Ho / Ms. Lei Man Wai, Cecilia

Telephone:	+853 8598 3303 / +853 8598 3346 / +853 8598 3331

Fax:	+853 2833 7557

THE BANK OF NOVA SCOTIA

Address:	25th Floor, United Centre, 95 Queensway, Hong Kong

Attention:	Ms. Phyllis Leung

Telephone:	+852 2861 4860

Fax:	+852 2527 2527

CHINA CONSTRUCTION BANK (MACAU) CORPORATION LIMITED

Address:	20/F, Central Plaza, 61 Avenida de Almeida Ribeiro, Macau

Attention:	Kenneth Lau / Joanne Tam

Telephone:	+853 8895 5225 / +853 8895 5226

Fax:	+853 8895 5234

COMMONWEALTH BANK OF AUSTRALIA

Address:	1501-1505 Charter House, 8 Connaught Road, Central, Hong Kong

Attention:	Loan Administration (Petty Kwan or Esther Liu)

Telephone:	+852 2844 7520 / +852 2844 7550

Fax:	+852 2284 4689

CREDIT SUISSE AG, SINGAPORE BRANCH

Address:	10 Changi Business Park Central 2, #02-01/10 & # 04-01/10 Hansapoint, Singapore 486030

Attention:	Adi Kharisma / Ivy Lim

Telephone:	+65 6212 4159 / 3942

Fax:	+65 6212 2709

TAI FUNG BANK LIMITED

Address:	418 Alameda Dr. Carlo d’Assumpcao, Macau

Attention:	Mr Kou Wa Kin / Mr Ivan Lam

Telephone:	+853 8797 0353 / +853 8797 0383

Fax:	+853 2875 2716

WING LUNG BANK, LIMITED - MACAU BRANCH

Address:	18/F, Finance and IT Center of Macau, Nam Van Lake, Quarteirao 5, Lote A, Macau

Attention:	Ms. Ng Siu Lui Amanda / Ms. Leong Si Man Ivy

Telephone:	+853 8799 3808 / +853 8799 3807

Fax:	+853 2875 0918

THE ORIGINAL HEDGE COUNTERPARTIES

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

Address:	17/F, Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong

Attention:	Ginny Wong (Institutional Lending Operations)

Telephone:	+852 3559 6938

Fax:	+852 2230 5738

with copy to:

Address:	One Raffles Place, Level 34, Singapore 048616

Attention:	Sally Chong/Janice Leom

Telephone:	+65 6216 1100/+65 6530 8589

Fax:	+65 6539 6072

BARCLAYS BANK PLC

Address:	Barclays Bank PLC, c/o Barclays Capital, Level 28, South Tower, 1 Raffles Quay, Singapore 048583

Attention:	General Counsel

Telephone:	+65 6308 3248

Fax:	+65 6308 3000

DEUTSCHE BANK AG

Address:	Detusche Bank AG, Hong Kong Branch, Level 60, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong

Attention:	Deeepak Dangayach/Ken Ting

Telephone:	+852 2203 7087/2203 7084

Fax:	+852 2203 7274

NATIONAL AUSTRALIA BANK LIMITED

Address:	Level 24, 255 George Street, Sydney NSW 200, Australia

Attention:	Loan Admin & Operations – Andrew Booth/Dhammika Vithanage

Telephone:	+612 9237 1637/+612 9237 1203

Fax:	+61 1300 764 759

Copy to:	Catherine Wang/Jo Jo Law

Level 27, One Pacific Place, 88 Queensway, Hong Kong

Tel: +852 2826 8132/+852 2826 8110

Fax: +852 2845 9251

UBS AG, LONDON BRANCH

Address:	27/F Li Po Chun Chambers, 189 Des Voeux Road Central, Sheung Wan, Hong Kong

Attention:	Nicole Chung

Telephone:	+852 3712 2307

Fax:	+44 (0) 2075672990/+44 (0) 2075672685

SCHEDULE 4

THE TRANSFER PARTIES

Part I

The Transferor Lenders

Australia and New Zealand Banking Group Limited

Bank of America, N.A.

Bank of China Limited, Macau Branch

Commerzbank AG

Deutsche Bank AG, Hong Kong Branch

Banco Comercial de Macau, S.A.

Banco Comercial Português, S.A. Macao Branch

Banco Nacional Ultramarino, S.A.

The Bank of East Asia Limited, Macau Branch

The Bank of Nova Scotia

China Construction Bank (Macau) Corporation Limited

Citibank, N.A., Hong Kong Branch

Commonwealth Bank of Australia

National Australia Bank Limited

The Royal Bank of Scotland plc, Singapore Branch

Wing Lung Bank, Limited – Macau Branch

Part II

The Transferee Lenders

Australia and New Zealand Banking Group Limited

Bank of America, N.A.

Bank of China Limited, Macau Branch

Commerzbank AG

Deutsche Bank AG, Hong Kong Branch

Banco Comercial de Macau, S.A.

Banco Comercial Português, S.A. Macao Branch

Banco Nacional Ultramarino, S.A.

The Bank of East Asia Limited, Macau Branch

The Bank of Nova Scotia

China Construction Bank (Macau) Corporation Limited

Citibank, N.A., Hong Kong Branch

Commonwealth Bank of Australia

Credit Suisse AG, Singapore Branch

National Australia Bank Limited

The Royal Bank of Scotland plc, Singapore Branch

Tai Fung Bank Limited

Wing Lung Bank, Limited – Macau Branch

SCHEDULE 5

COMMITMENTS AND LOANS

Part I

Name of Lender	Term Loan Facility Commitment (HKD)	Revolving Credit Facility Commitment (HKD)
Australia and New Zealand Banking Group Limited	390,090,000.00	195,045,000.00
Bank of America, N.A.	390,090,000.00	195,045,000.00
Bank of China Limited, Macau Branch	1,040,240,000.00	520,120,000.00
Commerzbank AG	390,090,000.00	195,045,000.00
Deutsche Bank AG, Hong Kong Branch	390,090,000.00	195,045,000.00
Banco Comercial de Macau, S.A.	234,054,000.00	117,027,000.00
Banco Comercial Português, S.A. Macao Branch	234,054,000.00	117,027,000.00
Banco Nacional Ultramarino, S.A.	390,090,000.00	195,045,000.00
The Bank of East Asia Limited, Macau Branch	130,030,000.00	65,015,000.00
The Bank of Nova Scotia	260,060,000.00	130,030,000.00
China Construction Bank (Macau) Corporation Limited	260,060,000.00	130,030,000.00
Citibank, N.A., Hong Kong Branch	390,090,000.00	195,045,000.00
Commonwealth Bank of Australia	234,054,000.00	117,027,000.00
Credit Suisse AG, Singapore Branch	260,060,000.00	130,030,000.00
National Australia Bank Limited	390,090,000.00	195,045,000.00
The Royal Bank of Scotland plc, Singapore Branch	390,090,000.00	195,045,000.00
Tai Fung Bank Limited	234,054,000.00	117,027,000.00
Wing Lung Bank, Limited – Macau Branch	234,054,000.00	117,027,000.00
Total	6,241,440,000.00	3,120,720,000.00

Part II

Name of Lender	Term Loan Facility participation (HKD)	Revolving Credit Facility participation (HKD)
Australia and New Zealand Banking Group Limited	390,090,000.00	103,322,160.60
Bank of America, N.A.	390,090,000.00	103,322,160.60
Bank of China Limited, Macau Branch	1,040,240,000.00	275,525,761.59
Commerzbank AG	390,090,000.00	103,322,160.60
Deutsche Bank AG, Hong Kong Branch	390,090,000.00	103,322,160.60
Banco Comercial de Macau, S.A.	234,054,000.00	61,993,296.36
Banco Comercial Português, S.A. Macao Branch	234,054,000.00	61,993,296.36
Banco Nacional Ultramarino, S.A.	390,090,000.00	103,322,160.60
The Bank of East Asia Limited, Macau Branch	130,030,000.00	34,440,720.20
The Bank of Nova Scotia	260,060,000.00	68,881,440.40
China Construction Bank (Macau) Corporation Limited	260,060,000.00	68,881,440.40
Citibank, N.A., Hong Kong Branch	390,090,000.00	103,322,160.60
Commonwealth Bank of Australia	234,054,000.00	61,993,296.36
Credit Suisse AG, Singapore Branch	260,060,000.00	68,881,440.40
National Australia Bank Limited	390,090,000.00	103,322,160.60
The Royal Bank of Scotland plc, Singapore Branch	390,090,000.00	103,322,160.60
Tai Fung Bank Limited	234,054,000.00	61,993,296.36
Wing Lung Bank, Limited – Macau Branch	234,054,000.00	61,993,296.36
Total	6,241,440,000.00	1,653,154,569.54

SIGNATURES

The Company

MELCO CROWN GAMING (MACAU) LIMITED

By:

The other Original Borrower

MPEL (DELAWARE) LLC

By:

The other Relevant Obligors

ALTIRA DEVELOPMENTS LIMITED

By:

ALTIRA HOTEL LIMITED

By:

MELCO CROWN (CAFE) LIMITED

By:

GOLDEN FUTURE (MANAGEMENT SERVICES) LIMITED

By:

MPEL NOMINEE ONE LIMITED

By:

MPEL NOMINEE TWO LIMITED

By:

MPEL NOMINEE THREE LIMITED

By:

MPEL INVESTMENTS LIMITED

By:

MELCO CROWN HOSPITALITY AND SERVICES LIMITED

By:

MELCO CROWN (COD) RETAIL SERVICES LIMITED

By:

MELCO CROWN (COD) VENTURES LIMITED

By:

MELCO CROWN (COD) HOTELS LIMITED

By:

COD THEATRE LIMITED

By:

MELCO CROWN COD (CT) HOTEL LIMITED

By:

MELCO CROWN (COD) DEVELOPMENTS LIMITED

By:

MELCO CROWN COD (GH) HOTEL LIMITED

By:

MELCO CROWN COD (HR) HOTEL LIMITED

By:

THE COORDINATING LEAD ARRANGERS AND BOOKRUNNERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:

By:

BANK OF AMERICA, N.A.

By:

By:

BANK OF CHINA LIMITED, MACAU BRANCH

By:

By:

COMMERZBANK AG

By:

By:

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:

By:

THE CONTINUING LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:

By:

BANK OF AMERICA, N.A.

By:

By:

BANK OF CHINA LIMITED, MACAU BRANCH

By:

By:

COMMERZBANK AG

By:

By:

DEUTSCHE BANK AG, HONG KONG BRANCH

By:

By:

CITIBANK N.A., HONG KONG BRANCH

By:

By:

BANCO COMERCIAL PORTUGUÊS, S.A. MACAO BRANCH

By:

By:

NATIONAL AUSTRALIA BANK LIMITED

By:

By:

THE BANK OF NOVA SCOTIA

By:

By:

WING LUNG BANK, LIMITED - MACAU BRANCH

By:

By:

THE BANK OF EAST ASIA LIMITED, MACAU BRANCH

By:

By:

COMMONWEALTH BANK OF AUSTRALIA

By:

By:

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

By:

By:

BANCO NACIONAL ULTRAMARINO, S.A.

By:

By:

CHINA CONSTRUCTION BANK (MACAU) CORPORATION LIMITED

By:

By:

BANCO COMERCIAL DE MACAU, S.A.

By:

By:

THE NEW LENDERS

CREDIT SUISSE AG, SINGAPORE BRANCH

By:

By:

TAI FUNG BANK LIMITED

By:

By:

THE HEDGE COUNTERPARTIES

NATIONAL AUSTRALIA BANK LIMITED

By:

By:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:

By:

BARCLAYS BANK PLC

By:

By:

DEUTSCHE BANK AG

By:

By:

UBS AG, LONDON BRANCH

By:

By:

THE AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

By:

By:

THE SECURITY AGENT

DB TRUSTEES (HONG KONG) LIMITED

By:

By: